As filed with the Securities and Exchange Commission on July 11, 2000.
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                ------------------------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                ------------------------------------------------

                              TRUSTCO BANK CORP NY
               (Exact name of registrant specified in its charter)

            NEW YORK                      6712                  14-1630287
(State or other jurisdiction       (Primary Standard          (IRS employer
     of incorporation or       Industrial Classification  Identification Number)
        organization)                 Code Number)

          320 STATE STREET, SCHENECTADY, NEW YORK 12305 (518) 377-3311 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                WILLIAM F. TERRY
                                    Secretary
                              TrustCo Bank Corp NY
                                320 State Street
                           Schenectady, New York 12305
                                 (518) 377-3311
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                 ----------------------------------------------

                                    Copy to:
                             John K. Pruellage, Esq.
                          Lewis, Rice & Fingersh, L.C.
                         500 North Broadway, Suite 2000
                            St. Louis, Missouri 63102
                                 (314) 444-7600

                 ----------------------------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO
       THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS
                             REGISTRATION STATEMENT.
      IF THE SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED IN
        CONNECTION WITH THE FORMATION OF A HOLDING COMPANY AND THERE IS
       COMPLIANCE WITH GENERAL INSTRUCTION G, CHECK THE FOLLOWING BOX. / /

                         CALCULATION OF REGISTRATION FEE

-------------------------- ------------------------ ------------------------ ------------------------ ------------------------

       Title of each                Amount              Proposed maximum         Proposed maximum             Amount of
    class of securities              To be               Offering price         aggregate offering          registration
     to be registered             Registered(1)               Per Unit(2)               price(2)                  fee(2)
-------------------------- ------------------------ ------------------------ ------------------------ ------------------------
       Common Stock,             10,127,686 shares         $ N/A                    $ N/A                     $36,763.50
    par value $1.00 per
           share
-------------------------- ------------------------ ------------------------ ------------------------ ------------------------


(1) This amount is based upon the maximum number of shares of common stock of TrustCo Bank Corp NY ("TrustCo") issuable upon consummation of the exchange offer for shares of Cohoes Bancorp, Inc. ("Cohoes") common stock based on the number of Cohoes common shares outstanding as of May 2, 2000, as reported in Cohoes' Quarterly Report on Form 10Q filed on May 11, 2000.
(2) The registration fee has been computed pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended (the "1933 Act"), based on the average of the high and low prices for shares of common stock of Cohoes as reported on the Nasdaq National Market on July 7, 2000 ($13.75) and the maximum number of such shares (7,912,255) that may be exchanged for the securities being registered.
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE 1933 ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

            OFFER TO EXCHANGE EACH OUTSTANDING SHARE OF COMMON STOCK
                                       OF
                              COHOES BANCORP, INC.
                                       FOR
                   SHARES OF TRUSTCO BANK CORP NY COMMON STOCK
                                     MADE BY
                              TRUSTCO BANK CORP NY

         The purpose of this offer is for TrustCo to acquire control of, and ultimately the entire common equity interest in, Cohoes. TrustCo intends, promptly after consummation of this offer, to have Cohoes consummate a merger with TrustCo or a wholly owned subsidiary of TrustCo in which each outstanding share of common stock of Cohoes, (except for treasury shares and shares of Cohoes stock beneficially owned directly or indirectly by TrustCo for its own account, including those acquired pursuant to this offer) would be converted into TrustCo stock having a value of $16.

         We believe that our proposed business combination of TrustCo and Cohoes would be more favorable to you than the proposed merger of Cohoes and Hudson River Bancorp, Inc. announced on April 25, 2000. Under this offer, you will receive a number of shares of TrustCo common stock that have an aggregate value of $16.00 for each share of Cohoes stock held by you. In the proposed Hudson-Cohoes merger, you would receive 1.185 shares of Hudson common stock for each share of Cohoes stock held by you. Assuming the record date for the Hudson-Cohoes merger had been _____, 2000, your Cohoes stock would have had a value of $_____ per share (based on the 1.185 to 1 exchange ratio in the proposed merger and the closing price of Hudson stock of $_____ per share on _____, 2000). Based on that closing price, on _____, 2000 the TrustCo offer of stock with a value of $16.00 would have represented a premium of $_____ per share, or approximately _____%, over the value under the proposed Hudson-Cohoes merger.

         Our obligation to exchange TrustCo common stock for Cohoes common stock is subject to the conditions listed under "THE EXCHANGE OFFER--Certain Conditions of the Exchange Offer."

         The TrustCo common stock is listed on the Nasdaq National Market under the symbol "TRST," the Cohoes common stock is listed on the Nasdaq under the symbol "COHB" and the Hudson common stock is listed on the Nasdaq under the symbol "HRBT".

         WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. We are separately soliciting proxies from Cohoes stockholders to vote against the proposed Hudson-Cohoes merger. Such solicitation of proxies is being made pursuant to proxy solicitation materials which are being mailed separately.

--------------------------------------------------------------------------------
         NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED UNDER THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SECURITIES TRUSTCO IS OFFERING THROUGH THIS DOCUMENT ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION, AND

THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
--------------------------------------------------------------------------------

                    The Information Agent for this offer is:

                    Georgeson Shareholder Communications Inc.
                           17 State Street, 10th Floor
                            New York, New York 10004
                            Toll Free 1-800-223-2064

            The date of this Prospectus is __________________, 2000.

                               TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----
QUESTIONS AND ANSWERS ABOUT THE PROPOSED ACQUISITION..............................................................1

WHERE YOU CAN FIND MORE INFORMATION...............................................................................5

PROSPECTUS SUMMARY................................................................................................8

         The TrustCo Exchange Offer (Page 28).....................................................................8
         Information about TrustCo and Cohoes (Pages 16 and 17)...................................................8
         Reasons for the TrustCo Exchange Offer (Page 27).........................................................8
         Comparative Market Price Information.....................................................................9
         Dividend Policy of TrustCo (Page 14)....................................................................10
         The Offer (Page 28).....................................................................................10
                  We Are Offering to Exchange Shares of TrustCo Stock Valued at $16.00 for
                  Each Share of Cohoes Stock.....................................................................10
                  Our Offer is Subject to Certain Conditions.....................................................11
                  Our Offer is Currently Scheduled to Expire on _______, 2000....................................11
                  Our Offer May be Extended, Terminated or Amended...............................................11
                  Tendered Shares May be Withdrawn at any Time Prior to the Exchange of Such Shares..............12
                  We May Provide a Subsequent Offering Period....................................................12
                  Procedure for Tendering Shares.................................................................12
         No Appraisal Rights in Connection with the Offer (Page 70)..............................................13
         TrustCo Will Account for the Merger Using the "Purchase"Method (Page 45)................................13
         Forward-Looking Statements May Prove Inaccurate (Page 21)...............................................13
         Offer to Acquire Hudson (Page 28).......................................................................13

SELECTED HISTORICAL AND PRO FORMA PER SHARE DATA.................................................................14

SELECTED HISTORICAL FINANCIAL INFORMATION FOR TRUSTCO............................................................16

SELECTED HISTORICAL FINANCIAL INFORMATION OF COHOES..............................................................17

SELECTED HISTORICAL FINANCIAL INFORMATION OF HUDSON..............................................................19

SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION................................................................21

RISK FACTORS.....................................................................................................25

         If we do not successfully integrate TrustCo's and Cohoes'operations, the anticipated benefits of the acquisition of Cohoes may not be fully realized....................................................25
         There is no guarantee that we will achieve our projected cost savings of approximately
              $9.0 million pre-tax...............................................................................25
         There is no guarantee that we will not suffer net revenue run-off as a result of integrating
              Cohoes'businesses into ours........................................................................25
         There can be no assurance that the integration process will not be adversely affected if
              Cohoes'senior executive management or other employees are uncooperative in that process............26
         Your board of directors may delay satisfaction of certain conditions to our offer.......................26

BACKGROUND OF THE EXCHANGE OFFER.................................................................................27


                                                                                                               PAGE
                                                                                                               ----
         Past Contacts...........................................................................................27
         Purpose of the Exchange Offer; the TrustCo-Cohoes Merger................................................27
         Benefits of the Transaction.............................................................................27
         Offer to Acquire Hudson.................................................................................28

THE EXCHANGE OFFER...............................................................................................28

         General.................................................................................................29
         Extension, Termination and Amendment....................................................................30
         Exchange of Shares; Exchange Consideration..............................................................31
         Cash in Lieu of Fractional Shares of TrustCo Common Stock...............................................31
         Withdrawal Rights.......................................................................................32
         Procedure for Tendering Shares..........................................................................32
         Certain Federal Income Tax Consequences.................................................................34
                  Tax Consequences to Cohoes Shareholders if the Exchange Offer and the
                  TrustCo-Cohoes Merger Qualify as a Reorganization..............................................35
                  Tax Consequences to Cohoes Shareholders if the Exchange Offer and the
                  TrustCo-Cohoes Merger Do Not Qualify as a Reorganization.......................................36
         Effect of Exchange Offer on Market for Shares...........................................................36
         Resale of TrustCo Common Stock..........................................................................37
         Certain Legal Matters...................................................................................37
                  General........................................................................................37
                  Federal Regulatory Matters.....................................................................37
                  Anticipated Approvals..........................................................................39
         Certain Conditions of the Exchange Offer................................................................39
                  Minimum Tender Condition.......................................................................39
                  Regulatory Approval Condition..................................................................40
                  Removal of Impediments Condition...............................................................40
                  TrustCo Stockholder Approval Condition.........................................................41
                  Tax Opinion....................................................................................42
                  Material Adverse Effect Condition..............................................................42
                  Termination of the Hudson-Cohoes Merger Agreement..............................................43
                  Termination of the Hudson-Cohoes Option Agreement..............................................43
                  Stockholder Disapproval of the Hudson-Cohoes Merger............................................44
                  Definitive TrustCo-Cohoes Merger Agreement.....................................................44
                  Effective Registration Statement...............................................................45
         Fees and Expenses.......................................................................................45
         Accounting Treatment....................................................................................45
         Nasdaq Listing..........................................................................................45
         Source of Funds.........................................................................................45
         Treatment of Cohoes Stock Options.......................................................................45

RECENT DEVELOPMENTS..............................................................................................47

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION...............................................................48

         Unaudited Pro Forma Condensed Combined Balance Sheets at March 31, 2000.................................50
                  TrustCo and Cohoes Combined....................................................................50
                  TrustCo and Hudson Combined....................................................................51
                  TrustCo, Cohoes and Hudson Combined............................................................52

         Unaudited Pro Forma Condensed Combined Statements of Income for the 12 Months
                  Ended December 31, 1999........................................................................53
                  TrustCo and Cohoes Combined....................................................................53

                                                                                                               PAGE
                                                                                                               ----
                  TrustCo and Hudson Combined....................................................................54
                  TrustCo, Cohoes and Hudson Combined............................................................55
         Unaudited Pro Forma Condensed Combined Statements of Income for the 3 Months Ended March 31, 2000.......57
                  TrustCo and Cohoes Combined....................................................................57
                  TrustCo and Hudson Combined....................................................................58
                  TrustCo, Cohoes and Hudson Combined............................................................59
Summary of Purchase Accounting Adjustments March 31, 2000........................................................60

DESCRIPTION OF TRUSTCO'S CAPITAL STOCK...........................................................................64

         General.................................................................................................64
         Common Stock............................................................................................64
                  Voting Rights..................................................................................64
                  Dividend Rights................................................................................64
                  Liquidation Rights.............................................................................64
                  Other Characteristics..........................................................................64
                  Transfer Agent.................................................................................64
         Preferred Stock.........................................................................................65

DESCRIPTION OF COHOES'CAPITAL STOCK..............................................................................65

         General.................................................................................................65
         Common Stock............................................................................................65
         Preferred Stock.........................................................................................65

COMPARISON OF SHAREHOLDER RIGHTS.................................................................................65

         Stockholder Vote Required for Certain Transactions......................................................66
                  Business Combinations..........................................................................66
                  Removal of Directors...........................................................................67
                  Amendments to Certificate of Incorporation and Bylaws..........................................68
                  Voting Rights..................................................................................68
         Special Meeting of Stockholders; Stockholder Action by Written Consent..................................69
         Dissenters'Rights.......................................................................................69
         Anti-Takeover Statutes and Provisions...................................................................70
         Indemnification.........................................................................................71
         Limitation of Liability of Directors....................................................................72
         Consideration of Non-Stockholder Interests..............................................................73

LEGAL OPINION....................................................................................................73

EXPERTS..........................................................................................................73

APPENDIX A......................................................................................................A-1

APPENDIX B......................................................................................................B-1

PART II........................................................................................................II-1

         Item 20. Indemnification of Directors and Officers....................................................II-1
         Item 21. Exhibits and Financial Statement Schedules...................................................II-1
         Item 22. Undertakings.................................................................................II-2

         This document incorporates important business and financial information about TrustCo and Cohoes and Hudson from documents filed with the SEC that have not been included in or delivered with this document. This information is available at the Internet web site the SEC maintains at http://www.sec.gov, as well as from other sources. See "WHERE YOU CAN FIND MORE INFORMATION."

         You also may request copies of these documents from us, without charge, upon written or oral request to William F. Terry, TrustCo Bank Corp NY, 320 State Street, Schenectady, New York, 12305, (518) 377-3311.

         In order to receive timely delivery of the documents, you must make your requests no later than __________, 2000.

              QUESTIONS AND ANSWERS ABOUT THE PROPOSED ACQUISITION

Q:       WHAT IS TRUSTCO PROPOSING?

A: We are proposing to acquire control of, and ultimately the entire common equity interest in, Cohoes by first offering to exchange all outstanding shares of Cohoes stock for shares of TrustCo stock. Second, we intend, promptly after completion of the offer, to merge Cohoes with TrustCo or a wholly owned subsidiary of TrustCo. As a result of the TrustCo-Cohoes merger, each share of Cohoes stock which has not been exchanged or accepted for exchange would be converted into the same number of shares of TrustCo stock per share of Cohoes common stock as is paid in the offer.

Q:       WHAT WILL I RECEIVE IN EXCHANGE FOR MY SHARES?

A: For each share of Cohoes stock validly tendered and not properly withdrawn by you, you will receive such number of shares of TrustCo stock which have an aggregate value equal to $16.00 (such number of shares to be determined by the average closing price of the TrustCo stock on the Nasdaq over a 20-day period ending 5 days before the closing on our offer). You will not receive any fractional shares of TrustCo stock. Instead, you will receive cash in an amount equal to the average closing price of one share of TrustCo stock on the Nasdaq over such 20-day period multiplied by the fractional share of TrustCo stock you are entitled to receive.

Q: WHY IS A TRANSACTION WITH TRUSTCO BETTER THAN THE PROPOSED MERGER OF COHOES AND HUDSON?

A: The TrustCo offer is $16.00 of TrustCo stock for each share of Cohoes stock. In the proposed Hudson-Cohoes merger, you would receive 1.185 shares of Hudson stock for each share of Cohoes stock held by you. As of _____, 2000, this would have equated to a value of $_____ based on the exchange ratio in the proposed Hudson-Cohoes merger of 1.185 to 1 and the closing price of Hudson stock on ______, 2000 of $_____. Based on these closing prices, as of _____, 2000, the TrustCo offer represented a premium of $_____ per share of Cohoes stock, or approximately _____%, over the value of the proposed Hudson-Cohoes merger.

         In addition, we believe that our proposed offer represents an opportunity to enhance value for Cohoes stockholders by providing, among other things:

         o a significant premium over the price levels at which we believe Cohoes stock would be trading in the absence of our offer and what we believe is the market's expectation that Cohoes will be acquired by another financial institution in the near future;

         o        better long-term growth prospects;

         o        improved cash dividends; and

         o a superior performance on TrustCo stock (for example, TrustCo has realized a 23% average annual total return for the three year period ended December 31, 1999).

Q:       HOW DO I PARTICIPATE IN YOUR OFFER?

A:       To tender your shares of Cohoes stock, you should do the following.

         o If you hold shares in your own name, complete and sign the enclosed letter of transmittal and return it with your share certificate to ChaseMellon Shareholder Services, the exchange agent for the offer, at the address specified on the back cover page of this Prospectus before the expiration date of the offer.

         o If you hold your shares in "street name" through a broker, instruct your broker to tender your shares before the expiration date of the offer.

Q: WILL I CONTINUE TO RECEIVE DIVIDENDS AND HAVE VOTING RIGHTS WITH RESPECT TO COHOES SHARES THAT I TENDER TO YOU?

A: Yes. Until we accept your shares of Cohoes stock for exchange at the completion of our offer, you will be entitled to receive any dividends paid on your tendered shares of Cohoes stock and you will continue to have the right to vote your tendered shares. Once we complete our offer and exchange all shares of Cohoes stock tendered by you in the offer and not withdrawn, you will own TrustCo stock and will have all dividend and voting rights of a TrustCo stockholder.

Q:       WHEN AND HOW CAN I WITHDRAW TENDERED SHARES?

A: Shares of Cohoes stock tendered in the offer may be withdrawn by you at any time after _________, 2000 and prior to the exchange of your shares for TrustCo stock. Your withdrawal will only be effective if the exchange agent receives a written notice of withdrawal at the address on the back cover of this Prospectus, or by facsimile at (___) ___-____. The written notice must contain your name, address, social security number, number of shares of Cohoes stock to be withdrawn, the certificate number or numbers for such shares and the name of the registered holder of the shares, if different from the person who tendered the shares. All signatures on the notice of withdrawal must be guaranteed by a financial institution in accordance with the procedures set forth in this Prospectus under "THE EXCHANGE OFFER--Withdrawal Rights."

Q:       HOW WOULD YOU GO ABOUT COMPLETING YOUR PROPOSED ACQUISITION?

A: We have taken several steps in furtherance of our offer, including the following.

         o We have been actively soliciting Cohoes stockholders to vote against the proposed Hudson-Cohoes merger.

         o We expect to commence our offer in the next day or so by mailing this Prospectus and the related letter of transmittal to Cohoes stockholders.

         o We expect to file within the next several days an application with the Federal Reserve Board to obtain the regulatory approvals necessary to complete the offer and a TrustCo-Cohoes merger.

         o We intend to file with the SEC proxy materials to be used for soliciting the approval by our stockholders of the issuance of our shares in the offer and a TrustCo-Cohoes merger.

Q:       HOW LONG WILL IT TAKE TO COMPLETE YOUR PROPOSED OFFER?

A: A condition to the Hudson-Cohoes merger is that the Cohoes stockholders approve the merger. If the Cohoes stockholders do not approve the proposed Hudson-Cohoes merger, the timing of completion of this offer will depend on when the Hudson-Cohoes merger agreement is terminated. Both Hudson and Cohoes have the right to terminate the Hudson-Cohoes merger agreement if stockholder approval is not obtained. If either Cohoes or Hudson terminates the merger agreement promptly after the Cohoes stockholders fail to approve the Hudson-Cohoes merger, the offer could close in the first quarter of 2001.

         If the Hudson-Cohoes merger agreement is not terminated until February 28, 2001, which is the earliest date that Cohoes or Hudson can otherwise terminate the agreement, the offer could close in second quarter 2001. These schedules assume that the Cohoes board of directors promptly cooperates with us following termination of the Hudson-Cohoes merger agreement. However, the Cohoes board may try to delay our offer. By tendering your shares, you will be sending a message to Cohoes management and the Cohoes board that you want Cohoes to participate in a combination with us.

Q:       WHAT ARE THE CONDITIONS TO YOUR OFFER?

A:       Our offer is subject to several conditions, including:

         o tender of enough shares of Cohoes stock so that, after completion of our offer, we own at least a majority of the outstanding shares of Cohoes stock (on a fully diluted basis);

         o the stockholders of Cohoes not having approved the merger of Cohoes and Hudson;

         o        the valid termination of the Hudson-Cohoes merger agreement;

         o the valid termination of the stock option agreement between Cohoes and Hudson dated as of April 25, 2000 and the surrender to Cohoes of the option granted to Hudson under that agreement;

         o the execution of a definitive merger agreement between TrustCo and Cohoes;

         o        the receipt of all required regulatory approvals;

         o        the effectiveness of this Registration Statement;

         o our being satisfied that the provisions of Section 203 of the Delaware General Corporation Law do not apply to our offer and the proposed TrustCo-Cohoes merger; and

         o the approval by our stockholders of the issuance of TrustCo stock in our offer.

         These conditions and other conditions to our offer are discussed in this Prospectus under "THE EXCHANGE OFFER--Certain Conditions of the Exchange Offer."

Q:       WILL I BE TAXED ON THE TRUSTCO SHARES THAT I RECEIVE?

A: We expect that you will not be taxed on the shares of TrustCo stock that you receive, except to the extent that you receive cash in lieu of fractional shares. In general, however, we expect that, if you realize a gain on the exchange, you will be required to recognize gain up to the amount of cash that you receive, but that, if you realize a loss on the exchange, you will not be permitted to recognize such loss.

Q: DO THE STATEMENTS ON THE COVER PAGE REGARDING THIS PROSPECTUS BEING INCOMPLETE AND THE REGISTRATION STATEMENT FILED WITH THE SEC NOT YET BEING EFFECTIVE MEAN THAT THE OFFER HAS NOT COMMENCED?

A: No. Completion of this Prospectus and effectiveness of the Registration Statement are not necessary for the offer to commence. The SEC recently changed its rules to permit exchange offers to begin before the related registration statement has become effective, and we are taking advantage of the rule changes with the goal of combining TrustCo and Cohoes faster than similar combinations could previously have been accomplished. We cannot, however, accept for exchange any shares of Cohoes stock tendered in the offer until the Registration Statement is declared effective by the SEC and the other conditions to our offer have been satisfied or, where permissible, waived. The offer will commence when we mail this Prospectus and letter of transmittal to Cohoes stockholders.

Q:       WHERE CAN I FIND OUT MORE INFORMATION ABOUT TRUSTCO AND COHOES?

A: You can find out information about TrustCo and Cohoes from various sources described under "WHERE YOU CAN FIND MORE INFORMATION."

Q:       WHO CAN I CALL WITH QUESTIONS ABOUT THE OFFER?

A: You can contact our information agent, Georgeson Shareholder Communications Inc. toll-free at 1-800-223-2064.

                       WHERE YOU CAN FIND MORE INFORMATION

         TrustCo and Cohoes file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"). You may read and copy this information at the following locations of the SEC:

Public Reference Room   North East Regional Office  Midwest Regional Office
450 Fifth Street, N.W.  7 World Trade Center        500 West Madison Street
Room 1024               Suite 1300                  Suite 1400
Washington, D.C. 20549  New York, New York 10048    Chicago, Illinois 60661-2511

         You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

         The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like TrustCo and Cohoes, who file electronically with the SEC. The address of that site is HTTP://WWW.SEC.GOV.

         We filed a Registration Statement on Form S-4 to register with the SEC the shares of TrustCo common stock to be issued pursuant to our offer. This Prospectus is a part of that Registration Statement. As allowed by SEC rules, this Prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement. In addition, on the day that we commence the offer we will file with the SEC a statement on Schedule TO pursuant to rule 14d-3 under the 1934 Act to furnish certain information about our offer. You may obtain copies of the Form S-4 or, once filed, the Schedule TO (and any amendments to those documents) in the manner described above.

         The SEC allows us to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information contained directly in this Prospectus. This Prospectus incorporates by reference the documents set forth below that TrustCo and Cohoes have previously filed with the SEC. These documents contain important information about TrustCo and Cohoes and their financial condition.

         The following documents listed below that TrustCo and Cohoes have previously filed with the SEC are incorporated by reference:


TRUSTCO SEC FILINGS                    PERIOD
Annual Report on Form 10-K            Year ended December 31, 1999, as filed on
                                      March 24, 2000

Quarterly Report on Form 10-Q         Quarter ended March 31, 2000, as filed on
                                      May 9, 2000.

The description of TrustCo common stock
set forth in TrustCo's registration
statements filed by TrustCo pursuant to
Section 12 of the 1934 Act, including
any amendment or report filed for purposes of updating any such description.

The portions of TrustCo's proxy statement for the annual meeting of stockholders held on May 15, 2000 that have been incorporated by reference in the 1999
TrustCo Form 10-K.

                                          Filed on May 3, 2000

Current Reports on Form 8-K               Filed on:
                                          -        June 7, 2000
                                          -        May 16, 2000
                                          -        April 18, 2000


COHOES SEC FILINGS                       PERIOD
Annual Report on Form 10-K               Year ended June 30, 1999, as filed on
                                         September 28, 1999

Quarterly Report on Form 10-Q            Quarter ended March 31, 2000, as filed
                                         on May 11, 2000

                                         Quarter ended December 31, 1999 as
                                         filed on February 11, 2000

                                         Quarter ended September 30, 1999 as
                                         filed on November 9, 1999

The description of Cohoes common stock Filed on       Filed on November 4, 1998
stock set forth in Cohoes' registration statement on Form 8-A filed pursuant to Section 12 of the 1934 Act, including any amendment or report filed with the SEC for the purpose of updating this description.

Current Reports on Form 8-K                           Filed on:
                                                      -        May 5, 2000


         All documents filed by TrustCo and Cohoes pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act from the date of this Prospectus to the date that shares of Cohoes stock are accepted for exchange pursuant to our offer (or the date that our offer is terminated) shall also be deemed to be incorporated herein by reference.

         DOCUMENTS INCORPORATED BY REFERENCE ARE AVAILABLE FROM US WITHOUT CHARGE UPON REQUEST TO WILLIAM F. TERRY, TRUSTCO BANK CORP NY, 320 STATE STREET, SCHENECTADY, NEW YORK 12305, (518) 377-3311. IN ORDER TO ENSURE TIMELY DELIVERY, ANY REQUEST SHOULD BE SUBMITTED NO LATER THAN __________, 2000. IF YOU REQUEST ANY INCORPORATED DOCUMENTS FROM US, WE WILL MAIL THEM TO YOU BY FIRST CLASS MAIL, OR ANOTHER EQUALLY PROMPT MEANS (INCLUDING E-MAIL), WITHIN ONE BUSINESS DAY AFTER WE RECEIVE YOUR REQUEST.

         We have not authorized anyone to give any information or make any representation about our offer that is different from, or in addition to, that contained in this Prospectus or in any of the materials that we have incorporated into this Prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                               PROSPECTUS SUMMARY

         THIS BRIEF SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT SHOULD BE IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS TO WHICH THIS DOCUMENT REFERS YOU TO FULLY UNDERSTAND THE OFFER. SEE "WHERE YOU CAN FIND MORE INFORMATION."

THE TRUSTCO EXCHANGE OFFER (PAGE 28)

         We are proposing a business combination of TrustCo and Cohoes. For each share of Cohoes stock tendered and not withdrawn by you, we are offering to exchange shares of TrustCo common stock which have a market value equal to $16.00 (the number of shares to be determined by the average closing price of TrustCo stock on the Nasdaq over a 20-day period ending 5 days before the closing on our offer. We intend, promptly after completion of the offer, to merge Cohoes with TrustCo or a wholly owned subsidiary of TrustCo. Each share of Cohoes stock that has not been exchanged or accepted for exchange in the offer would be converted into the same number of shares of TrustCo stock as is paid in the offer.

INFORMATION ABOUT TRUSTCO AND COHOES (PAGES 16 AND 17)

         TRUSTCO BANK CORP NY, 320 State Street, Schenectady, New York 12305
(518) 377-3311.

         TrustCo is a New York corporation and a one-bank holding company registered under the Bank Holding Company Act of 1956, headquartered in Schenectady, New York. TrustCo provides a full range of financial and fiduciary services through its bank subsidiary, Trustco Bank, National Association, which has 53 banking offices in the upstate New York area. As of March 31, 2000, TrustCo had, on a consolidated basis, total assets of approximately $2.4 billion, total deposits of approximately $2.0 billion and total shareholders' equity of approximately $171 million. On February 21, 2000, TrustCo entered into an agreement to acquire Landmark Financial Corp., Canajoharie, New York, for $21.00 per share, cash. As of March 31, 2000, Landmark had, on a consolidated basis, total assets of approximately $25.4 million, total deposits of approximately $21.9 million and total shareholders' equity of approximately $1.9 million. Landmark is the savings and loan holding company parent of Landmark Community Bank, a federal savings bank, which operates one office in Canajoharie, New York.

         COHOES BANCORP, INC. 75 Remsen Road, Cohoes, New York 12047
(518) 233-6500

         Cohoes is a savings and loan holding company whose primary subsidiary is Cohoes Savings Bank, a New York-chartered savings bank that operates 21 banking offices throughout New York's Capital Region. At March 31, 2000, Cohoes had, on a consolidated basis, total assets of approximately $704 million, total deposits of approximately $492 million and total shareholders' equity of approximately $121 million.

REASONS FOR THE TRUSTCO EXCHANGE OFFER (PAGE 27)

         We believe that our acquisition of Cohoes represents a compelling opportunity to enhance value for both Cohoes and TrustCo stockholders. Among the benefits that we believe Cohoes stockholders would obtain from the combination of TrustCo and Cohoes are the following:

         o SIGNIFICANT PREMIUM. Based on __________, 2000 closing price of Hudson's stock on the Nasdaq, our offer represents a premium of approximately ___% over the value of the proposed Hudson-Cohoes merger.

         o BETTER LONG-TERM GROWTH PROSPECTS . We believe that a combination of TrustCo and Cohoes has better long-term growth prospects than the proposed Hudson-Cohoes merger, potentially resulting in increased shareholder value over the long-term.

         o IMPROVED CASH DIVIDENDS. Based on TrustCo's current annual dividend of $0.60 per share, Cohoes stockholders would receive a pro forma equivalent dividend of $0.87, or more than 211% above the Cohoes current annual dividend rate.

         o SUPERIOR PERFORMANCE. Based on past performance of TrustCo stock (TrustCo has realized more than a 23% average annual total return for each of the three-year, five-year and seven-year periods ended December 31, 1999), we believe that Cohoes stockholders will realize superior performance over Hudson common stock.

         The following table lists the current annual dividends for TrustCo and Cohoes, the pro forma equivalent annual dividend per Cohoes share for the proposed combination of TrustCo and Cohoes (based on our current annual dividend and the exchange ratio in our offer) and the pro forma equivalent annual dividend per Hudson share for the proposed combination of Cohoes and Hudson as disclosed in the Form S-4 registration Statement filed June 26, 2000 by Hudson with the SEC.


                                                        TrustCo Proposal            Hudson Proposal
   Current Annualized        Current Annualized       Pro Forma Equivalent       Pro Forma Equivalent
   Dividend - TrustCo         Dividend - Cohoes         Per Cohoes Share           Per Cohoes Share
   ------------------         -----------------         ----------------           ----------------
          $0.60                     $0.28                     $0.87                      $0.24


COMPARATIVE MARKET PRICE INFORMATION

         TrustCo, Cohoes and Hudson common stock trade on the Nasdaq under the symbols "TRST", "COHB" and "HRBT", respectively.

         The following table lists the closing prices on the Nasdaq of the stock of TrustCo, Cohoes and Hudson, the value of the TrustCo offer per share of Cohoes stock, the estimated number of shares of TrustCo stock to be exchanged for each share of Cohoes stock and the value of the Hudson-Cohoes merger per share of Cohoes stock, on June 23, 2000, the last trading day before we announced the offer, and on __________, 2000, the last trading day before the date of this Prospectus. Because the value of the TrustCo stock you will receive per share of Cohoes stock is fixed at $16.00, the number of shares of TrustCo stock you will receive will fluctuate as the market price of TrustCo stock changes. The value of the Hudson-Cohoes merger per share of Cohoes stock at the specified dates represents the closing price of a share of Hudson stock on that date multiplied by the exchange ratio of 1.185 to 1 under the Hudson-Cohoes merger agreement.


                                                                    Value of         Estimated          Value of
                                                                     Cohoes            Number            Cohoes
                                                                     Common          of Shares           Common
                                                                      Stock          of TrustCo          Stock
                                                                      Under            Common            Under
                                                                     TrustCo          Stock To           Hudson
                              TrustCo      Cohoes       Hudson        Offer         Be Received          Offer
                              -------      ------       ------        -----         -----------          -----
June 23, 2000                 $10.875     $13.813      $10.375       $16.00            1.471             $12.29
_________, 2000               $____       $____        $____         $16.00         __________           ______


         The table below sets forth the high and low last sale prices for TrustCo's, Cohoes' and Hudson's common stock for the periods indicated, as reported on Nasdaq. TrustCo's fiscal year ends December 31, Cohoes' fiscal year ends June 30, and Hudson's fiscal year ends March 31.


                                             TrustCo Common         Cohoes Common (1)       Hudson Common (2)
                                           -------------------------------------------------------------------
     Year            Quarter Ended          High        Low         High         Low         High         Low
     ----            -------------          ----        ---         ----         ---         ----         ---
     1998       March 31                   $12.88      $10.60        ---         ---         ---          ---
                June 30                     12.99       11.20        ---         ---         ---          ---
                September 30                13.59       10.82        ---         ---        13.75         9.38
                December 31                 15.00       11.41        ---         ---        11.75         8.75

     1999       March 31                    15.00       12.47       13.00       10.38       12.00        10.06
                June 30                     14.50       12.50       12.00        9.25       11.75         9.88
                September 30                15.28       12.22       13.13       11.56       12.13        10.75
                December 31                 15.44       12.75       12.63        9.38       11.25         9.75

     2000       March 31                    13.75       10.25       10.31        9.38       10.56         9.50
                June 30
                September 30
                (though  _________,
                2000)


(1)      Cohoes stock started trading in January 1999.

(2)      Hudson stock started trading in July 1998.

         You can obtain current stock price quotations for TrustCo, Cohoes and Hudson from a newspaper, on the Internet or by calling your broker.

DIVIDEND POLICY OF TRUSTCO (PAGE 14)

         The holders of TrustCo stock receive dividends if and when declared by the TrustCo board of directors out of legally available funds. Our past practice has been to pay dividends at a rate of 65% to 85% of operating earnings. For each of the past two fiscal quarters, we have paid a quarterly cash dividend of $0.15 per share. Following completion of the offer and a TrustCo-Cohoes merger, we expect to continue paying quarterly cash dividends on a basis consistent with our past practice. However, the declaration and payment of dividends will depend upon business conditions, operating results, capital and reserve requirements and consideration of other relevant factors. No assurance can be given that we will continue to pay dividends on our stock in the future.

THE OFFER (PAGE 28)

         WE ARE OFFERING TO EXCHANGE SHARES OF TRUSTCO STOCK VALUED AT $16.00 FOR EACH SHARE OF COHOES STOCK

         We are offering, upon the terms and subject to the conditions set forth in this Prospectus and in the letter of transmittal, to exchange shares of TrustCo stock with an aggregate value of $16.00 for each outstanding share of Cohoes stock that is validly tendered on or before the expiration date and not properly withdrawn. The term "expiration date" means 12:00 midnight, New York time, on __________, 2000, unless we extend the period of time for which this offer is open, in which case the term "expiration date" means the latest time and date on which the offer, as so extended, expires. We are not making any assurance that we will exercise our right to extend our offer, although we currently intend to do so until all conditions have been satisfied or waived.

         OUR OFFER IS SUBJECT TO CERTAIN CONDITIONS

         Our offer to exchange shares of TrustCo stock for shares of Cohoes stock is subject to several conditions referred to under "THE EXCHANGE OFFER--Certain Conditions of the Exchange Offer," including the following conditions:

         o tender of enough shares of Cohoes stock so that, after completion of the offer, we own at least a majority of the shares of Cohoes stock (on a fully diluted basis);

         o the stockholders of Cohoes not having approved the merger of Cohoes and Hudson;

         o the valid termination of the proposed Hudson-Cohoes merger agreement;

         o the valid termination of the Hudson-Cohoes option agreement and the surrender to Cohoes of the option granted to Hudson;

         o the execution of a definitive merger agreement between TrustCo and Cohoes;

         o        the receipt of all required regulatory approvals;

         o        the effectiveness of this Registration Statement;

         o our being satisfied that the provisions of Section 203 of the Delaware General Corporation Law do not apply to our offer and the proposed TrustCo-Cohoes merger; and

         o the approval by our stockholders of the issuance of our stock in the offer.

         OUR OFFER IS CURRENTLY SCHEDULED TO EXPIRE ON _______, 2000

         Our offer is currently scheduled to expire on __________, 2000. However, we currently intend to extend our offer from time to time as necessary until all the conditions to the offer have been satisfied or waived. See "THE EXCHANGE OFFER--Extension, Termination and Amendment."

         OUR OFFER MAY BE EXTENDED, TERMINATED OR AMENDED

         We expressly reserve the right, in our sole discretion, at any time or from time to time, to extend the period of time during which our offer remains open, and we can do so by giving oral or written notice of such extension to the exchange agent. If we decide to extend our offer, we will make an announcement to that effect no later than 9:00 A.M., New York time, on the next business day after the previously scheduled expiration date. We are not making any assurance that we will exercise our right to extend our offer, although we currently intend to do so until all conditions have been satisfied or waived. During any such extension, all shares of Cohoes stock previously tendered and not withdrawn will remain subject to the offer, subject to your right to withdraw your Cohoes shares.

         Subject to the SEC's applicable rules and regulations, we also reserve the right, in our sole discretion, at any time or from time to time:

         o to delay our acceptance for exchange or our exchange of any shares of Cohoes stock pursuant to our offer, or to terminate our offer and not accept for exchange or exchange any shares of Cohoes stock not previously accepted for exchange or exchanged, upon the failure of any of the conditions of the offer to be satisfied prior to the expiration date, or upon the failure of the condition relating to regulatory approvals to be satisfied at any time after the expiration date regardless of whether we previously accepted for exchange or exchanged any shares of Cohoes stock; and

         o to waive any condition (other than the conditions relating to the TrustCo stockholder approval, regulatory approvals and the effectiveness of the Registration Statement for the shares of TrustCo stock to be issued in our offer) or otherwise to amend the offer in any respect, by giving oral or written notice of such delay, termination or amendment to the exchange agent and by making a public announcement.

         We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. Subject to applicable law (including rules 14d-4(c) and 14d-6(d) under the 1934 Act, which require that any material change in the information published, sent or given to the stockholders in connection with the offer be promptly sent to stockholders in a manner reasonably designed to inform them of such change) and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service.

         Upon the terms and subject to the conditions of our offer (including, if the offer is extended or amended, the terms and conditions of any such extension or amendment), we will accept for exchange, and will exchange, shares of Cohoes stock validly tendered and not properly withdrawn as promptly as practicable after the expiration date, and promptly after they are tendered during any subsequent offering period.

         TENDERED SHARES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXCHANGE OF SUCH SHARES

         Your tender of shares of Cohoes stock pursuant to the offer is irrevocable, except that shares of Cohoes stock tendered pursuant to the offer may be withdrawn at any time after __________, 2000 and prior to the time that your shares have been exchanged for TrustCo stock following completion of our offer.

         WE MAY PROVIDE A SUBSEQUENT OFFERING PERIOD

         We may, although we do not currently intend to, elect to provide a subsequent offering period of three to twenty business days after the acceptance of shares of Cohoes stock pursuant to the offer if the requirements under rule 14d-11 of the 1934 Act have been met. You will not have the right to withdraw shares of Cohoes stock that you tender in the subsequent offering period, if any.

         PROCEDURE FOR TENDERING SHARES

         For you to validly tender shares of Cohoes stock pursuant to our offer:

         o a properly completed and duly executed letter of transmittal, along with any required signature guarantees, or an agent's message (which is explained below) in connection with a book-entry transfer, and any other required documents, must be received by the exchange agent at its address set forth on the back cover of this Prospectus, and certificates for tendered shares of Cohoes stock must be received by the exchange agent at such address, or those shares must be tendered pursuant to the procedures for a book-entry tender set forth in "THE EXCHANGE OFFER--Procedure for Tendering Shares" (and a confirmation of receipt of such tender received), in each case before the expiration date; or

         o you must comply with the guaranteed delivery procedures set forth in "THE EXCHANGE OFFER--procedure for Tendering Shares."

NO APPRAISAL RIGHTS IN CONNECTION WITH THE OFFER (PAGE 69)

         The offer does not entitle you to appraisal rights with respect to your shares of Cohoes stock. Cohoes stockholders who have not validly tendered their shares in the offer and do not vote in favor of the proposed TrustCo-Cohoes merger will not have the right under the Delaware General Corporation Law to dissent and demand appraisal of their shares of Cohoes stock.

TRUSTCO WILL ACCOUNT FOR THE MERGER USING THE "PURCHASE" METHOD (PAGE 45)

         TrustCo will account for the TrustCo-Cohoes merger as a purchase for financial reporting purposes.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE (PAGE 21)

         This Prospectus, including information included or incorporated by reference in this document, contains forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of each of TrustCo, Cohoes and Hudson, as well as information relating to the exchange offer. Also, statements preceded by, followed by or that include the words "will," "may," "should," "continue," "believes," "expects," "intends," "anticipates," or similar expressions, are forward-looking statements. These forward-looking statements involve various risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to various factors.

OFFER TO ACQUIRE HUDSON (PAGE 28)

         On June 8, 2000, TrustCo made an offer to acquire all of the issued and outstanding shares of Hudson for TrustCo stock valued at $14 for each Hudson share.

         Neither this offer nor the proposed TrustCo-Cohoes merger is conditioned on the approval or consummation of TrustCo's offer to Hudson.

                SELECTED HISTORICAL AND PRO FORMA PER SHARE DATA

                                   (unaudited)

         The following tables show book value per share as of March 31, 2000 for each of TrustCo, Cohoes, Hudson, TrustCo/Cohoes combined and TrustCo/Cohoes/Hudson combined. Also shown is historical net income per share and dividends per share information for each of TrustCo, Cohoes and Hudson for the three months ended March 31, 2000 and the twelve months ended December 31, 1999 and similar pro forma information for TrustCo/Cohoes combined and TrustCo//Cohoes/Hudson combined for the three months ended March 31, 2000. Also shown, for comparative purposes, is historical net income per share information for Cohoes for the twelve months ended June 30, 1999 and Hudson for the twelve months ended March 31, 2000, their most recently reported fiscal year ends.

         The information concerning Cohoes and Hudson is derived from previously filed Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and previously released press releases. TrustCo does not make any representation with respect to either Cohoes or Hudson amounts and has not performed any procedures to ensure their accuracy or reasonableness.

         The information shown for TrustCo has been prepared from historical financial information from previously filed Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and previously released press releases.

         The information is for illustrative purposes only. The companies would likely have performed differently had they always been combined. The information should not be relied on as an indication of future results that the combined company will experience after the transaction is completed. The pro forma results are also not necessarily indicative of the future financial position or future operating results of the combined company. In particular, TrustCo expects to achieve operating cost savings as a result of the Cohoes and Hudson transactions. See "BACKGROUND OF THE EXCHANGE OFFER--Benefits of the transaction" No adjustments have been included in the combined pro forma operating amounts for the anticipated operating cost savings.



                                                            3 MONTHS               12 MONTHS
                                                              ENDED                  ENDED                FISCAL
                                                         MARCH 31, 2000        DECEMBER 31, 1999       YEAR-END (1)
                                                         --------------        -----------------       ------------
NET INCOME PER COMMON SHARE:
Historical - Basic
             TrustCo                                           0.19               $       0.71          $     0.71
             Cohoes                                            0.21                       0.70                0.37
             Hudson                                            0.18                       0.59                0.65
Pro forma combined TrustCo/Cohoes                              0.18                       0.67
Pro forma combined TrustCo/Cohoes/Hudson                       0.17                       0.61

Historical - Diluted
             TrustCo                                     $     0.19                $      0.68          $     0.68
             Cohoes                                            0.21                       0.70                0.37
             Hudson                                            0.18                       0.59                0.65
Pro forma combined TrustCo/Cohoes                              0.18                       0.65
Pro forma combined TrustCo/Cohoes/Hudson                       0.16                       0.60

DIVIDENDS PER COMMON SHARE:
Historical
             TrustCo                                     $     0.15               $       0.56
             Cohoes                                            0.07                       0.18
             Hudson                                            0.05                       0.09
Equivalent dividends per common share
             Cohoes (2)                                  $     0.22               $       0.81
             Hudson (3)                                        0.19                       0.71



                                                                                       TANGIBLE
PER COMMON SHARE AT MARCH 31, 2000:                       BOOK VALUE                 BOOK VALUE
                                                       -----------------------------------------
Historical
             TrustCo                                     $     3.19               $       3.19
             Cohoes                                           15.12                      14.90
             Hudson                                           12.85                      12.11
Pro forma combined TrustCo/Cohoes                              4.63                       4.53
Pro forma combined TrustCo/Cohoes/Hudson                       6.13                       5.84



(1) For the Fiscal Year-End amount, TrustCo has a fiscal year end of December 31, 1999, Cohoes has a fiscal year end of June 30, 1999 and Hudson has a fiscal year end of March 31, 2000.

(2) Equivalent dividends per share are calculated for Cohoes by multiplying the historical TrustCo dividends per share by the estimated transaction exchange rate of 1.4545, which is calculated by dividing the Cohoes acquisition price of $16.00 by the $11.00 market value of TrustCo stock.

(3) Equivalent dividends per share are calculated for Hudson by multiplying the historical TrustCo dividends per share by the estimated transaction exchange rate of 1.2727, which is calculated by dividing the Hudson acquisition price of $14.00 by the $11.00 market value of TrustCo stock.

              SELECTED HISTORICAL FINANCIAL INFORMATION FOR TRUSTCO

         The following is a summary of selected consolidated financial data of TrustCo for each of the years in the five-year period ended December 31, 1999 and the three-month periods ended March 31, 2000 and 1999. This information is derived from reports previously filed by TrustCo with the SEC. See "WHERE YOU CAN FIND MORE INFORMATION." You should read this summary together with these financial statements and their accompanying notes. We believe that this financial information includes all adjustments necessary for a fair presentation of such information. Results for the interim periods do not necessarily indicate results that may be expected for any other interim or annual period. This information does not reflect the pro forma effect of our pending acquisition of Landmark, which we expect to complete in the third quarter of 2000.

                              TRUSTCO BANK CORP NY
                    SELECTED HISTORICAL FINANCIAL INFORMATION
                                   (UNAUDITED)
               (IN THOUSANDS EXCEPT RATIOS AND PER SHARE AMOUNTS)


                                                 AT MARCH 31,                        AT DECEMBER 31,
                                          -----------------------    ---------------------------------------------------------------
                                            2000         1999          1999         1998         1997         1996         1995
                                            ----         ----          ----         ----         ----         ----         ----
Selected Consolidated Financial Data:
Total assets                              $2,353,653   $2,434,163    $2,364,022   $2,485,080   $2,372,265   $2,261,780   $2,176,185
Loans, net                                 1,298,824    1,263,416     1,293,989    1,268,328    1,244,821    1,190,321    1,177,822
Securities available for sale                653,593      681,160       640,830      717,410      601,899      618,670      640,206
Deposits                                   1,991,058    2,060,558     1,994,909    2,107,414    2,021,863    1,953,146    1,930,649
Borrowings                                   145,034      144,350       152,782      147,924      127,850      111,662       56,654
Shareholders' equity                         170,544      185,217       166,356      185,842      178,825      162,400      160,099



                                           FOR THE THREE MONTHS
                                              ENDED MARCH 31                  FOR THE YEAR ENDED DECEMBER 31,
                                          -----------------------    ---------------------------------------------------------------
                                             2000         1999         1999         1998         1997         1996         1995
                                             ----         ----         ----         ----         ----         ----         ----
Selected Operating Data:
Interest income                              $ 42,244    $ 41,666     $ 167,205    $ 174,050    $ 172,005     $166,647    $ 161,552
Interest expense                               17,801      19,239        74,013       88,347       86,520       82,342       80,200
                                             --------    --------     ---------    ---------    ---------    ---------    ---------
Net interest income                            24,443      22,427        93,192       85,703       85,485       84,305       81,352
Provision for loan losses                         850       1,513         5,063        4,610        5,414        6,577       12,698
                                             --------    --------     ---------    ---------    ---------    ---------    ---------
Net interest income after provision            23,593      20,914        88,129       81,093       80,071       77,728       68,654
Noninterest income                              3,802       5,420        15,416       22,122       17,222       10,313       14,067
Noninterest expense                            11,922      12,202        45,636       48,765       46,226       42,015       44,440
                                             --------    --------     ---------    ---------    ---------    ---------    ---------
Income before income taxes                     15,473      14,132        57,909       54,450       51,067       46,026       38,281
Income tax expense                              5,203       4,809        19,724       19,435       18,892       17,327       12,754
                                             --------    --------     ---------    ---------    ---------    ---------    ---------
Net income                                   $ 10,270    $  9,323     $  38,185    $  35,015    $  32,175    $  28,699    $  25,527
                                             ========    ========     =========    =========    =========    =========    =========

Selected Operating Ratios and Other Data(2)
Return on average assets                        1.76%      1.55%         1.58%         1.44%        1.40%        1.29%        1.23%
Return on average shareholders'
equity(1)                                      24.24      22.45         22.52         21.47        20.23        19.05        18.03
Cash dividend payout ratio                     78.07      79.42         79.16         75.97        72.34        70.38        69.55
Efficiency ratio                               38.31      41.31         38.62         40.26        40.61        39.51        42.52
Net interest margin                             4.47       3.94          3.82          3.81         4.02         4.07         4.18
Book value per share                           $3.19      $3.44         $3.11         $3.47        $3.32        $3.01        $2.98
Cash dividends per share                        0.15       0.14          0.56          0.50         0.43         0.38         0.33
Basic earnings per share                        0.19       0.17          0.71          0.65         0.59         0.53         0.48
Diluted earnings per share                      0.19       0.17          0.68          0.63         0.58         0.52         0.47


(1) Calculated excluding the market value adjustment on securities available for sale.
(2)   Where appropriate ratios have been presented on an annualized basis.


                                       16

               SELECTED HISTORICAL FINANCIAL INFORMATION OF COHOES

         The following is a summary of selected consolidated financial data of Cohoes and Cohoes Savings Bank for each of the years in the five-year period ended June 30, 1999 and the nine-month periods ended March 31, 2000 and 1999.
This information is derived from reports previously filed by Cohoes and Cohoes
Savings Bank with the SEC. See "WHERE YOU CAN FIND MORE INFORMATION." You should read this summary together with Cohoes' financial statements and their accompanying notes. Certain Cohoes financial information has been reclassified to conform with TrustCo's financial information. Results for the interim periods do not necessarily indicate results that may be expected for any other interim or annual period.

                              COHOES BANCORP, INC.
                    SELECTED HISTORICAL FINANCIAL INFORMATION
                                   (UNAUDITED)
           (DOLLARS IN THOUSANDS EXCEPT RATIOS AND PER SHARE AMOUNTS)


                                                        AT MARCH 31,                               AT JUNE 30,
                                               ----------------------   --------------------------------------------------------
                                                  2000        1999       1999        1998        1997        1996       1995
                                                  ----        ----       ----        ----        ----        ----       ----
Selected Consolidated Financial Data:
Total assets                                     $704,414    $628,219   $650,470    $535,716    $491,700    $463,363   $459,336
Cash and cash equivalents                          11,970      22,731     11,114      14,229      16,664       8,900     15,179
Loans, net                                        577,442     489,527    521,005     412,759     398,530     393,970    379,088
Investment securities                              56,096      54,921     54,455      45,424      25,273      25,969     40,052
Securities available for sale                      41,225      43,147     44,742      48,720      35,475      20,886     10,433
Deposits                                          491,508     429,004    446,123     449,541     429,390     404,539    398,963
Borrowings                                         79,652      49,263     49,045      19,897          --       2,116      6,117
Shareholders' equity                              121,136     138,430    139,430      53,282      49,092      44,290     40,130
Real estate owned                                     697         507        724         509       1,874         421        396
Nonperforming loans                                 4,383       4,942      4,993       5,649       6,688       7,793      5,063



                                       17


                                                 FOR THE NINE MONTHS
                                                   ENDED MARCH 31,               FOR THE FISCAL YEAR ENDED JUNE 30,
                                                 --------------------    ------------------------------------------------------
                                                  2000        1999       1999        1998        1997        1996       1995
                                                  ----        ----       ----        ----        ----        ----       ----
Selected Operating Data:
Interest income                                  $ 36,628     $31,829    $43,038     $38,423     $36,285     $35,383    $32,100
Interest expense                                   16,443      15,531     20,334      19,262      17,821      18,164     15,405
                                                 --------     -------    -------     -------     -------     -------    -------
Net interest income                                20,185      16,298     22,704      19,161      18,464      17,219     16,695
Provision for loan losses                           1,250         785      1,235       1,400       1,325         490        330
                                                 --------     -------    -------     -------     -------     -------    -------
Net interest income after provision for loan
losses                                             18,935      15,513     21,469      17,761      17,139      16,729     16,365
Noninterest income                                  1,476       2,176      2,916       2,743       2,790       2,467      2,191
Noninterest expense                                13,504      16,405     20,443      13,767      12,314      11,919     12,152
                                                 --------     -------    -------     -------     -------     -------    -------
Income before income taxes                          6,907       1,284      3,942       6,737       7,615       7,277      6,404
Income tax expense                                  2,517         519      1,511       2,650       2,972       2,882      2,565
                                                 --------     -------    -------     -------     -------     -------    -------
Net income                                       $  4,390    $    765    $ 2,431     $ 4,087     $ 4,643     $ 4,395    $ 3,839
                                                 ========    ========    =======     =======     =======     =======    =======

Selected Operating Ratios and Other Data(2)
Performance ratios:
Yield on average interest-earning assets            7.36%        7.48%      7.42%       7.96%       8.04%       7.98%      7.76%
Rate paid on average interest-bearing
liabilities                                         3.97         4.12       4.06        4.33        4.27        4.42       3.99
Net interest rate spread                            3.39         3.36       3.36        3.63        3.77        3.56       3.77
Net interest income after provision for loan
         losses to noninterest expenses           140.22        94.56     105.02      129.01      139.18      140.36     134.67
Noninterest expenses as a percent of average
         assets                                     2.62         3.71       3.40        2.75        2.62        2.59       2.82
Return on average assets                            0.85         0.17       0.40        0.82        0.99        0.95       0.89
Return on average equity                            4.52         1.25       2.53        7.88        9.87       10.28       9.95
Ratio of average equity to average assets          18.86        13.89      15.95       10.35       10.03        9.28       8.95
Efficiency ratio                                   62.34        88.80      79.79       62.85       57.94       60.55      64.34
Basic earnings per share (1)                       $0.53        $0.18      $0.37         N/A         N/A         N/A        N/A
Diluted earnings per share (1)                      0.53         0.18       0.37         N/A         N/A         N/A        N/A
Dividends per share                                 0.19          N/A       0.06         N/A         N/A         N/A        N/A
Dividend payout ratio                              35.85%        0.00%     16.22%        N/A         N/A         N/A        N/A
Book value per share                              $15.12       $14.52     $14.62         N/A         N/A         N/A        N/A
Weighted average shares outstanding:
         Basic                                 8,249,339    8,790,918  8,797,601         N/A         N/A         N/A        N/A
         Diluted                               8,249,339          N/A        N/A         N/A         N/A         N/A        N/A

Asset Quality Ratios:
Nonperforming loans as a percent of total
         loans                                      0.76%        1.00%      0.95%       1.36%       1.66%       1.96%      1.32%
Nonperforming assets as a percent of total
         assets                                     0.72         0.87       0.88        1.15        1.74        1.77       1.19
Allowance for loan losses as a percent of
         total loans                                0.82         0.77       0.77        0.85        0.77        0.82       0.82
Allowance for loan losses as a percent of
         nonperforming loans                      108.63        76.14      80.62       62.54       46.43       41.69      61.88
Net loans charged-off to average loans              0.09         0.12       0.16        0.24        0.37        0.10       0.06


(1) Earnings per share for the fiscal year 1999 and the nine months ended March 31, 1999 reflects earnings since conversion.
(2) Where appropriate ratios have been presented on an annualized basis.

               SELECTED HISTORICAL FINANCIAL INFORMATION OF HUDSON

         The following is a summary of selected consolidated financial data of Hudson and Hudson River Bank & Trust Company for each of the years in the five-year period ended March 31, 1999 and the nine-month periods ended December 31, 2000 and 1999. This information is derived from reports previously filed by Hudson and Hudson River Bank & Trust Company with the SEC. See "WHERE YOU CAN FIND MORE INFORMATION." You should read this summary together with Hudson's financial statements and their accompanying notes. Certain Hudson financial information has been reclassified to conform with TrustCo's financial information. Results for the interim periods do not necessarily indicate results that may be expected for any other interim or annual period.

                           HUDSON RIVER BANCORP, INC.
                    SELECTED HISTORICAL FINANCIAL INFORMATION
                                   (UNAUDITED)
           (DOLLARS IN THOUSANDS EXCEPT RATIOS AND PER SHARE AMOUNTS)


                                                                            AT OR FOR THE YEARS ENDED MARCH 31,
                                                            --------------------------------------------------------------------
                                                               2000          1999          1998          1997           1996
                                                               ----          ----          ----          ----           ----
Earnings:
Interest income                                             $    76,423   $    63,526   $    55,387    $    52,881   $    49,082
Interest expense                                                 30,509        26,000        25,977         25,426        24,086
                                                            -----------   -----------   -----------    -----------   -----------
Net interest income                                              45,914        37,526        29,410         27,455        24,996
                                                            -----------   -----------   -----------    -----------   -----------
Provision for loan losses                                         6,200         7,341         8,491          3,826         1,090
Other operating income                                            2,588         2,418         2,845          1,825         1,635
Other operating expenses                                         27,788        26,612        19,030         16,187        14,199
                                                            -----------   -----------   -----------    -----------   -----------
Income before tax expenses                                       14,514         5,991         4,734          9,267        11,342
Tax expense                                                       4,988         2,184         1,903          3,607         4,298
                                                            -----------   -----------   -----------    -----------   -----------
Net income                                                  $     9,526   $     3,807   $     2,831    $     5,660   $     7,044
                                                            ===========   ===========   ===========    ===========   ===========

Per Share Data (1):
Basic earnings per share                                    $      0.65   $      0.17            --             --            --
Diluted earnings per share                                         0.65          0.17            --             --            --
Book value at year end                                            14.50         14.02            --             --            --
Book value at year end, including unallocated ESOP shares
         and unvested RRP shares                                  12.85         12.39            --             --            --
Tangible book value per share at year end                         13.66         13.81            --             --            --
Tangible book value per share, including unallocated ESOP
         shares and unvested RRP shares                           12.11         12.21            --             --            --
Closing market price                                              10.00         10.94            --             --            --

Average Balances and Shares
Total assets                                                 $  996,448    $  809,385    $  659,984     $  640,867    $  597,435
Earning assets                                                  950,380       778,691       628,747        612,296       571,263
Loans                                                           698,403       522,974       507,293        471,295       444,645
Securities available for sale                                   231,931       156,405        39,357         53,445        26,889

Securities held to maturity                                      14,899        47,738        71,966         83,343        92,243
Deposits                                                        682,029       608,936       577,721        562,922       530,339
Short-term FHLB advances                                         65,542         2,916         3,699          4,459           745
Long-term FHLB borrowings                                        18,386            --            --             --            --
Shareholders' equity                                            207,953       185,770        67,780         63,322        56,261
Shares outstanding:
     Basic                                                   14,556,648    16,302,268            --             --            --
     Diluted                                                 14,577,742    16,302,268            --             --            --


                                       19


                                                                              AT OR FOR THE YEARS ENDED MARCH 31,
                                                             -----------------------------------------------------------------
                                                               2000          1999          1998          1997           1996
                                                               ----          ----          ----          ----           ----
Financial Ratios:
Return on average assets                                        0.96%         0.47%         0.43%        0.88%           1.18%
Return on average equity                                        4.58          2.05          4.18         8.94           12.52
Net interest margin                                             4.83          4.82          4.68         4.48            4.38
Efficiency ratio (2)                                           52.61         50.48         56.78        54.18           51.89
Expense ratio (2)                                               2.56          2.49          2.77         2.47            2.31
Equity to assets at year end                                   17.46         24.89         10.18        10.00            9.56
Tangible equity to tangible assets at year end                 16.62         24.62         10.10         9.96            9.50
Allowance to nonperforming loans                              190.50        143.77         52.32        29.37           32.57
Allowance to loans                                              2.38          2.47          1.62         1.19            0.79


(1) Per share data only applied to periods since Hudson's initial public offering on July 1, 1998.

(2) Ratio does not include other real estate owned and repossessed property expenses, net securities transactions, and goodwill and other intangibles amortization for each period. The 1999 ratio does not include a charitable contribution to the Hudson River Bank & Trust Company Foundation.

                SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION

         The following tables show selected pro forma financial data for TrustCo/Cohoes combined, TrustCo/Hudson combined and TrustCo/Cohoes/Hudson combined.

         The information concerning Cohoes and Hudson is derived from previously filed Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and previously released press releases. TrustCo does not make any representation with respect to either Cohoes or Hudson amounts and has not performed any procedures to ensure their accuracy or reasonableness.

         The information shown for TrustCo has been prepared from historical financial information from previously filed Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and previously released press releases.

         The information is for illustrative purposes only. The companies would likely have performed differently had they always been combined. The information should not be relied on as an indication of future results that the combined company will experience after the transaction is completed. The pro forma results are also not necessarily indicative of the future financial position or future operating results of the combined company. In particular, TrustCo expects to achieve operating cost savings as a result of the Cohoes and Hudson transactions. See "BACKGROUND OF THE EXCHANGE OFFER--Benefits of the transaction". No adjustments have been included in the combined pro forma operating amounts for the anticipated operating cost savings.

         This Prospectus contains certain forward-looking statements concerning the financial condition, results of operations and business of TrustCo following the consummation of its proposed acquisition of Cohoes and Hudson, the anticipated financial and other benefits of such proposed acquisitions and the plans and objectives of TrustCo's management following such proposed acquisitions, including, without limitation, statements relating to the cost savings expected to result from the proposed acquisitions, anticipated results of operations of the combined company following the proposed acquisitions and projected earnings per share of the combined company following the proposed acquisitions. Generally, the words "will," "may," "should," "continue," "believes," "expects," "intends," "anticipates" or similar expressions identify forward-looking statements. These forward-looking statements involve certain risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following factors: (i) cost savings expected to result from the proposed acquisitions may not be fully realized or realized within the expected time frame; (ii) operating results following the proposed acquisitions may be lower than expected; (iii) competitive pressure among financial services companies may increase significantly; (iv) costs or difficulties related to the integration of the businesses of TrustCo and Cohoes and/or Hudson may be greater than expected; (v) adverse changes in the interest rate environment may reduce interest margins or adversely affect asset values of the combined company; (vi) general economic conditions, whether nationally or in the market areas in which TrustCo, Cohoes and Hudson conduct business, may be less favorable than expected; (vii) legislation or regulatory changes may adversely affect the businesses in which TrustCo, Cohoes and Hudson are engaged; or (viii) adverse changes may occur in the securities markets.

         The following table shows selected financial information for TrustCo and Cohoes on a pro forma combined basis:

                              TRUSTCO BANK CORP NY
                                       AND
                              COHOES BANCORP, INC.
                   PRO FORMA COMBINED SELECTED FINANCIAL DATA
                                   (unaudited)

                          SUMMARY FINANCIAL INFORMATION
                             TRUSTCO/COHOES COMBINED




(in thousands, except per share information)


                                                    AT MARCH 31, 2000
                                                    -----------------
Selected Consolidated Financial Data:
Total assets                                            $3,070,778
Loans, net                                               1,876,266
Securities available for sale                              689,880
Deposits                                                 2,482,566
Borrowings                                                 224,686
Shareholders' equity                                       303,025



                                FOR THE THREE MONTHS     FOR THE TWELVE MONTHS
                                ENDED MARCH 31, 2000     ENDED DECEMBER 31, 1999
                                --------------------     -----------------------
Selected Operating Data:
Interest income                         $54,846                 $213,597
Interest expense                         23,621                   94,225
                                         -------                 -------
Net interest income                      31,225                  119,372
Provision for loan losses                 1,150                    6,888
Noninterest income                        4,570                   17,281
Noninterest expense                      16,629                   62,458
Income tax expense                        6,148                   23,331
                                        -------                  --------
Net income                              $11,868                 $ 43,976
                                        =======                  ========

Net income per share:
Basic                                   $  0.18                 $   0.67
Diluted                                    0.18                     0.65


Note:
The pro forma selected results of operations do not take into consideration any potential cost savings or revenue enhancements that will likely be realized as a result of these transactions. TrustCo currently estimates that approximately 50% of the noninterest expense of Cohoes can be eliminated.

See the notes to the Unaudited Pro Forma Combined Financial Information.

The following table shows selected financial information for TrustCo and Hudson on a pro forma combined basis:

                              TRUSTCO BANK CORP NY
                                       AND
                           HUDSON RIVER BANCORP, INC.
                   PRO FORMA COMBINED SELECTED FINANCIAL DATA
                                   (unaudited)

                          SUMMARY FINANCIAL INFORMATION
                             TRUSTCO/HUDSON COMBINED


                                                AT MARCH 31, 2000
                                              ----------------------
(in thousands, except per share information)
Selected Consolidated Financial Data:
Total assets                                             $3,526,102
Loans, net                                                2,103,071
Securities available for sale                               890,573
Deposits                                                  2,739,621
Borrowings                                                  296,298
Shareholders' equity                                        392,567



                             FOR THE THREE MONTHS        FOR THE TWELVE MONTHS
                             ENDED MARCH 31, 2000        ENDED DECEMBER 31, 1999
                            ----------------------       -----------------------
Selected Operating Data:
Interest income                         $63,253                 $238,404
Interest expense                         26,770                  101,571
                                        -------                 --------
Net interest income                      36,483                  136,833
Provision for loan losses                 2,350                   11,263
Noninterest income                        4,531                   17,811
Noninterest expense                      19,466                   72,232
Income tax expense                        6,501                   24,459
                                        -------                 --------
Net income                              $12,697                 $ 46,690
                                        =======                 ========


Net income per share:
Basic                                  $   0.17                $     0.63
Diluted                                    0.17                      0.61


NOTE:
     The pro forma selected results of operations do not take into consideration any potential cost savings or revenue enhancements that will likely be realized as a result of these transactions. TrustCo currently estimates that approximately 50% of the noninterest expense of Hudson can be eliminated


See the notes to the Unaudited Pro Forma Combined Financial Information.

The following table shows selected financial information for TrustCo, Cohoes and Hudson on a pro forma combined basis:

                              TRUSTCO BANK CORP NY
                              COHOES BANCORP, INC.
                                       AND
                           HUDSON RIVER BANCORP, INC.
                   PRO FORMA COMBINED SELECTED FINANCIAL DATA
                                   (unaudited)

                          SUMMARY FINANCIAL INFORMATION
                         TRUSTCO/COHOES/HUDSON COMBINED

(in thousands, except per share information)


                                                      AT MARCH 31, 2000
                                                      -----------------
Selected Consolidated Financial Data:
Total assets                                              $4,243,227
Loans, net                                                 2,680,513
Securities available for sale                                926,860
Deposits                                                   3,231,129
Borrowings                                                   375,950
Shareholders' equity                                         525,048



                                FOR THE THREE MONTHS      FOR THE TWELVE MONTHS
                                ENDED MARCH 31, 2000    ENDED DECEMBER 31, 1999
                                --------------------    -----------------------
Selected Operating Data:
Interest income                           $75,855                 $284,796
Interest expense                           32,590                  121,783
                                          -------                 --------
Net interest income                        43,265                  163,013
Provision for loan losses                   2,650                   13,088
Noninterest income                          5,299                   19,676
Noninterest expense                        24,173                   89,054
Income tax expense                          7,446                   28,066
                                          -------                 --------
Net income                                $14,295                 $ 52,481
                                          =======                 ========


Net income per share:
Basic                                      $ 0.17                   $ 0.61
Diluted                                      0.16                     0.60


Note:

The pro forma selected results of operations do not take into consideration any potential cost savings or revenue enhancements that will likely be realized as a result of these transactions. TrustCo currently estimates that approximately 50% of the noninterest expense of Cohoes and Hudson can be eliminated.

See the notes to the Unaudited Pro Forma Combined Financial Information.

                                  RISK FACTORS

         In deciding whether to tender your shares of TrustCo stock pursuant to our offer, you should read carefully this Prospectus and the documents to which we refer you. You should also carefully consider the following factors.

IF WE DO NOT SUCCESSFULLY INTEGRATE TRUSTCO'S AND COHOES' OPERATIONS, THE ANTICIPATED BENEFITS OF THE ACQUISITION OF COHOES MAY NOT BE FULLY REALIZED

         If we complete the offer and our proposed merger, we will integrate two companies that have previously operated independently. We have not previously acquired an organization where there is the potential for management to be uncooperative in the integration process. Although we believe that the integration of Cohoes' operations into ours will not present any significant difficulty, there can be no assurance that we will not encounter difficulties in our efforts to integrate the operations of Cohoes with our operations. The diversion of the attention of management to the integration effort and any difficulties encountered in combining our operations could adversely affect the combined company's business and results of operations. These risks could be increased if we complete our proposed acquisition of Hudson in that we will integrate three companies that have previously operated independently.

THERE IS NO GUARANTEE THAT WE WILL ACHIEVE OUR PROJECTED COST SAVINGS OF APPROXIMATELY $9.0 MILLION PRE-TAX

         We have estimated that, by combining TrustCo and Cohoes, we could realize cost savings of approximately $9.0 million. See "BACKGROUND OF THE EXCHANGE OFFER--Benefits of the Transaction." Because we have been unable to discuss any of our cost savings assumptions or analyses with management of Cohoes and because we have had no access to Cohoes' internal information about its operations, in connection with the preparation of our cost savings estimates, we have relied on publicly available information concerning Cohoes, our general knowledge of the markets in which we and Cohoes compete and our past experience with respect to our own operations and our integration of acquired financial institutions. If we were permitted access to Cohoes' internal information about its operations or if we were able to discuss our assumptions or analyses with Cohoes' management, our cost savings estimate might differ. In addition, although we believe that we have the requisite experience to realize the estimated cost savings and have achieved comparable cost savings in prior acquisitions, no assurance can be given that the estimated cost savings will be achieved or will occur in the time period anticipated. Furthermore, there can be no assurance that cost savings which are realized will not be offset by increases in other expenses, other charges to earnings or losses of revenue, including losses due to problems in integrating the Cohoes operations into TrustCo.

         We expect to realize a significant portion of the cost savings through integrating the operations of our subsidiary, Trustco Bank, with Cohoes' subsidiary, Cohoes Savings Bank, which may require additional regulatory approvals. These significant cost savings will not be realized unless and until we are able to integrate these operations. While we are not able to specifically quantify this portion of our estimated cost savings, we believe that it would constitute a majority of our estimated cost savings. Receipt of any required regulatory approvals for this integration is not a condition to the offer or the merger of Cohoes and TrustCo.

THERE IS NO GUARANTEE THAT WE WILL NOT SUFFER NET REVENUE RUN-OFF AS A RESULT OF INTEGRATING COHOES' BUSINESSES INTO OURS

         In formulating our earnings estimates, we have not assumed any net run-off of revenue attributable to our acquisition of Cohoes. This assumption is based on our prior acquisition experience where we have been able to grow net interest income and non-interest income while achieving targeted cost savings. In addition, we have not made any decisions with respect to branch closings because we do not have access to internal information of Cohoes from which we would expect to make such decisions. Accordingly, our earnings estimates do not assume the closure of any Cohoes (or TrustCo) branches, although we would anticipate that certain branches will be closed. Based on our experience in prior acquisitions, we believe that any revenue reduction resulting from any branch closings would be offset by additional cost savings associated with such branch closings. If we were permitted access to non-public information regarding Cohoes' business plans and operations, our assumption of no net revenue run-off might differ. Although we intend generally to integrate Cohoes' operations and implement our cost savings measures in a manner that is designed to minimize the loss of revenues, there can be no assurance that some revenue will not be lost. Factors that could cause a loss of revenues include unanticipated loss of customers due to a lack of customer acceptance of our deposit, lending and investment products.

THERE CAN BE NO ASSURANCE THAT THE INTEGRATION PROCESS WILL NOT BE ADVERSELY AFFECTED IF COHOES' SENIOR EXECUTIVE MANAGEMENT OR OTHER EMPLOYEES ARE UNCOOPERATIVE IN THAT PROCESS

         As noted above, we have not previously engaged in an acquisition where there is the potential for management and other employees to be uncooperative with us in the integration process. Our proposal is not dependent upon the retention of Cohoes' senior executive management, and we have no reason to believe that Cohoes employees below the level of senior executive management would be uncooperative in the integration process, either before the completion of our proposed merger or thereafter. However, there can be no assurance that there will not be some level of uncooperativeness on the part of Cohoes' senior executive management and/or its other employees which could adversely affect the integration process.

YOUR BOARD OF DIRECTORS MAY DELAY SATISFACTION OF CERTAIN CONDITIONS TO OUR
OFFER

         Several of the conditions to our offer will require action by the Cohoes board of directors. See "THE EXCHANGE OFFER--Certain Conditions of the Exchange Offer." There can be no assurance that the Cohoes board will take action to cause the satisfaction of these conditions to our offer.

                        BACKGROUND OF THE EXCHANGE OFFER

PAST CONTACTS

         From time to time, TrustCo is involved in due diligence investigations, discussions and negotiations concerning possible business combination transactions with other financial institutions. TrustCo generally seeks to acquire financial institutions that would: (i) complement its overall strategic focus; (ii) provide opportunities for growth in markets where the target financial institution conducts business; and (iii) improve TrustCo's retail banking franchise.

         On April 25, 2000, Cohoes and Hudson announced that they had entered into their merger agreement and the related option agreement. Following announcement of the proposed Hudson-Cohoes merger, TrustCo reviewed its strategic options, including the possibility of proceeding with one or more offers for either or both of Cohoes and Hudson.

         On June 8, 2000, TrustCo sent a letter to Mr. Duncan MacAffer, the Chairman of the Board of Cohoes, proposing the merger of TrustCo and Cohoes. Pursuant to the proposal, TrustCo would acquire Cohoes in a merger in which each share of Cohoes stock would be exchanged for shares of TrustCo stock valued at $16.00. The proposal expired on June 23, 2000 and, on that date, Cohoes informed TrustCo that a merger with TrustCo was contrary to Cohoes' strategic business plan and declined to have any discussions with TrustCo.

         On June 26, 2000, TrustCo publicly announced its intention to commence a tender offer to exchange shares of TrustCo stock valued at $16.00 for each share of Cohoes' common stock. Also on June 26, 2000, Cohoes publicly announced that it remained fully committed to the proposed merger with Hudson.

         On July 11, 2000, TrustCo filed proxy materials with the SEC for the purpose of soliciting votes by Cohoes and Hudson stockholders against the proposed Hudson-Cohoes merger and disseminated those materials to Cohoes and Hudson stockholders.

PURPOSE OF THE EXCHANGE OFFER; THE TRUSTCO-COHOES MERGER

         The purpose of our offer (the "Exchange Offer") is to acquire control of, and ultimately the entire equity interest in, Cohoes and to consolidate the operations of Cohoes and TrustCo to achieve operational efficiencies and cost savings. TrustCo would not make the Exchange Offer if it could not effect the merger of TrustCo and Cohoes (the "TrustCo-Cohoes Merger") and, consequently, the Exchange Offer is conditioned upon the removal of various impediments to consummation of the TrustCo-Cohoes Merger. As soon as practicable after consummation of the Exchange Offer, TrustCo intends to cause to occur: (i) the merger of Cohoes with and into TrustCo or a subsidiary of TrustCo pursuant to which each outstanding share of Cohoes common stock ("Cohoes Common Stock") (except for treasury shares and shares held by TrustCo or any subsidiary of TrustCo other than in a fiduciary capacity) would be converted into the right to receive shares of TrustCo common stock ("TrustCo Common Stock") with an aggregate value equal to $16.00; and (ii) the integration of the operations of Cohoes Savings Bank with Trustco Bank, National Association ("Trustco Bank").

BENEFITS OF THE TRANSACTION

         Following the TrustCo-Cohoes Merger, TrustCo intends to consolidate all supervisory functions of Cohoes into TrustCo, transfer all remaining assets of Cohoes to Trustco Bank and consolidate the business and operations of Cohoes Savings Bank into Trustco Bank, resulting in operational efficiencies and cost savings.

         TrustCo believes that the integration of Trustco Bank and Cohoes Savings Bank will provide increased opportunities for growth and diversification in and service to the market served by each organization and added flexibility in responding to various factors currently influencing the banking and financial services industries, including rapid technological and regulatory changes, increased competition and the geographic expansion of markets. The TrustCo-Cohoes Merger will allow TrustCo to extend its natural marketplace in New York and is expected to result in greater economies of scale through coordination of intra-market operations and a stronger financial position through an increased asset base. Although estimates of specific cost savings resulting from the consolidation are inherently subjective, TrustCo presently believes that, if the TrustCo-Cohoes Merger and the integration of Trustco Bank with Cohoes Savings Bank are consummated, TrustCo would be able to achieve pre-tax cost savings of approximately $5,000,000 in the first year, and an additional $4,000,000 in the second year following the TrustCo-Cohoes Merger. See "SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION."

OFFER TO ACQUIRE HUDSON

         On June 8, 2000, TrustCo sent a letter to Mr. Earl Schram, Jr., the Chairman of the Board of Hudson, proposing a merger of TrustCo and Hudson. Pursuant to the proposal, TrustCo would acquire Hudson in a merger (the "TrustCo-Hudson Merger") in which each share of Hudson's common stock would be exchanged for shares of TrustCo Common Stock with an aggregate value equal to $14.00. On June 23, 2000, Hudson informed TrustCo that Hudson's Board of Directors had unanimously rejected the proposed TrustCo-Hudson Merger.

         On June 26, 2000, TrustCo publicly announced its intention to commence an offer to exchange shares of TrustCo Common Stock with an aggregate value equal to $14.00 for each share of Hudson common stock, and commenced such offer on July ___, 2000.

         TrustCo has been actively soliciting Hudson stockholders to vote against the proposed merger of Cohoes and Hudson (the "Hudson-Cohoes Merger"). TrustCo expects to commence its exchange offer for Hudson on ________, 2000 by mailing a prospectus and the related letter of transmittal to Hudson stockholders. TrustCo expects to file shortly an application with the Federal Reserve Board to obtain the regulatory approvals necessary to complete that exchange offer and the TrustCo-Hudson Merger. Promptly after the SEC declares that registration statement effective, TrustCo intends to file with the SEC proxy materials to be used for soliciting the approval by TrustCo's stockholders of the issuance of TrustCo Common Stock in the Hudson exchange offer and the TrustCo-Hudson Merger.

         The consummation of the Hudson exchange offer on the part of TrustCo is subject to the same or similar conditions (or the waiver thereof) as this Exchange Offer. However, neither the consummation of the Hudson exchange offer nor the TrustCo-Hudson Merger is a condition precedent to this Exchange Offer.

                               THE EXCHANGE OFFER

         The following description contains, among other information, a summary of the Exchange Offer and the related letter of transmittal (the "Letter of Transmittal") and is qualified in its entirety by reference to the full text of the Letter of Transmittal which is incorporated herein by reference and attached hereto as Appendix A to this Prospectus. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE LETTER OF TRANSMITTAL.

GENERAL

         TrustCo hereby offers, upon the terms and subject to the conditions of the Exchange Offer described in this Prospectus and the related Letter of Transmittal, to exchange shares of TrustCo Common Stock with an aggregate value equal to $16.00 (the "Exchange Consideration") for each outstanding share of Cohoes Common Stock validly tendered on or prior to the Expiration Date (as defined herein) and not withdrawn. A tendering Cohoes shareholder may, by properly completing the Letter of Transmittal, elect to receive the Exchange Consideration for his or her Cohoes Common Stock.

         The number of shares of the TrustCo Common Stock constituting the Exchange Consideration for purposes of the Exchange Offer will be calculated with reference to the average closing price of the TrustCo Common Stock on the Nasdaq for the 20-day period ending 5 days prior to the closing date under the Exchange Offer. Since the value of the Exchange Consideration is fixed at $16.00 per share of Cohoes Common Stock exchanged, the number of shares of TrustCo Common Stock that a tendering Cohoes shareholder will receive under the Exchange Offer will fluctuate as the market price of the TrustCo Common Stock fluctuates. Based on the closing sales price of a share of TrustCo Common Stock as reported on Nasdaq on __________________, 2000, tendering holders of Cohoes Common Stock would receive _____ shares of TrustCo Common Stock as the Exchange Consideration. TRUSTCO RESERVES THE RIGHT TO AMEND THE EXCHANGE OFFER, INCLUDING THE COMPOSITION OR AMOUNT OF THE EXCHANGE CONSIDERATION, FOR ANY REASON. IF TRUSTCO SO AMENDS THE EXCHANGE OFFER, IT WILL EXTEND THE EXCHANGE OFFER FOR A PERIOD OF TEN BUSINESS DAYS IF THE EXCHANGE OFFER IS SCHEDULED TO EXPIRE PRIOR THERETO.

         The term "Expiration Date" means 12:00 midnight, New York City time, on _______________, 2000, unless and until TrustCo extends the period of time for which the Exchange Offer is open, in which event the term "Expiration Date" means the latest time and date at which the Exchange Offer, as so extended by TrustCo, expires. TrustCo presently anticipates electing to extend the Exchange Offer from time to time until such time as the Regulatory Approval Condition (as defined below) has been satisfied; however, TrustCo will not be obligated to do so. See "THE EXCHANGE OFFER--Certain Legal Matters" and "-- Certain Conditions of the Exchange Offer."

         Tendering shareholders will not be obligated to pay any charges or expenses of ChaseMellon Shareholder Services, the exchange agent for this Exchange Offer (the "Exchange Agent"), or any brokerage commissions. Except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the exchange of Cohoes Common Stock pursuant to the Exchange Offer will be paid by or on behalf of TrustCo.

         TrustCo's obligation to accept Cohoes Common Stock pursuant to the Exchange Offer is conditioned upon: (i) there being validly tendered and not withdrawn prior to the expiration of the Exchange Offer a number of shares of Cohoes Common Stock which, together with the 100,000 shares of Cohoes Common Stock now owned by TrustCo, would represent at least a majority of the total number of outstanding Cohoes Common Stock on a fully diluted basis (the "Minimum Tender Condition"); (ii) the receipt of all regulatory approvals sought by TrustCo in connection with the transactions contemplated by the Exchange Offer without the imposition of any material condition unacceptable to TrustCo, the expiration of all required waiting periods, and the compliance by TrustCo with any terms or conditions of such approvals (the "Regulatory Approval Condition");
(iii) either the Cohoes Board of Directors (the "Cohoes Board") having approved the Exchange Offer and the TrustCo-Cohoes Merger and having amended the charter of Cohoes Savings Bank to eliminate the provisions thereof prohibiting the direct or indirect ownership of more than 10% of any class of an equity security of Cohoes Savings Bank or, in lieu of such actions, TrustCo being satisfied, in its sole discretion, that Section 203 of the Delaware General Corporation Law (the "DGCL") and the anti-takeover provisions of Cohoes' Certificate of Incorporation ("Cohoes' Certificate") and the charter of Cohoes Savings Bank are invalid or are not applicable to the transactions contemplated by the Exchange Offer and the TrustCo-Cohoes Merger (the "Removal of Impediments Condition"); (iv) the approval of the issuance of shares of TrustCo Common Stock pursuant to the Exchange Offer by the holders of a majority of the outstanding shares of TrustCo Common Stock voted at a meeting of such holders at which the total number of votes cast represents over fifty percent in interest of all shares of TrustCo Common Stock outstanding on the applicable record date (the "TrustCo Stockholder Approval Condition"); (v) the receipt of an opinion of counsel that the Exchange Offer and the TrustCo-Cohoes Merger qualify as a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); (vi) since June 30, 1999, there being no material adverse change, or any prospective material adverse change, in the financial condition, business or assets of Cohoes (the "Material Adverse Effect Condition"); (vii) Cohoes and Hudson terminate their Agreement and Plan of Merger dated April 25, 2000 (the "Hudson-Cohoes Merger Agreement"); (viii) Cohoes and Hudson terminate their Stock Option Agreement dated April 25, 2000 (the "Hudson-Cohoes Option Agreement") and Hudson surrenders to Cohoes the option granted to Hudson thereunder; (ix) the stockholders of Cohoes do not approve the Hudson-Cohoes Merger; (x) TrustCo and Cohoes enter into a definitive TrustCo-Cohoes Merger agreement; and (xi) the Registration Statement becomes effective. See "THE EXCHANGE OFFER--Certain Conditions of the Exchange Offer." TrustCo reserves the absolute right to waive any of the conditions of the Exchange Offer other than the Regulatory Approval Condition, the TrustCo Stockholder Approval Condition and the effectiveness of the Registration Statement. Waiver or amendment of any of these conditions may require an extension of the Exchange Offer.

         If by 12:00 midnight, New York City time, on _________________, 2000, or any later time to which the Exchange Offer has been extended, the Minimum Tender Condition has not been satisfied, TrustCo may elect either to: (i) extend the Exchange Offer and retain all shares of Cohoes Common Stock theretofore tendered until the expiration of the Exchange Offer, as extended, subject to the right of a tendering shareholder to withdraw his or her Cohoes Common Stock;
(ii) waive the Minimum Tender Condition, extend the Exchange Offer for a period of ten business days if the Exchange Offer is scheduled to expire prior thereto and thereafter exchange all tendered shares of Cohoes Common Stock; or (iii) terminate the Exchange Offer and exchange none of the Cohoes Common Stock and return all tendered shares of Cohoes Common Stock. TrustCo will not accept for exchange any shares of Cohoes Common Stock pursuant to the Exchange Offer until such time as the Regulatory Approval Condition has been satisfied and the Registration Statement has become effective. See "THE EXCHANGE OFFER -- Certain Legal Matters" and "--Certain Conditions of the Exchange Offer--REGULATORY APPROVAL CONDITION" and "--EFFECTIVE REGISTRATION STATEMENT."

         A request is being made to Cohoes for use of Cohoes' shareholder list and security position listing for the purpose of disseminating the Exchange Offer to holders of Cohoes Common Stock. The Prospectus and the related Letter of Transmittal will be mailed to record holders of Cohoes Common Stock and will be furnished to brokers, banks and similar persons whose names or the names of whose nominees appear on the shareholder list or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Cohoes Common Stock.

EXTENSION, TERMINATION AND AMENDMENT

         TrustCo expressly reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Exchange Offer is to remain open by giving oral or written notice of such extension to the Exchange Agent. There can be no assurance that TrustCo will exercise its right to extend the Exchange Offer, although it is presently anticipated that the Exchange Offer will be extended in order to permit the Regulatory Approval Condition to be satisfied. If TrustCo amends the Exchange Offer, it will extend the Exchange Offer for a period of ten business days if the Exchange Offer is scheduled to expire prior thereto. During any such extension, all shares of Cohoes Common Stock previously tendered and not withdrawn will remain subject to the Exchange Offer, subject to the right of a tendering shareholder to withdraw his or her Cohoes Common Stock. See "THE EXCHANGE OFFER -- Withdrawal Rights." TrustCo also reserves the right to delay acceptance for exchange of, or exchange of, any Cohoes Common Stock pursuant to the Exchange Offer, regardless of whether such shares of Cohoes Common Stock were theretofore accepted for exchange, and to amend or terminate the Exchange Offer and not accept for exchange or exchange any Cohoes Common Stock not theretofore accepted for exchange, or exchanged, upon the failure of any of the conditions of the Exchange Offer to be satisfied. Any such extension, termination, amendment or delay will be followed as promptly as practicable by public announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which TrustCo may choose to make such public announcement, TrustCo will not, unless otherwise required by rules of the SEC, have any obligation to make any such public announcement other than by making a release to the Dow Jones News Service. If, prior to the Expiration Date, TrustCo increases the consideration offered to holders of Cohoes Common Stock, such increase will be applicable to all holders whose shares of Cohoes Common Stock are accepted for exchange pursuant to the Exchange Offer and, if at the time notice of such increase is first published, sent or given to holders of Cohoes Common Stock, the Exchange Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from and including the date that such notice is first so published, sent or given, the Exchange Offer will be extended until the expiration of such period of ten business days. For purposes of the Exchange Offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 A.M. through 12:00 midnight, New York City time.

EXCHANGE OF SHARES; EXCHANGE CONSIDERATION

         Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange and the exchange of the outstanding shares of Cohoes Common Stock validly tendered and not withdrawn will be made as soon as practicable after the Expiration Date. Subject to applicable rules of the SEC, TrustCo expressly reserves the right to delay acceptance for exchange or the exchange of Cohoes Common Stock in order to comply with any applicable law.

         For purposes of the Exchange Offer, TrustCo will be deemed to have accepted for exchange and thereby acquired tendered Cohoes Common Stock as, if and when TrustCo gives oral or written notice to the Exchange Agent of its acceptance of the tenders of such shares of Cohoes Common Stock. Delivery of the Exchange Consideration in exchange for the Cohoes Common Stock pursuant to the Exchange Offer will be made by the Exchange Agent as soon as practicable after receipt of such notice. The Exchange Agent will act as agent for tendering shareholders for the purpose of receiving the Exchange Consideration from TrustCo and transmitting such Exchange Consideration to tendering shareholders. Under no circumstances will interest be paid by TrustCo by reason of any delay in making such exchange.

         If any tendered shares of Cohoes Common Stock are not acceptable for exchange pursuant to the terms and conditions of the Exchange Offer for any reason, or if certificates are submitted for more shares of Cohoes Common Stock than are tendered, certificates for such un-exchanged Cohoes Common Stock will be returned to the tendering Cohoes shareholder by the Exchange Agent as soon as practicable following consummation or termination of the Exchange Offer.

CASH IN LIEU OF FRACTIONAL SHARES OF TRUSTCO COMMON STOCK

         No certificates representing fractional shares of TrustCo Common Stock will be issued by TrustCo pursuant to the Exchange Offer. In lieu thereof, each tendering shareholder who would otherwise be entitled to a fractional share of TrustCo Common Stock will receive cash in an amount equal to the average closing price of one share of TrustCo Common Stock on Nasdaq over the 20-day period ending 5 days before the closing of the Exchange Offer multiplied by the fractional share of TrustCo Common Stock that such tendering shareholder was otherwise entitled to receive.

WITHDRAWAL RIGHTS

         Shares of Cohoes Common Stock tendered pursuant to the Exchange Offer may be withdrawn at any time after ___________, 2000 and prior to the expiration of the Exchange Offer and the acceptance of Cohoes Common Stock for exchange pursuant to the Exchange Offer.

         For a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at its address set forth on the back cover of this Prospectus and must specify the name of the person having tendered the shares of Cohoes Common Stock to be withdrawn, the number of shares of Cohoes Common Stock to be withdrawn and the name of the registered holder, if different from that of the person who tendered such shares of Cohoes Common Stock.

         The signature(s) on the notice of withdrawal must be guaranteed by a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD") or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions") unless such shares of Cohoes Common Stock have been tendered for the account of any Eligible Institution. If certificates have been delivered or otherwise identified to the Exchange Agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the shares of Cohoes Common Stock withdrawn must also be furnished to the Exchange Agent as aforesaid prior to the physical release of such certificates. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by TrustCo in its sole discretion, whose determination will be final and binding. Neither TrustCo, the Exchange Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification. Any shares of Cohoes Common Stock properly withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer. However, withdrawn shares of Cohoes Common Stock may be re-tendered by following one of the procedures described under "THE EXCHANGE OFFER -- Procedure for Tendering Shares" at any time prior to the Expiration Date.

PROCEDURE FOR TENDERING SHARES

         To tender shares of Cohoes Common Stock pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with the certificates representing the tendered Cohoes Common Stock and any other required documents, must be transmitted to and received by the Exchange Agent at its address set forth on the back cover of this Prospectus. THE METHOD OF DELIVERY OF ALL REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

         Signatures on all Letters of Transmittal must be guaranteed by an Eligible Institution in cases where shares of Cohoes Common Stock are tendered by a registered holder of Cohoes Common Stock who has completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on the Letter of Transmittal. If the certificates are registered in the name of a person other than the signer of the Letter of Transmittal, or if certificates for un-exchanged shares of Cohoes Common Stock are to be issued to a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed as aforesaid.

         By executing a Letter of Transmittal as set forth above, the tendering shareholder irrevocably appoints designees of TrustCo as such shareholder's proxies, each with full power of substitution, to the full extent of such shareholder's rights with respect to the shares of Cohoes Common Stock tendered by such shareholder and accepted for exchange by TrustCo and with respect to any and all other shares of Cohoes Common Stock and other securities issued or issuable in respect of the Cohoes Common Stock on or after ____________________, 2000. Such appointment will be effective when, and only to the extent that, TrustCo exchanges the Exchange Consideration for Cohoes Common Stock tendered by such shareholder. To such extent, all prior proxies appointed by such shareholder will be revoked. Such designees will be empowered, among other things, to vote such shares of Cohoes Common Stock as they in their sole discretion deem proper at any annual, special or adjourned meeting of Cohoes' shareholders or otherwise. TrustCo reserves the right to require that, in order for shares of Cohoes Common Stock to be deemed validly tendered, immediately upon TrustCo's exchange of such Cohoes Common Stock TrustCo must be able to exercise full voting rights with respect to such shares of Cohoes Common Stock.

         If a shareholder desires to tender shares of Cohoes Common Stock pursuant to the Exchange Offer and such shareholder's certificates are not immediately available or time will not permit his Letter of Transmittal, stock certificates and any other required documents to reach the Exchange Agent prior to the Expiration Date, his tender may nevertheless be effected if all the following conditions are met: (i) such tender is made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by TrustCo herewith is received by the Exchange Agent as provided below on or prior to the Expiration Date; and
(iii) the certificates for all tendered shares of Cohoes Common Stock, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within five business days after the date of execution of such Notice of Guaranteed Delivery.

         The Notice of Guaranteed Delivery may be delivered by hand to the Exchange Agent or transmitted by telegram, telex, facsimile transmission or mail to the Exchange Agent and must include a signature guaranteed by an Eligible Institution in the form set forth in such Notice.

         In any event, the exchange of Exchange Consideration for Cohoes Common Stock tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates therefor properly completed, duly executed Letter(s) of Transmittal and any other required documents.

         To avoid backup federal income tax withholding with respect to the Exchange Consideration received by a shareholder pursuant to the Exchange Offer, the shareholder must provide the Exchange Agent with his correct taxpayer identification number or certify that he or she is not subject to backup Federal income tax withholding by completing the Substitute Form W-9 included in the Letter of Transmittal.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Cohoes Common Stock will be determined by TrustCo in its sole discretion, whose determination will be final and binding. TrustCo reserves the absolute right to reject any or all tenders determined by it not to be in proper form or the acceptance of or exchange for which may, in the opinion of TrustCo's counsel, be unlawful. TrustCo also reserves the absolute right to waive any of the conditions of the Exchange Offer which it is legally permitted to waive (other than the Regulatory Approval Condition, the TrustCo Stockholder Approval Condition and the effectiveness of the Registration Statement) or any defect or irregularity in the tender of any shares of Cohoes Common Stock. No tender of Cohoes Common Stock will be deemed to have been validly made until all defects and irregularities have been cured or waived. TrustCo's interpretation of the terms and conditions of the

Exchange Offer (including the Letter of Transmittal and instructions thereto) will be final and binding. Neither TrustCo, the Exchange Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any shares of Cohoes Common Stock or will incur any liability for failure to give any such notification.

         A tender of Cohoes Common Stock pursuant to the procedures described above will constitute a binding agreement between the tendering shareholder and TrustCo upon the terms and subject to the conditions of the Exchange Offer.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Lewis, Rice & Fingersh, L.C., counsel to TrustCo, exchanges of Cohoes Common Stock for TrustCo Common Stock pursuant to the Exchange Offer and the TrustCo-Cohoes Merger should be treated for federal income tax purposes as an exchange pursuant to a plan of reorganization within the meaning of Section 368 of the Code. Consequently, no gain or loss will be recognized by holders of shares of Cohoes Common Stock, except as described below under "TAX CONSEQUENCES TO COHOES SHAREHOLDERS IF THE EXCHANGE OFFER AND THE TRUSTCO-COHOES MERGER QUALIFY AS A REORGANIZATION." This opinion is based on the view of Lewis, Rice & Fingersh, L.C. that the Exchange Offer and the TrustCo-Cohoes Merger should be treated as a single transaction and on certain assumptions, including that: (i) each Cohoes shareholder holds his or her shares of Cohoes Common Stock and will hold the TrustCo Common Stock to be received as a capital asset within the meaning of Section 1221 of the Code; (ii) the continuity of shareholder interest requirement applicable to corporate reorganizations (which requires a continuing equity interest in TrustCo by holders owning a significant percentage of the shares of Cohoes Common Stock prior to the consummation of the Exchange Offer) will be satisfied; (iii) TrustCo will continue Cohoes' historic business or will use a significant portion of Cohoes' historic business assets in a business; (iv) the Exchange Offer and the TrustCo-Cohoes Merger will be consummated as contemplated by this Prospectus; and (vi) there are valid business reasons for undertaking the Exchange Offer and the TrustCo-Cohoes Merger.

         In rendering their opinion, Lewis, Rice & Fingersh, L.C. have further assumed that: (i) upon consummation of the Exchange Offer, there will be no significant contingencies preventing the prompt consummation of the TrustCo-Cohoes Merger; (ii) upon consummation of the Exchange Offer, TrustCo will not have waived any of the conditions relating to its obligation to consummate the Exchange Offer in a manner that could prevent a prompt consummation of the TrustCo-Cohoes Merger; and (iii) the TrustCo-Cohoes Merger will in fact be consummated promptly after the consummation of the Exchange Offer. A significant delay in the consummation of the TrustCo-Cohoes Merger would substantially increase the risk that the Exchange Offer will not qualify as part of a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and the absence of the TrustCo-Cohoes Merger would mean that the Exchange Offer was not part of a reorganization. The consequences of a failure to so qualify are discussed below under "TAX CONSEQUENCES IF THE EXCHANGE OFFER AND THE TRUSTCO-COHOES MERGER DO NOT QUALIFY AS A REORGANIZATION."

         In deciding whether two steps are part of a single transaction qualifying as a reorganization, courts have applied three tests: (i) the binding commitment test, which requires a binding commitment at the time of the first step to complete the second step; (ii) the interdependence test which requires that two steps be so interdependent that the first step would have been fruitless without the second; and (iii) the end result test which requires that the steps be pre-arranged parts of a single transaction. Because there is a lack of uniformity in applying these tests, it is difficult to predict with certainty whether the Internal Revenue Service (the "IRS") or a court would amalgamate two steps into a single transaction for federal income tax purposes. However, in the opinion of Lewis, Rice & Fingersh, L.C., the Exchange Offer and the TrustCo-Cohoes Merger should be treated as part of a single transaction.

         The following discussion summarizes the material federal income tax consequences of the Exchange Offer to the shareholders of Cohoes. This summary does not address all aspects of federal taxation that may be relevant to particular Cohoes shareholders, nor does this summary address the effect of any applicable foreign, state, local or other tax laws. This discussion may not apply to certain classes of taxpayers, including, without limitation, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, foreign persons, persons who acquired shares of Cohoes Common Stock pursuant to an exercise of employee stock options or rights or otherwise as compensation and persons who hold shares of Cohoes Common Stock as part of a straddle or conversion transaction.

         This discussion is based upon the opinion of Lewis, Rice & Fingersh, L.C. and the existing provisions of the Code, currently applicable regulations promulgated under the Code, current published administrative positions of the IRS such as revenue rulings and revenue procedures, and existing judicial decisions, all of which are subject to change either prospectively or retroactively. Any change in such authorities may adversely affect the discussion herein.

         The opinion of Lewis, Rice & Fingersh, L.C. is based, among other things, on the assumptions listed above, which assumptions have been made with the consent of TrustCo, and written representations of TrustCo. TrustCo will not request a ruling from the IRS with respect to the federal income tax consequences of the Exchange Offer and the TrustCo-Cohoes Merger. An opinion of counsel is not binding on the IRS, and the IRS is not precluded from taking contrary positions.

         COHOES SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PRECISE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE EXCHANGE OFFER.

         TAX CONSEQUENCES TO COHOES SHAREHOLDERS IF THE EXCHANGE OFFER AND THE TRUSTCO-COHOES MERGER QUALIFY AS A REORGANIZATION

         In order for the Exchange Offer and the TrustCo-Cohoes Merger to qualify as a reorganization under the Code, it is necessary that Exchange Offer and the TrustCo-Cohoes Merger be viewed as a single transaction.

         TrustCo has indicated that it will not undertake the Exchange Offer unless it can also effect the TrustCo-Cohoes Merger and, consequently, has conditioned its obligation to accept shares of Cohoes Common Stock under the Exchange Offer by requiring the elimination of various impediments to consummation of the TrustCo-Cohoes Merger. See "THE EXCHANGE OFFER--Certain Conditions of the Exchange Offer--REMOVAL OF IMPEDIMENTS CONDITION." Thus, TrustCo views the Exchange Offer and the TrustCo-Cohoes Merger as interdependent parts of a single transaction. For federal income tax purposes, the IRS should treat the Exchange Offer and the TrustCo-Cohoes Merger as interrelated steps which do not have economic significance independent of each other. Accordingly, it is anticipated that the Exchange Offer and the TrustCo-Cohoes Merger together should qualify as a reorganization for federal income tax purposes and a Cohoes shareholder who receives the Exchange Consideration generally will recognize gain, but not loss, in an amount equal to the lesser of: (1) the difference between (x) the sum of the cash portion of the Exchange Consideration plus the fair market value of the TrustCo Common Stock received and (y) such shareholder's tax basis in his Cohoes Common Stock; or (2) the cash portion of the Exchange Consideration received.

         The only cash payment which the Cohoes shareholders will receive under the Exchange Offer is in lieu of fractional shares. Cash payments received by Cohoes shareholders in lieu of fractional shares will be treated as received by such shareholders as a distribution in redemption of such fractional share interests. Accordingly, such shareholders generally will recognize capital gain measured by the difference between the cash received and the basis of the fractional shares of TrustCo Common Stock deemed surrendered therefor. Such capital gain will be long-term gain if a shareholder has held his or her Cohoes Common Stock for more than one year.

         The aggregate tax basis of the TrustCo Common Stock received by a Cohoes shareholder generally will equal that shareholder's aggregate tax basis in his Cohoes Common Stock, increased by the amount of gain recognized by such shareholder in the Exchange Offer, and decreased by the amount of the cash portion of the Exchange Consideration received and the basis allocated to any fractional share interest which is deemed issued and redeemed. A Cohoes shareholder's holding period for the TrustCo Common Stock (including any fractional share deemed received) received in the Exchange Offer will include the holding period of the Cohoes Common Stock exchanged therefor.

         TAX CONSEQUENCES TO COHOES SHAREHOLDERS IF THE EXCHANGE OFFER AND THE TRUSTCO-COHOES MERGER DO NOT QUALIFY AS A REORGANIZATION

         If the TrustCo-Cohoes Merger is not consummated or is consummated in a way that causes the Exchange Offer and the TrustCo-Cohoes Merger not to be a "reorganization," or if the TrustCo-Cohoes Merger is consummated but the Exchange Offer is treated for federal income tax purposes as a separate transaction, or if the Exchange Offer and the TrustCo-Cohoes Merger together are determined not to qualify as a reorganization as described above, exchanges pursuant to the Exchange Offer will be taxable transactions for federal income tax purposes. In that event, each exchanging shareholder of Cohoes Common Stock will recognize gain or loss for federal income tax purposes measured by the difference between such shareholder's basis in the Cohoes Common Stock exchanged and the amount of cash plus the fair market value of the TrustCo Common Stock received by such shareholder in the Exchange Offer. Such gain or loss will be capital gain or loss if the shares of Cohoes Common Stock were held as a capital asset and will be long-term gain or loss if such Cohoes Common Stock had been held for more than one year at the time of the exchange.

         Exchanges pursuant to the TrustCo-Cohoes Merger may likewise be taxable transactions if the Exchange Offer is treated as a separate taxable transaction. However, even if the Exchange Offer were a taxable transaction, the TrustCo-Cohoes Merger itself might be considered a reorganization. In that event, a shareholder of Cohoes Common Stock receiving TrustCo Common Stock and cash would be subject to the federal income tax rules concerning reorganizations discussed above with respect to the TrustCo Common Stock and cash received in the TrustCo-Cohoes Merger (but not with respect to any TrustCo Common Stock and cash received by such shareholder in the Exchange Offer).

         If the TrustCo-Cohoes Merger does not qualify as a reorganization for tax purposes, the TrustCo-Cohoes Merger might result in adverse tax consequences to TrustCo.

EFFECT OF EXCHANGE OFFER ON MARKET FOR SHARES

         As of June 22, 2000, according to Cohoes' Proxy Statement for its Special Meeting of Stockholders to be held August 18, 2000 for the purpose of considering the Hudson-Cohoes Merger (the "Cohoes' Proxy Statement"), there were 7,912,255 shares of Cohoes Common Stock outstanding, and there were approximately 4,600 shareholders of record of Cohoes Common Stock, not including the number of persons or entities whose stock is held in nominee or "street" name through various brokerage firms or other financial institutions.

         The exchange of Cohoes Common Stock pursuant to the Exchange Offer will reduce the number of shares of Cohoes Common Stock that might otherwise trade publicly and the number of holders of Cohoes Common Stock and, pending consummation of the TrustCo-Cohoes Merger, could adversely affect the liquidity and market value of the remaining Cohoes Common Stock held by the public.

         Cohoes Common Stock is quoted in the over-the-counter market on Nasdaq. If the Exchange Offer is consummated, the extent of the public market for the remaining shares of Cohoes Common Stock, and the availability of price quotations, will depend upon the number of holders, the aggregate market value of the Cohoes Common Stock remaining, the interest of securities firms in maintaining a market in the Cohoes Common Stock and other factors.

RESALE OF TRUSTCO COMMON STOCK

         The TrustCo Common Stock to be issued pursuant to the Exchange Offer will be freely transferable under the 1933 Act except for shares issued to any Cohoes shareholder who may be deemed to be an "affiliate" of Cohoes for purposes of Rule 145 under the 1933 Act. Under Rule 145, such "affiliates" may not sell their TrustCo Common Stock acquired in connection with the Exchange Offer except pursuant to an effective registration statement under the 1933 Act covering such shares or in compliance with Rule 145 promulgated under the 1933 Act or another applicable exemption from the registration requirements of the 1933 Act. This Prospectus does not cover resales of shares of TrustCo Common Stock received by any person who may be deemed to be an "affiliate" of Cohoes. Persons who may be deemed to be "affiliates" of Cohoes generally include individuals who, or entities that, control, are controlled by or are under common control with Cohoes, and may include certain officers and directors of Cohoes as well as principal shareholders of Cohoes.

CERTAIN LEGAL MATTERS

         GENERAL

         Except as set forth below, based upon an examination of publicly available information filed by Cohoes with the SEC and other publicly available information with respect to Cohoes, TrustCo is not aware of any license or regulatory permit which appears to be material to the business of Cohoes and which is likely to be adversely affected by TrustCo's acquisition of Cohoes Common Stock pursuant to the Exchange Offer or, except as disclosed below, of any approval or other action by any state, federal or foreign government or governmental agency that would be required prior to the acquisition of Cohoes Common Stock pursuant to the Exchange Offer. TrustCo presently intends to take such actions with respect to any approvals as will enable it to acquire the Cohoes Common Stock as expeditiously as possible. In this regard, TrustCo expressly reserves the right to challenge the validity and applicability of any state, foreign or other statutes or regulations purporting to require approval of the commencement or consummation of the Exchange Offer and the TrustCo-Cohoes Merger.

         There can be no assurance that any license, permit, approval or other action, if needed, would be obtained and, if obtained, there can be no assurance as to the date of any such license, permit or approval or the absence of any litigation challenging any such license, permit or approval. Similarly, there can be no assurance that adverse consequences might not result to Cohoes or to its business in the event of adverse regulatory action or inaction. TrustCo's obligation under the Exchange Offer to accept for exchange and exchange Cohoes Common Stock is subject to satisfaction of the Regulatory Approval Condition as well as other conditions which could be triggered by an adverse regulatory development. See "THE EXCHANGE OFFER -- General" and "-- Certain Conditions of the Exchange Offer."

         FEDERAL REGULATORY MATTERS

         The acquisition of Cohoes Common Stock pursuant to the Exchange Offer (the "Acquisition") and the consummation of the TrustCo-Cohoes Merger are subject to the prior approval by the Federal Reserve Board pursuant to the Bank Holding Company Act of 1956, as amended (the B.H.C.A.) and the New York State Banking Department (the "NYBD").

         In determining whether to approve the Acquisition and the TrustCo-Cohoes Merger, the Federal Reserve Board and the NYBD will consider, among other things: (i) competitive factors; (ii) the financial and managerial resources and future prospects of TrustCo and Cohoes; (iii) the convenience and needs of the community served by TrustCo and Cohoes; and (iv) supervisory factors. These factors are discussed herein. It is anticipated that TrustCo's applications to the Federal Reserve Board and the NYBD for approval of the Exchange Offer and the TrustCo-Cohoes Merger will be filed on or about
July 24, 2000.

         Following approval by the Federal Reserve Board, the Acquisition may not be consummated for 30 days after such approval, during which time the United States Department of Justice (the "D.O.J.") may challenge the acquisition of Cohoes Common Stock pursuant to the Exchange Offer on antitrust grounds and seek the divestiture of certain assets and liabilities. With the approval of the Federal Reserve Board and the D.O.J., the waiting period may be reduced to no less than 15 days.

         The Federal Reserve Board is prohibited from approving any transaction under the applicable statutes which: (i) would result in a monopoly or which would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States; or (ii) may have the effect in any section of the United States of substantially lessening competition, or tending to create a monopoly, or resulting in a restraint of trade; unless in each case the Federal Reserve Board finds that the anti-competitive effects of the transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

         In reviewing a transaction under the applicable statutes, the Federal Reserve Board will also consider the financial and managerial resources of the companies and their subsidiary banks and the convenience and needs of the communities to be served. As part of, or in addition to, consideration of the above factors, it is anticipated that the Federal Reserve Board will consider the regulatory status of TrustCo and Cohoes and the overall capital and safety and soundness standards established by the Federal Deposit Insurance Corporation Improvement Act of 1991 and the regulations promulgated thereunder.

         Under the Community Reinvestment Act of 1977, as amended (the "C.R.A."), the Federal Reserve Board must also take into account the record of performance of each of TrustCo and Cohoes in meeting the credit needs of the entire community, including low and moderate income neighborhoods, served by each company. As of the date of this Prospectus, the depository institution subsidiaries of TrustCo and Cohoes received C.R.A. ratings of satisfactory, and satisfactory in their most recent C.R.A. examinations.

         The B.H.C.A. and the Federal Reserve Board regulations also require publication of notice of, and the opportunity for public comment on, the application submitted by TrustCo for approval of the Acquisition and authorize the Federal Reserve Board to hold a public hearing in connection therewith if the Federal Reserve Board determines that such a hearing would be appropriate. Any such hearing or comments provided by third parties could prolong the period during which the application is subject to review by the Federal Reserve Board.

         As noted above, the Acquisition may not be consummated until 30 days after Federal Reserve Board approval, during which time the D.O.J. may challenge the Acquisition on antitrust grounds and seek the divestiture of certain assets and liabilities. With the approval of the Federal Reserve Board and the D.O.J., the waiting period may be reduced to no less than 15 days. The commencement of an antitrust action by the D.O.J. would stay the effectiveness of Federal Reserve Board approval of the Acquisition unless a court specifically orders otherwise. In reviewing the Acquisition, the D.O.J. could analyze the effect of the Acquisition on competition differently than the Federal Reserve Board and, thus, it is possible that the D.O.J. could reach a different conclusion than the Federal Reserve Board regarding the competitive effects of the Acquisition. Failure of the D.O.J. to object to the Acquisition may not prevent the filing of antitrust actions by private persons or state attorneys general.

         In general, the Federal Reserve Board and the D.O.J. will examine the impact of the Acquisition on competition in various product and geographic markets, including competition for deposits and loans, especially loans to small and middle market businesses.

         ANTICIPATED APPROVALS

         While TrustCo expects to receive the approvals from the Federal Reserve Board and the NYBD and other relevant agencies required to consummate the Acquisition, TrustCo cannot predict when, or give any assurance that, such approvals will be received. It is anticipated that, in any event, the approval process (including the mandatory waiting periods) could take four months from the date the applications are filed. Any such approvals may be issued subject to prior compliance with material conditions, which conditions might be unacceptable to TrustCo and would entitle TrustCo to terminate the Exchange Offer. In any event, the receipt of all such regulatory approvals and the expiration of all waiting periods is a non-waivable condition to the Exchange Offer.

CERTAIN CONDITIONS OF THE EXCHANGE OFFER

         Notwithstanding any other provisions of the Exchange Offer, TrustCo will not be required to accept for exchange or exchange any Cohoes Common Stock, may postpone the acceptance for exchange of or exchange for Cohoes Common Stock tendered and may terminate or amend the Exchange Offer as provided herein if any of the following conditions are not satisfied: (i) the Minimum Tender Condition,
(ii) the Regulatory Approval Condition, (iii) the Removal of Impediments Condition; (iv) the TrustCo Stockholder Approval Condition; (v) the receipt of an opinion of counsel that the Exchange Offer and the TrustCo-Cohoes Merger qualify as a reorganization under Section 368(a)(1)(A) of the Code; (vi) the Material Adverse Effect Condition; (vii) the termination of the Hudson-Cohoes Merger Agreement; (viii) the termination of the Hudson-Cohoes Option Agreement and the surrender by Hudson to Cohoes of the option granted to Hudson thereunder; (ix) the stockholders of Cohoes do not approve the Hudson-Cohoes Merger; (x) TrustCo and Cohoes enter into a definitive TrustCo-Cohoes Merger agreement; and (xi) the Registration Statement becomes effective. TrustCo reserves the absolute right to waive any of the conditions of the Exchange Offer other than the Regulatory Approval Condition, the TrustCo Stockholder Approval Condition and the effectiveness of the Registration Statement.

         MINIMUM TENDER CONDITION

         The Exchange Offer is conditioned upon there being validly tendered and not withdrawn prior to the Expiration Date a number of shares of Cohoes Common Stock which, together with the shares of Cohoes Common Stock beneficially owned by TrustCo and its affiliates for their own respective accounts, would represent at least a majority of the Cohoes Common Stock outstanding on a fully diluted basis (i.e., as though all options or other securities convertible into or exercisable for shares of Cohoes Common Stock had been so converted, exercised or exchanged) on the date shares of Cohoes Common Stock are accepted by TrustCo pursuant to the Exchange Offer. According to the Cohoes' Proxy Statement, there were 7,912,255 shares of Cohoes Common Stock outstanding on June 22, 2000 and ___________ shares of Cohoes Common Stock in the aggregate reserved for issuance pursuant to Cohoes' Employee Stock Ownership Plan and Stock Option and Incentive Plan. Based on the foregoing, TrustCo believes that the Minimum Tender Condition would have been satisfied on June 22, 2000 if, in addition to the 100,000 shares of Cohoes Common Stock currently owned beneficially by TrustCo and its affiliates for their own respective accounts, at least an aggregate of __________ shares of Cohoes Common Stock, or ___% of the shares of Cohoes Common Stock outstanding on _______, had been validly tendered pursuant to the Exchange Offer and not withdrawn. TrustCo reserves the right (but is not obligated), subject to the rules and regulations of the SEC, to waive or amend the Minimum Tender Condition and to purchase fewer than such number of shares of Cohoes Common Stock as would satisfy the Minimum Tender Condition pursuant to the Exchange Offer.

         REGULATORY APPROVAL CONDITION

         The Exchange Offer and the TrustCo-Cohoes Merger are subject to certain governmental approvals. See "THE EXCHANGE OFFER--Certain Legal Matters." While TrustCo expects to receive the requisite governmental approvals, TrustCo cannot predict when, or give any assurance that, such approvals will be received. In any event, the Regulatory Approval Condition is a non-waivable condition to the Exchange Offer.

         REMOVAL OF IMPEDIMENTS CONDITION

         Cohoes' Certificate provides that certain business combinations with an interested stockholder require the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of stock of Cohoes entitled to vote in the election of directors. Generally, an interested stockholder is any person, other than Cohoes or any subsidiary of Cohoes, that is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding voting stock of Cohoes. The business combination provisions relating to interested stockholders also apply to affiliates of interested stockholders. Business combinations subject to the 80% stockholder approval requirement include, among other things, any merger or consolidation of Cohoes or any subsidiary of Cohoes with the interested stockholder or an affiliate of the interested stockholder. A business combination with an interested stockholder may avoid the 80% stockholder approval requirement, needing only an affirmative vote of a majority of the voting power of the outstanding shares of stock of Cohoes entitled to vote in the election of directors, if the business combination has been approved by a majority of the disinterested directors of Cohoes, the fair market value of the consideration received per share by the holders of Cohoes Common Stock equals or exceeds the higher of certain fair price determinations, the interested stockholder and its affiliates refrain from engaging in certain self-dealing transactions with Cohoes prior to consummation of the business combination, and a proxy or information statement describing the proposed business combination and complying with the requirements of the 1934 Act has been mailed to stockholders of Cohoes at least 30 days prior to the consummation of such business combination. Cohoes' Certificate also provides that, with certain exceptions, a beneficial owner of more than 10% of the voting stock of Cohoes is prohibited from voting more than 10% of the stock of Cohoes (the "10% Limit").

         The DGCL contains a statute designed to provide Delaware corporations with protection against certain takeover attempts. The statute, which is codified in Section 203 of the DGCL ("Section 203"), among other things, prohibits Cohoes (a Delaware corporation) from engaging in certain business combinations (including a merger) with a person who is the beneficial owner of 15% or more of Cohoes' outstanding voting stock (an "Interested Stockholder") during the three-year period following the date such person became an Interested Stockholder. This restriction does not apply if: (i) before such person became an Interested Stockholder, the board of directors approved the transaction in which the Interested Stockholder becomes an Interested Stockholder or approved the business combination; or (ii) upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of Cohoes outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the Interested Stockholder. Section 203 provides that a Delaware corporation may exempt itself from the requirements of the statute by adopting an amendment to the corporation's certificate of incorporation. Cohoes' Certificate does not exempt Cohoes from the requirements of Section 203. A copy of Section 203 is attached hereto as Appendix B.

         The New York charter of Cohoes Savings Bank, the thrift subsidiary of Cohoes, contains a provision which currently prevents any person from acquiring, directly or indirectly, more than ten percent of any class of stock of Cohoes Savings Bank. Because Cohoes Savings Bank is owned and controlled by Cohoes, the acquisition of Cohoes Common Stock pursuant to the Exchange Offer may be deemed to be an indirect acquisition of the equity securities of Cohoes Savings Bank which, accordingly, may result in a violation of the New York charter of Cohoes Savings Bank. This ownership limitation is being maintained on a permissive basis by Cohoes Savings Bank and may be lawfully removed by amendment to its charter. The charter of Cohoes Savings Bank could be amended through the adoption of appropriate resolutions by the board of directors of Cohoes Savings Bank -- who are substantially the same individuals as the directors of Cohoes -- which resolutions would thereafter be approved by the Cohoes Board acting on its behalf as the sole stockholder of Cohoes Savings Bank.

         All of the above are impediments to the consummation of the TrustCo-Cohoes Merger. The Removal of Impediments Condition provides that TrustCo is not required to exchange shares of Cohoes Common Stock and may terminate, amend or extend the Exchange Offer, unless the above impediments are removed. This can be satisfied by the Cohoes Board approving the Exchange Offer and the TrustCo-Cohoes Merger. The consideration offered pursuant to the Exchange Offer meets the fair price requirements of the business combination provisions of Cohoes' Certificate and, except for the required approval of Cohoes' directors, satisfaction of the other conditions would be within TrustCo's control. Accordingly, the approval of the Exchange Offer and the TrustCo-Cohoes Merger by the Cohoes Board (other than any director nominated by TrustCo and thereafter elected to the Cohoes Board) would obviate the 80% vote requirement of Cohoes' Certificate and also make Section 203 inapplicable to the transaction. As part of its approval of the TrustCo-Cohoes Merger, the Cohoes Board would also have to: (i) make appropriate arrangements for amendment to the charter of Cohoes Savings Bank to eliminate the 10% or greater ownership prohibition contained therein; and (ii) make appropriate arrangements to permit all shares of Cohoes Common Stock tendered pursuant to the Exchange Offer to be voted on the merger of Cohoes into TrustCo pursuant to the second proviso to the definition of beneficial ownership in Article FOURTH Section (C)(2)(b) of Cohoes' Certificate.

         The exact timing and details of the TrustCo-Cohoes Merger between TrustCo and Cohoes following the Exchange Offer will necessarily depend upon a variety of factors, including the means and methods employed by the Cohoes Board in approving the TrustCo-Cohoes Merger. Although TrustCo intends to propose and to seek consummation of the TrustCo-Cohoes Merger as soon as reasonably practicable following the Exchange Offer, no assurances can be given when such merger will be effected.

         TRUSTCO STOCKHOLDER APPROVAL CONDITION

         The Exchange Offer is conditioned, among other things, upon the approval of the issuance of shares of TrustCo Common Stock pursuant to the Exchange Offer by the holders of a majority of the outstanding shares of TrustCo Common Stock. Pursuant to the rules of the NASD, since the number of shares of TrustCo Common Stock to be issued in the Exchange Offer and the TrustCo-Cohoes Merger will exceed 20% of the number of outstanding shares prior to such issuance, the issuance must be approved by TrustCo's stockholders. TrustCo intends to seek such approval at a special meeting of shareholders it intends to call for the third quarter of 2000. In any event, this TrustCo Stockholder Approval Condition is a non-waivable condition to the Exchange Offer.

         TAX OPINION

         The Exchange Offer is conditioned, among other things, upon the receipt of an opinion of counsel that the Exchange Offer and the TrustCo-Cohoes Merger qualify as a reorganization under Section 368(a)(1)(A) of the Code. The law firm of Lewis, Rice & Fingersh, L.C. has indicated that it will issue such opinion based upon and subject to the assumptions and other matters set forth in "THE EXCHANGE OFFER--Certain Federal Income Tax Consequences."

         MATERIAL ADVERSE EFFECT CONDITION

         The Material Adverse Effect Condition will be deemed satisfied unless, after June 30, 1999 and prior to the time of exchange of any shares of Cohoes Common Stock (whether or not any shares of Cohoes Common Stock have theretofore been accepted for exchange or exchanged pursuant to the Exchange Offer) any of the following events occur:

                  (a) there is threatened, instituted or pending any action or proceeding before any domestic or foreign court or governmental agency or other regulatory or administrative agency or commission, including but not limited to any such investigation, action or proceeding which was in existence on or prior to June 30, 1999: (i) seeking to obtain any material damages from Cohoes; (ii) seeking to prohibit or restrict Cohoes' ownership or operation of any material portion of its business or assets, or to compel Cohoes to dispose of or hold separate all or any material portion of Cohoes' business or assets; (iii) which otherwise is reasonably likely to materially adversely affect Cohoes or the value of the Cohoes Common Stock; (iv) which imposes material limitations on the ability of TrustCo effectively to acquire or hold or to exercise full rights of ownership of the Cohoes Common Stock, including, without limitation, the right to vote the shares of Cohoes Common Stock acquired by it on all matters properly presented to the stockholders of Cohoes or any material condition unacceptable to TrustCo; or (v) which is reasonably likely to enjoin, restrain or prohibit, or result in material damages in respect of, or which is related to or arises out of, the Exchange Offer or the TrustCo-Cohoes Merger or the consummation of the transactions contemplated hereby; or

                  (b) any change (or any condition, event or development involving a prospective change) has occurred or is threatened in the business, properties, assets, liabilities, capitalization, stockholders' equity, financial condition, results of operations or prospects of Cohoes (including, without limitation, the disposition of assets) which, in the sole judgment of TrustCo, is or may be materially adverse to Cohoes or to the value of the Cohoes Common Stock, or TrustCo becomes aware of any fact (including, but not limited to, any such change, condition, event or development) which, in the sole judgment of TrustCo, has or may have materially adverse significance with respect to Cohoes or any of its subsidiaries or to the value of the Cohoes Common Stock; and

which, in the sole judgment of TrustCo, makes it inadvisable to proceed with the Exchange Offer.

         The foregoing conditions are for the sole benefit of TrustCo and may be asserted by TrustCo regardless of the circumstances giving rise to any such conditions (including any action or inaction by TrustCo) or may be waived by TrustCo in whole or in part. The failure by TrustCo at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed a continuing right which may be asserted at any time and from time to time.

         TERMINATION OF THE HUDSON-COHOES MERGER AGREEMENT

         The Exchange Offer is conditioned, among other things, upon Cohoes terminating the Hudson-Cohoes Merger Agreement. The Hudson-Cohoes Merger Agreement may be terminated as follows: (i) by the mutual consent of Cohoes and Hudson; (ii) by a non-breaching party if the other party has breached in any material respects any of its covenants, representations or warranties and such breach is not cured within 30 days after notice of such breach is given to the breaching party; (iii) by either Cohoes or Hudson if any necessary governmental approval is not obtained; (iv) by either party if the shareholders of either party do not approve the Hudson-Cohoes Merger; or (v) by either party if the Hudson-Cohoes Merger has not occurred by February 28, 2001.

         Cohoes and Hudson can, by mutual consent, terminate the Hudson-Cohoes Merger Agreement. However, if they do not, the Hudson-Cohoes Merger Agreement can be terminated by Cohoes if the Cohoes stockholders do not approve the Hudson-Cohoes Merger. See "THE EXCHANGE OFFER--Certain Conditions of the Exchange OFFER--STOCKHOLDER DISAPPROVAL OF THE HUDSON-COHOES MERGER." In the alternative, Cohoes can terminate the Hudson-Cohoes Merger Agreement if the Hudson-Cohoes Merger has not occurred by February 28, 2001.

         TrustCo does not know if the Cohoes Board will so terminate the Hudson-Cohoes Merger Agreement under any of these circumstances. The Cohoes Board did not retain the right to terminate the Hudson-Cohoes Merger Agreement in the event of an offer superior to that contained in the Hudson-Cohoes Merger Agreement.

         TERMINATION OF THE HUDSON-COHOES OPTION AGREEMENT

         The Exchange Offer is conditioned, among other things, upon the termination of the Hudson-Cohoes Option Agreement and the surrender by Hudson to Cohoes of the options granted to Hudson thereunder. The Hudson-Cohoes Option Agreement was entered into in connection with the Hudson-Cohoes Merger Agreement. Under the Hudson-Cohoes Option Agreement, Cohoes granted Hudson an unconditional, irrevocable option to purchase up to 1,574,538 shares of Cohoes Common Stock at a price per share of $9.8125.

         Hudson may exercise the option if, but only if, both an "Initial Triggering Event" and a "Subsequent Triggering Event" has occurred prior to the occurrence of an "Exercise Termination Event."

         An "Initial Triggering Event" includes any of the following events or transactions: (i) Cohoes, without Hudson's prior consent, enters into an agreement to be acquired (i.e., 10% or more of the voting power of the Cohoes Common Stock), or the Cohoes Board recommends that the Cohoes shareholders approve such an acquisition transaction with any person other than Hudson; (ii) any person other than Hudson acquires beneficial ownership (or the right to acquire beneficial ownership) of 10% or more of the outstanding shares of Cohoes Common Stock; (iii) any person publicly announces that it has made or intends to make a proposal to engage in an acquisition transaction with Cohoes; (iv) the Cohoes Board (without having received Hudson's consent): (a) withdraws its recommendation to the Cohoes stockholders that they approve the Hudson-Cohoes Merger; or (b) authorizes, recommends or proposes an agreement to enter into an acquisition transaction with anyone other than Hudson; or (c) provides information to or engages in negotiations with a third party relating to a possible acquisition transaction; (v) any person (other than Hudson) files with the SEC a registration statement or tender offer materials with respect to a potential exchange offer than would constitute such an acquisition transaction;
(vi) Cohoes willfully breaches any covenant or obligation contained in the Hudson-Cohoes Merger Agreement after an overture is made by a third party to Hudson or its shareholders to engage in a possible acquisition transaction and such breach would entitle Hudson to terminate the Hudson-Cohoes Merger Agreement and has not been cured within the time period prescribed in the Hudson-Cohoes Option

Agreement or (vii) any person (other than Hudson and without Hudson's consent) files an application or notice with any federal or state thrift or bank regulatory or antitrust authority to engage in such an acquisition transaction. The Exchange offer, and TrustCo's activities in connection therewith and with the TrustCo-Cohoes Merger, constitute an "Initial Triggering Event.

         A "Subsequent Triggering Event" means: (i) the acquisition by any person (other than Hudson) of beneficial ownership of 25% or more of the outstanding Cohoes Common Stock; or (ii) the occurrence of an "Initial Triggering Event" described in clause (i) of the immediately preceding paragraph (but by substitution 25% for 10%). The Exchange Offer, and TrustCo's activities in connection therewith and with the TrustCo-Cohoes Merger, will constitute a "Subsequent Triggering Event."

         An "Exercise Termination Event" means any of the following: (i) such time as the Hudson-Cohoes Merger becomes effective; (ii) a termination of the Hudson-Cohoes Merger Agreement in accordance with its term; or (iii) the passage of certain prescribed times after termination of the Hudson-Cohoes Merger Agreement if such termination follows the occurrence of an "Initial Triggering Event."

         Since there has been an Initial Triggering Event, and since the closing of the Exchange Offer and the TrustCo-Cohoes Merger will constitute a Subsequent Triggering Event, Cohoes and Hudson will need to mutually agree to terminate the Hudson-Cohoes Option Agreement to satisfy this condition.

         STOCKHOLDER DISAPPROVAL OF THE HUDSON-COHOES MERGER

         The Exchange Offer is conditioned, among other things, upon the Cohoes stockholders not approving the Hudson-Cohoes Merger. If the Hudson-Cohoes Merger Agreement is terminated, then this condition will be deemed satisfied. However, if the Hudson-Cohoes Merger Agreement is not otherwise terminated and if Cohoes holds a meeting of its stockholders to approve the Hudson-Cohoes Merger, this condition will be satisfied only if the requisite number of Cohoes stockholders either vote against such approval or abstain from voting.

         To be approved, the Hudson-Cohoes Merger must receive the affirmative vote of ___________ shares of Cohoes Common Stock and __________ shares of Hudson Common Stock.

         TrustCo currently holds 100,000 shares of Cohoes Common Stock and intends to vote such shares against the proposed Hudson-Cohoes Merger. In addition, TrustCo is soliciting proxies from Cohoes' stockholders to vote against the proposed Hudson-Cohoes Merger. TrustCo does not know whether it will obtain a sufficient number of proxies which, together with the shares of Cohoes Common Stock already owned by TrustCo, will be sufficient to defeat the proposed Hudson-Cohoes Merger if the matter is ultimately put to Cohoes' stockholders for approval.

         You should be aware that, under the Hudson-Cohoes Merger Agreement, Cohoes is required to take all action which is necessary to properly call and convene a meeting of its shareholders to consider and vote upon the Hudson-Cohoes Merger and the Hudson-Cohoes Merger Agreement. The Cohoes Board is obligated under the Hudson-Cohoes Merger Agreement to recommend that the Cohoes stockholders approve the Hudson-Cohoes Merger. The Cohoes Board has no ability (without otherwise breaching the Hudson-Cohoes Merger Agreement) to recommend that the Cohoes stockholders vote against the Hudson-Cohoes Merger, even if a superior offer has been made.

         DEFINITIVE TRUSTCO-COHOES MERGER AGREEMENT

         The Exchange Offer is conditioned, among other things, upon TrustCo and Cohoes entering into a definitive agreement with respect to the TrustCo-Cohoes Merger. TrustCo considers the Exchange Offer and the TrustCo-Cohoes Merger to be related steps in one overall transaction whereby TrustCo acquires all of the issued and outstanding shares of Cohoes Common Stock. See "THE EXCHANGE OFFER--Certain Federal Income Taxes." Whether this condition can be satisfied depends upon the willingness of the Cohoes Board to enter into such a definitive agreement.

         EFFECTIVE REGISTRATION STATEMENT

         The Exchange Offer is conditioned, among other things, upon this Registration Statement becoming effective. The SEC recently changed its rules to permit exchange offers to begin before the related registration statement has become effective. TrustCo has taken advantage of this rule. However, under applicable law and related SEC rules, TrustCo may not accept for exchange any shares of Cohoes Common Stock tendered in the Exchange Offer until the Registration Statement is declared effective by the SEC. This is a non-waivable condition to the Exchange Offer.

FEES AND EXPENSES

         TrustCo has engaged Georgeson Shareholder Communications Inc. to act as TrustCo's information agent (the "Information Agent") with respect to the Exchange Offer. TrustCo will pay the Information Agent a fee of $10,000 for its services in connection with the Exchange Offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the federal securities laws.

         TrustCo will pay the Exchange Agent reasonable and customary compensation for its services in connection with the Exchange Offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Exchange Agent against certain liabilities and expenses in connection therewith, including liabilities under the federal securities laws.

         Brokers, dealers, commercials banks and trust companies will be reimbursed by TrustCo for customary mailing and handling expenses incurred by them in forwarding material to their customers.

ACCOUNTING TREATMENT

         Upon consummation of the Exchange Offer, TrustCo will account for the acquisition of the Cohoes Common Stock as a purchase business combination. See "PRO FORMA COMBINED FINANCIAL INFORMATION--Summary of Purchase Accounting Adjustments March 31, 2000."

NASDAQ LISTING

         The outstanding shares of TrustCo Common Stock are, and the shares of TrustCo Common Stock to be issued in the Exchange Offer and the TrustCo-Cohoes Merger will be, included for quotation on the Nasdaq.

SOURCE OF FUNDS

         The cash portion of the Exchange Consideration, i.e. the amounts necessary for payments in lieu of fractional shares, will be funded from TrustCo's existing cash assets and/or an advance from Trustco Bank to TrustCo.

TREATMENT OF COHOES STOCK OPTIONS

         Cohoes maintains an Employee Stock Ownership Plan ("ESOP") for its employees and a Stock Option and Incentive Plan for directors, advisory directors and key employees (collectively the "Option Plans"). Each outstanding option under the Option Plans will be canceled prior to the consummation date of the TrustCo-Cohoes Merger and the holder thereof will receive from TrustCo, in payment for such option, a number of shares of TrustCo Common Stock equal to $16.00 less the exercise price of the stock option. Any resulting fractional shares will be paid in cash. It is anticipated that the ESOP will be terminated and any remaining unallocated ESOP shares would be allocated to participants after repayment of the ESOP loan.

                               RECENT DEVELOPMENTS

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

         The following unaudited pro forma condensed balance sheets and income statements have been prepared based on the historical results of operations and financial condition of TrustCo, Cohoes and Hudson. Pro forma adjustments and assumptions on which they are based are described in the notes following such balance sheets and income statements. The purchase accounting adjustments were calculated as of the dates indicated in the notes (primarily March 31, 2000).

         TrustCo has not had access to the Cohoes or Hudson records as part of its attempt to allocate the cost of its investment in the fair values of the Cohoes and Hudson assets and liabilities. The allocation of the cost of the investments reflected in the accompanying pro forma information has been made based on available information in some instances and otherwise based on assumptions TrustCo believes to be reasonable. In instances in which there was no reliable basis to make a reasonable estimate, recorded values were considered to approximate fair value. Accordingly, for purposes of these pro forma financial statements, the fair value of loans, deposits and premises and equipment were considered to be carrying value. The excess of the purchase price over the fair value of the net assets has been treated as goodwill.

         The information concerning Cohoes and Hudson is derived from previously filed Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and previously released press releases. TrustCo does not make any representation with respect to either Cohoes or Hudson amounts and has not performed any procedures to ensure their accuracy or reasonableness.

         The information shown for TrustCo has been prepared from historical financial information from previously filed Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and previously released press releases.

         The information is for illustrative purposes only. The companies would likely have performed differently had they always been combined. The information should not be relied on as an indication of future results that the combined company will experience after the transactions are completed, because of a variety of factors, including access to additional information and changes in value.

         TrustCo also expects to achieve operating cost savings as a result of the Cohoes and Hudson transactions. See "BACKGROUND OF THE EXCHANGE OFFER--Benefits of the transaction" No adjustments have been included in the combined pro forma operating amounts for the anticipated operating cost savings.

         This Prospectus contains certain forward-looking statements concerning the financial condition, results of operations and business of TrustCo following the consummation of its proposed acquisition of Cohoes and Hudson, the anticipated financial and other benefits of such proposed acquisitions and the plans and objectives of TrustCo's management following such proposed acquisitions, including, without limitation, statements relating to the cost savings expected to result from the proposed acquisitions, anticipated results of operations of the combined company following the proposed acquisitions and projected earnings per share of the combined company following the proposed acquisitions. Generally, the words "will," "may," "should," "continue," "believes," "expects," "intends," "anticipates" or similar expressions identify forward-looking statements. These forward-looking statements involve certain risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following factors: (i) cost savings expected to result from the proposed acquisitions may not be fully realized or realized within the expected time frame; (ii) operating results following the proposed acquisitions may be lower than expected; (iii) competitive pressure among financial services companies may increase significantly; (iv) costs or difficulties related to the integration of the businesses of TrustCo and Cohoes and/or Hudson may be greater than expected;

(v) adverse changes in the interest rate environment may reduce interest margins or adversely affect asset values of the combined company; (vi) general economic conditions, whether nationally or in the market areas in which TrustCo, Cohoes and Hudson conduct business, may be less favorable than expected; (vii) legislation or regulatory changes may adversely affect the businesses in which TrustCo, Cohoes and Hudson are engaged; or (viii) adverse changes may occur in the securities markets.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS AT MARCH 31, 2000

         TRUSTCO AND COHOES COMBINED


                                                                                                 TRUSTCO
                                                                                                  COHOES
                                                                                  PRO FORMA      COMBINED
                                                           TRUSTCO     COHOES    ADJUSTMENTS    PRO FORMA
                                                          ----------  ---------  ------------   -----------
(in thousands)

ASSETS
Cash and cash equivalents                                $  301,091     11,970   (a)  8,121        321,182
Securities available for sale                               653,593     36,287            -        689,880
Securities held to maturity                                       -     56,096            -         56,096
Loans receivable, net                                     1,298,824    577,442            -      1,876,266
Other assets                                                100,145     20,872            -        121,017
Goodwill and other intangibles                                    -      1,747   (b)  4,590          6,337
                                                         ----------  ---------  -----------    -----------
TOTAL ASSETS                                             $2,353,653    704,414       12,711      3,070,778
                                                         ==========  =========  ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits                                                 $1,991,058    491,508            -      2,482,566
Borrowings                                                  145,034     79,652            -        224,686
Other liabilities                                            47,017     12,118   (e)  5,000         60,501
                                                                                 (c) (3,634)
                                                         ----------  ---------  -----------    -----------
Total liabilities                                         2,183,109    583,278        1,366      2,767,753
                                                         ----------  ---------  -----------    -----------

Total shareholders' equity                                  170,544    121,136   (d)121,136)       303,025
                                                                                 (g)128,192
                                                                                 (f)  4,289
                                                         ----------  ---------  -----------    -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $2,353,653    704,414       12,711      3,070,778
                                                         ==========  =========  ===========    ===========


See the notes to the Unaudited Pro Forma Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AT MARCH 31, 2000

         TRUSTCO AND HUDSON COMBINED

                                                                                       TRUSTCO
                                                                                        HUDSON
                                                                         PRO FORMA     COMBINED
                                                TRUSTCO     HUDSON      ADJUSTMENTS   PRO FORMA
                                               ----------  ----------   ------------  -----------
(in thousands)
ASSETS
Cash and cash equivalents                     $  301,091      16,612     (a)  15,583     333,286
Securities available for sale                    653,593     236,980              -      890,573
Securities held to maturity                           -       11,144              -       11,144
Loans receivable, net                          1,298,824     804,247              -    2,103,071
Other assets                                     100,145      68,946              -      169,091
Goodwill and other intangibles                                11,618     (b)   7,319      18,937
                                              ----------   ---------    ------------   ---------

TOTAL ASSETS                                  $2,353,653   1,149,547          22,902   3,526,102
                                              ==========   =========    ============   =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits                                      $1,991,058     748,563               -   2,739,621
Borrowings                                       145,034     151,264               -     296,298
Other liabilities                                 47,017      48,997     (e)   5,000      97,616
                                                                         (c)  (3,398)
                                              ----------   ---------    ------------   ---------

Total liabilities                              2,183,109     948,824           1,602   3,133,535
                                              ----------   ---------    ------------   ---------

Total shareholders' equity                       170,544     200,723     (d)(200,723)    392,567
                                                                         (g) 218,666
                                                                         (f)   3,357
                                              ----------   ---------    ------------   ---------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY    $2,353,653   1,149,547          22,902   3,526,102
                                              ==========   =========    ============   =========

See the notes to the Unaudited Pro Forma Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS AT MARCH 31, 2000.

         TRUSTCO, COHOES AND HUDSON COMBINED

                                                                                                                    TRUSTCO
                                                                                TRUSTCO                              COHOES
                                                                                 COHOES                              HUDSON
                                                                    PRO FORMA   COMBINED                PRO FORMA    COMBINED
                                                TRUSTCO   COHOES   ADJUSTMENTS  PRO FORMA    HUDSON    ADJUSTMENTS  PRO FORMA
                                               --------- --------  -----------  ----------  ---------  -----------  ----------
(in thousands)
ASSETS
Cash and cash equivalents                      $  301,091   11,970  (a)   8,121     321,182     16,612  (a)  15,583     353,377
Securities available for sale                     653,593   36,287            -     689,880    236,980            -     926,860
Securities held to maturity                                 56,096            -      56,096     11,144            -      67,240
Loans receivable, net                           1,298,824  577,442            -   1,876,266    804,247            -   2,680,513
Other assets                                      100,145   20,872            -     121,017     68,946            -     189,963
Goodwill and other intangibles                               1,747  (b)   4,590       6,337     11,618  (b)   7,319      25,274
                                               ---------- --------  -----------  ----------  ---------  -----------  ----------

TOTAL ASSETS                                   $2,353,653  704,414       12,711   3,070,778  1,149,547       22,902   4,243,227
                                               ========== ========  ===========  ==========  =========  ===========  ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits                                       $1,991,058  491,508            -   2,482,566    748,563            -   3,231,129
Borrowings                                        145,034   79,652            -     224,686    151,264            -     375,950
Other liabilities                                  47,017   12,118  (e)   5,000      60,501     48,997  (e)   5,000
                                                                    (c)  (3,634)                        (c)  (3,398)    111,100
                                               ---------- --------  -----------  ----------  ---------  -----------  ----------
Total liabilities                               2,183,109  583,278        1,366   2,767,753    948,824        1,602   3,718,179

Total shareholders' equity                        170,544  121,136  (d)(121,136)    303,025    200,723  (d)(200,723)    525,048
                                                                    (g) 128,192                         (g) 218,666
                                                                    (f)   4,289                         (f)   3,357
                                               ---------- --------  -----------  ----------  ---------  -----------  ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $2,353,653  704,414      12,711    3,070,778  1,149,547       22,902   4,243,227
                                               ========== ========  ===========  ==========  =========  ===========  ==========


See the notes to the Unaudited Pro Forma Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME FOR THE 12 MONTHS ENDED DECEMBER 31, 1999

         TRUSTCO AND COHOES COMBINED

                                                                                                TRUSTCO
                                                                                                COHOES
                                                                                 PRO FORMA     COMBINED
                                                          TRUSTCO    COHOES     ADJUSTMENTS    PRO FORMA
                                                         ---------- ---------  -------------- ------------
Consolidated Statements of Income:
(in thousands, except per share data)

Interest income:
      Interest and fees on loans                       $ 106,734       39,795            -      146,529
      Interest and dividends on securities available
         for sale                                         44,440        2,221            -       46,661
      Interest and dividends on securities held to
         maturity                                              -        3,300            -        3,300
      Interest on federal funds sold/short-term
         investments                                      16,031        1,076            -       17,107
                                                       ---------    ---------    ---------    ---------
                Total interest income                    167,205       46,392            -      213,597
                                                       ---------    ---------    ---------    ---------

Interest expense:
      Interest on deposits                                68,041       16,478            -       84,519
      Interest on short-term borrowings                    5,972        3,734            -        9,706
                                                       ---------    ---------    ---------    ---------
                Total interest expense                    74,013       20,212            -       94,225
                                                       ---------    ---------    ---------    ---------
                Net interest income                       93,192       26,180            -      119,372

Provision for loan losses                                  5,063        1,825            -        6,888
                                                       ---------    ---------    ---------    ---------
                Net interest income after
                    provision for loan losses             88,129       24,355            -      112,484
                                                       ---------    ---------    ---------    ---------

Noninterest income:
      Trust department income                              8,065            -            -        8,065
      Fees for services to customers                       8,695          810            -        9,505
      Net gain/(loss) on securities transactions          (5,446)        (944)           -       (6,390)
      Other                                                4,102        1,999            -        6,101
                                                       ---------    ---------    ---------    ---------
                Total noninterest income                  15,416        1,865            -       17,281
                                                       ---------    ---------    ---------    ---------

Noninterest expense:
      Salaries and employee benefits                      24,994        9,601            -       34,595
      Net occupancy and equipment expense                  9,363        3,034            -       12,397
      Net other real estate owned expense (income)          (700)        (140)           -         (840)
      Other                                               11,979        4,097    (h)   230       16,306
                                                       ---------    ---------    ---------    ---------
                Total noninterest expense                 45,636       16,592          230       62,458
                                                       ---------    ---------    ---------    ---------
Income before income taxes                                57,909        9,628         (230)      67,307
Income taxes                                              19,724        3,607                    23,331
                                                       ---------    ---------    ---------    ---------
Net income                                             $  38,185        6,021         (230)      43,976
                                                       =========    =========    =========    =========
Earnings per share:
      Basic                                            $    0.71         0.70                      0.67
      Diluted                                               0.68         0.70                      0.65


See the notes to the Unaudited Pro Forma Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME FOR THE 12 MONTHS ENDED DECEMBER 31, 1999

         TRUSTCO AND HUDSON COMBINED

                                                                                                  TRUSTCO
                                                                                                  HUDSON
                                                                                  PRO FORMA      COMBINED
                                                           TRUSTCO     HUDSON    ADJUSTMENTS     PRO FORMA
                                                          ----------  ---------  -------------  ------------
Consolidated Statements of Income:
(in thousands, except per share data)

Interest income:
      Interest and fees on loans                           $ 106,734       54,677           -      161,411
      Interest and dividends on securities available for
          sale                                                44,440       14,805           -       59,245
      Interest and dividends on securities held to
          maturity                                                 -        1,321           -        1,321
      Interest on federal funds sold/short-term
          investments                                         16,031          396           -       16,427
                                                           ---------   ----------   ---------    ---------
                Total interest income                        167,205       71,199           -      238,404
                                                           ---------   ----------   ---------    ---------
Interest expense:
      Interest on deposits                                    68,041       24,695           -       92,736
      Interest on short-term borrowings                        5,972        2,863           -        8,835
                                                           ---------   ----------   ---------    ---------
                Total interest expense                        74,013       27,558           -      101,571
                                                           ---------   ----------   ---------    ---------
                Net interest income                           93,192       43,641           -      136,833
Provision for loan losses                                      5,063        6,200           -       11,263
                                                           ---------   ----------   ---------    ---------
                Net interest income after
                    provision for loan losses                 88,129       37,441           -      125,570
                                                           ---------   ----------   ---------    ---------

Noninterest income:
      Trust department income                                  8,065            -           -        8,065
      Fees for services to customers                           8,695        1,417           -       10,112
      Net gain/(loss) on securities transactions              (5,446)          86           -       (5,360)
      Other                                                    4,102          892           -        4,994
                                                           ---------   ----------   ---------    ---------
                Total noninterest income                      15,416        2,395           -       17,811
                                                           ---------   ----------   ---------    ---------

Noninterest expense:
      Salaries and employee benefits                          24,994       13,001           -       37,995
      Net occupancy and equipment expense                      9,363        3,953           -       13,316
      Net other real estate owned expense (income)              (700)       1,430           -          730
      Other                                                   11,979        7,846   (h)   366       20,191
                                                           ---------   ----------   ---------    ---------
                Total noninterest expense                     45,636       26,230         366       72,232
                                                           ---------   ----------   ---------    ---------
Income before income taxes                                    57,909       13,606        (366)      71,149
Income taxes                                                  19,724        4,735                   24,459
                                                           ---------   ----------   ---------    ---------
Net income                                                 $  38,185        8,871        (366)      46,690
                                                           =========   ==========   =========    =========
Earnings per share:
      Basic                                                $    0.71         0.59                     0.63
      Diluted                                              $    0.68         0.59                     0.61

See the notes to the Unaudited Pro Forma Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME FOR THE 12 MONTHS ENDED DECEMBER 31, 1999

         TRUSTCO, COHOES AND HUDSON COMBINED
                                                                                    TRUSTCO                            TRUSTCO
                                                                                    COHOES                          HUDSON COHOES
                                                                       PRO FORMA    COMBINED            PRO FORMA     COMBINED
                                                 TRUSTCO     COHOES   ADJUSTMENTS  PRO FORMA  HUDSON   ADJUSTMENTS    PRO FORMA
                                                 -------     ------   -----------  ---------  ------   -----------    ---------
Consolidated Statements of Income:
(in thousands, except per share data)

Interest income:
    Interest and fees on loans                   $ 106,734     39,795          -    146,529      54,677          -      201,206
    Interest and dividends on securities
        available for sale                          44,440      2,221          -     46,661      14,805          -       61,466
    Interest and dividends on securities held
        to maturity                                      -      3,300          -      3,300       1,321          -        4,621
    Interest on federal funds sold/short-term
        investments                                 16,031      1,076          -     17,107         396          -       17,503
                                                 ---------  ---------  ---------  ---------  ----------  ---------    ---------
           Total interest income                   167,205     46,392          -    213,597      71,199          -      284,796
                                                 ---------  ---------  ---------  ---------  ----------  ---------    ---------

Interest expense:
    Interest on deposits                            68,041     16,478          -     84,519      24,695          -      109,214
    Interest on short-term borrowings                5,972      3,734          -      9,706       2,863          -       12,569
                                                 ---------  ---------  ---------  ---------  ----------  ---------    ---------
           Total interest expense                   74,013     20,212          -     94,225      27,558          -      121,783
                                                 ---------  ---------  ---------  ---------  ----------  ---------    ---------
           Net interest income                      93,192     26,180          -    119,372      43,641          -      163,013
Provision for loan losses                            5,063      1,825          -      6,888       6,200          -       13,088
                                                 ---------  ---------  ---------  ---------  ----------  ---------    ---------
           Net interest income after
               provision for loan losses            88,129     24,355          -    112,484      37,441          -      149,925
                                                 ---------  ---------  ---------  ---------  ----------  ---------    ---------

Noninterest income:
    Trust department income                          8,065          -          -      8,065           -          -        8,065
    Fees for services to customers                   8,695        810          -      9,505       1,417          -       10,922
    Net gain/(loss) on securities transactions      (5,446)      (944)         -     (6,390)         86          -       (6,304)
    Other                                            4,102      1,999          -      6,101         892          -        6,993
                                                 ---------  ---------  ---------  ---------  ----------  ---------    ---------
           Total noninterest income                 15,416      1,865          -     17,281       2,395          -       19,676
                                                 ---------  ---------  ---------  ---------  ----------  ---------    ---------

Noninterest expense:
    Salaries and employee benefits                  24,994      9,601          -     34,595      13,001          -       47,596
    Net occupancy and equipment expense              9,363      3,034          -     12,397       3,953          -       16,350
    Net other real estate owned expense (income)      (700)      (140)         -       (840)      1,430          -          590
    Other                                           11,979      4,097  (h)   230     16,306       7,846  (h)   366       24,518
                                                 ---------  ---------  ---------  ---------  ----------  ---------    ---------
           Total noninterest expense                45,636     16,592        230     62,458      26,230        366       89,054
                                                 ---------  ---------  ---------  ---------  ----------  ---------    ---------
Income before income taxes                          57,909      9,628       (230)    67,307      13,606       (366)      80,547
Income taxes                                        19,724      3,607                23,331       4,735                  28,066
Net income                                       $  38,185      6,021       (230)    43,976       8,871       (366)      52,481
                                                 =========  =========  =========  =========  ==========  =========    =========

Earnings per share:
    Basic                                        $    0.71       0.70                  0.67        0.59                    0.61
    Diluted                                           0.68       0.70                  0.65        0.59                    0.60

See the notes to the Unaudited Pro Forma Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME FOR THE 3 MONTHS ENDED MARCH 31, 2000

         TRUSTCO AND COHOES COMBINED
                                                                                            TRUSTCO
                                                                                            COHOES
                                                                            PRO FORMA      COMBINED
                                                     TRUSTCO      COHOES   ADJUSTMENTS     PRO FORMA
                                                     -------      ------   -----------     ---------
Consolidated Statements of Income:
(in thousands, except per share data)

Interest income:
    Interest and fees on loans                       $ 27,432      11,002           -      38,434
    Interest and dividends on securities available
          for sale                                     11,225         927           -      12,152
    Interest and dividends on securities held to
          maturity                                          -         560           -         560
    Interest on federal funds sold/short-term
          investments                                   3,587         113           -       3,700
                                                     --------    --------    --------    --------
              Total interest income                    42,244      12,602           -      54,846
                                                     --------    --------    --------    --------

Interest expense:
    Interest on deposits                               16,055       4,568           -      20,623
    Interest on short-term borrowings                   1,746       1,252           -       2,998
                                                     --------    --------    --------    --------
              Total interest expense                   17,801       5,820           -      23,621
                                                     --------    --------    --------    --------

              Net interest income                      24,443       6,782           -      31,225
Provision for loan losses                                 850         300           -       1,150
                                                     --------    --------    --------    --------
              Net interest income after
                provision for loan losses              23,593       6,482           -      30,075
                                                     --------    --------    --------    --------

Noninterest income:
    Trust department income                             2,086           -           -       2,086
    Fees for services to customers                      2,059         227           -       2,286
    Net gain/(loss) on securities transactions         (1,049)          -           -      (1,049)
    Other                                                 706         541           -       1,247
                                                     --------    --------    --------    --------
              Total noninterest income                  3,802         768           -       4,570
                                                     --------    --------    --------    --------

Noninterest expense:
    Salaries and employee benefits                      6,372       2,970           -       9,342
    Net occupancy and equipment expense                 2,400         770           -       3,170
    Net other real estate owned expense (income)          (44)       (144)          -        (188)
    Other                                               3,194       1,054    (h)   57       4,305
                                                     --------    --------    --------    --------
              Total noninterest expense                11,922       4,650          57      16,629
                                                     --------    --------    --------    --------

Income before income taxes                             15,473       2,600         (57)     18,016
Income taxes                                            5,203         945           -       6,148
                                                     --------    --------    --------    --------
Net income                                           $ 10,270       1,655         (57)     11,868
                                                     ========    ========    ========    ========
Earnings per share:
    Basic                                            $   0.19        0.21                    0.18
    Diluted                                              0.19        0.21                    0.18

See the note to the Unaudited Pro Forma Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME FOR THE 3 MONTHS ENDED MARCH 31, 2000

         TRUSTCO AND HUDSON COMBINED

                                                                                            TRUSTCO
                                                                                         HUDSON
                                                                           PRO FORMA    COMBINED
                                                     TRUSTCO     HUDSON   ADJUSTMENTS   PRO FORMA
                                                     -------     ------   -----------   ---------
Consolidated Statements of Income:
(in thousands, except per share data)

Interest income:
    Interest and fees on loans                       $ 27,432      16,592          -      44,024
    Interest and dividends on securities available
        for sale                                       11,225         314          -      11,539
    Interest and dividends on securities held to
        maturity                                            -       4,102          -       4,102
    Interest on federal funds sold/short-term
        investments                                     3,587           1          -       3,588
                                                     --------    --------   --------    --------
              Total interest income                    42,244      21,009          -      63,253
                                                     --------    --------   --------    --------

Interest expense:
    Interest on deposits                               16,055       6,831          -      22,886
    Interest on short-term borrowings                   1,746       2,138          -       3,884
                                                     --------    --------   --------    --------
              Total interest expense                   17,801       8,969          -      26,770
                                                     --------    --------   --------    --------
              Net interest income                      24,443      12,040          -      36,483

Provision for loan losses                                 850       1,500          -       2,350
                                                     --------    --------   --------    --------
              Net interest income after
                 provision for loan losses             23,593      10,540          -      34,133
                                                     --------    --------   --------    --------

Noninterest income:
    Trust department income                             2,086           -          -       2,086
    Fees for services to customers                      2,059         395          -       2,454
    Net gain/(loss) on securities transactions         (1,049)          -          -      (1,049)
    Other                                                 706         334          -       1,040
                                                     --------    --------   --------    --------
              Total noninterest income                  3,802         729          -       4,531
                                                     --------    --------   --------    --------
Noninterest expense:
    Salaries and employee benefits                      6,372       3,671          -      10,043
    Net occupancy and equipment expense                 2,400       1,207          -       3,607
    Net other real estate owned expense (income)          (44)        314          -         270
    Other                                               3,194       2,261     (h) 91       5,546
                                                     --------    --------   --------    --------
              Total noninterest expense                11,922       7,453         91      19,466
                                                     --------    --------   --------    --------

Income before income taxes                             15,473       3,816        (91)     19,198
Income taxes                                            5,203       1,298          -       6,501
                                                     --------    --------   --------    --------
Net income                                           $ 10,270       2,518        (91)     12,697
                                                     ========    ========   ========    ========
Earnings per share:
    Basic                                            $   0.19        0.18                   0.17
    Diluted                                              0.19        0.18                   0.17

See the notes to the Unaudited Pro Forma Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME FOR THE 3 MONTHS ENDED MARCH 31, 2000

         TRUSTCO, COHOES AND HUDSON COMBINED
                                                                                        TRUSTCO                           TRUSTCO
                                                                                        COHOES                         COHOES HUDSON
                                                                           PRO FORMA   COMBINED             PRO FORMA    COMBINED
                                                   TRUSTCO      COHOES    ADJUSTMENTS  PRO FORMA   HUDSON  ADJUSTMENTS   PRO FORMA
                                                   -------      ------    -----------  ---------   ------  -----------   ---------
Consolidated Statements of Income:
(in thousands, except per share data)

Interest income:
    Interest and fees on loans                     $ 27,432      11,002           -      38,434      16,592          -      55,026
    Interest and dividends on securities             11,225         927           -      12,152         314          -      12,466
          available for sale
    Interest and dividends on securities held
          to maturity                                     -         560           -         560       4,102          -       4,662
    Interest on federal funds sold/short-term
          investments                                 3,587         113           -       3,700           1          -       3,701
                                                   --------    --------    --------   ---------    --------   --------   ---------
           Total interest income                     42,244      12,602           -      54,846      21,009          -      75,855
                                                   --------    --------    --------   ---------    --------   --------   ---------

Interest expense:
    Interest on deposits                             16,055       4,568           -      20,623       6,831          -      27,454
    Interest on short-term borrowings                 1,746       1,252           -       2,998       2,138          -       5,136
                                                   --------    --------    --------   ---------    --------   --------   ---------
           Total interest expense                    17,801       5,820           -      23,621       8,969          -      32,590
                                                   --------    --------    --------   ---------    --------   --------   ---------

           Net interest income                       24,443       6,782           -      31,225      12,040          -      43,265

Provision for loan losses                               850         300           -       1,150       1,500          -       2,650
                                                   --------    --------    --------   ---------    --------   --------   ---------
           Net interest income after
               provision for loan losses             23,593       6,482           -      30,075      10,540          -      40,615
                                                   --------    --------    --------   ---------    --------   --------   ---------
Noninterest income:
    Trust department income                           2,086           -           -       2,086           -          -       2,086
    Fees for services to customers                    2,059         227           -       2,286         395          -       2,681
    Net gain/(loss) on securities transactions       (1,049)          -           -      (1,049)          -          -      (1,049)
    Other                                               706         541           -       1,247         334          -       1,581
                                                   --------    --------    --------   ---------    --------   --------   ---------
           Total noninterest income                   3,802         768           -       4,570         729          -       5,299
                                                   --------    --------    --------   ---------    --------   --------   ---------

Noninterest expense:
    Salaries and employee benefits                    6,372       2,970           -       9,342       3,671          -      13,013
    Net occupancy and equipment expense               2,400         770           -       3,170       1,207          -       4,377
    Net other real estate owned expense (income)        (44)       (144)          -        (188)        314          -         126
    Other                                             3,194       1,054    (h)   57       4,305       2,261   (h)   91       6,657
                                                   --------    --------    --------   ---------    --------   --------   ---------
           Total noninterest expense                 11,922       4,650          57      16,629       7,453         91      24,173
                                                   --------    --------    --------   ---------    --------   --------   ---------

Income before income taxes                           15,473       2,600         (57)     18,016       3,816        (91)     21,741
Income taxes                                          5,203         945           -       6,148       1,298          -       7,446
                                                   --------    --------    --------   ---------    --------   --------   ---------
Net income                                         $ 10,270       1,655         (57)     11,868       2,518        (91)     14,295
                                                   ========    ========    ========   =========    ========   ========   =========
Earnings per share:
    Basic                                          $   0.19        0.21                    0.18        0.18                   0.17
    Diluted                                            0.19        0.21                    0.18        0.18                   0.16

See the notes to the Unaudited Pro Forma Combined Financial Information.

         SUMMARY OF PURCHASE ACCOUNTING ADJUSTMENTS MARCH 31, 2000

(in the thousands, except per share information)

ACQUISITION OF COHOES:
ENTRY FOR PURCHASE ACCOUNTING ADJUSTMENTS:


                                                           DR.               CR.
         (a)      Cash                               $   8,121
         (b)      Goodwill                               4,590
         (c)      Other liabilities                      3,634
         (d)      Shareholders' equity                 121,136
         (e)      Other liabilities                                        5,000
         (f)      Shareholders' equity                                     4,289
         (g)      Shareholders' equity                                   128,192

DETAIL OF THE TRUSTCO/COHOES PURCHASE ACCOUNTING ADJUSTMENTS:

         (a)      To record the net effect of the cash received upon the payoff of the ESOP loan.
                           Dr.      Cash                                   8,121
                           Cr.      Shareholders' Equity                                    8,121

         (b)      Goodwill was calculated as follows:

                  Number of Cohoes common shares outstanding               8,012
                  TrustCo acquisition price                                16.00          128,192
                                                                         -------

                  TrustCo acquisition price                                16.00
                  Estimated weighted average option price                  11.50
                                                                         -------
                                                                            4.50
                  Estimated number of options outstanding                    953
                                                                         -------
                                                                           4,289            4,289
                  Effective tax rate                                          34%
                                                                         -------
                  Tax benefit of options                                  (1,458)          (1,458)

                  Transaction costs                                        5,000            5,000
                  Effective tax rate                                          34%
                                                                         -------
                  Tax benefit of transaction costs                        (1,700)          (1,700)
                                                                                          -------

                  Amount paid by TrustCo for Cohoes                                       134,323

                  Cohoes historical equity at March 31, 2000             121,136
                  Unallocated ESOP shares                                  8,121

                  Estimated Cohoes RRP's                   348
                  TrustCo acquisition price              16.00
                                                       -------
                                                         5,562
                  less:  restricted RRP in equity       (4,161)
                                                       -------
                  Additional RRP value                   1,401
                  Effective tax rate                       34%



                  RRP tax benefit                          476               476
                                                       -------           -------
                                                                         129,733          129,733
                                                                                        ---------
                  Goodwill associated with acquisition of Cohoes                            4,590
                                                                                        =========

         (c)      Tax benefit of options                                  (1,458)
                  Tax benefit of transaction costs                        (1,700)      All of these amounts
                  RRP tax benefit                                           (476)      were calculated in (B).
                                                                       ---------
                                                                          (3,634)
                                                                       ---------
                           Dr.      Tax liability                          1,458
                           Cr.      Goodwill                                                1,458
                           Dr.      Tax liability                          1,700
                           Cr.      Goodwill                                                1,700
                           Dr.      Tax liability                            476
                           Cr.      Stockholder's Equity (RRP)                                476

         (d)      To eliminate Cohoes historical Shareholders' equity of $121,136 (debit to equity).

         (e)      To record estimate transaction costs of $5 million as a payable.

                           Dr.      Goodwill                               5,000
                           Cr.      Accounts Payable                                        5,000

         (f)      The "stock-out" of Cohoes options was calculated as follows:

                  TrustCo acquisition price                                16.00
                  Weighted average option price                            11.50
                                                                       ---------
                  Additional option value in acquisition                    4.50
                  Number of options outstanding                              953
                                                                       ---------
                  Value (in thousands)                                     4,289
                                                                       =========

                           Dr.      Goodwill                               4,289
                           Cr.      Shareholders' Equity                                    4,289

         (g)      To record the purchase of the outstanding Cohoes common stock (credit to equity).

                  8,012 Cohoes shares outstanding at $16.00 per share = $128,192

         (h)      Amortization of goodwill over a 20-year period.

ACQUISITION OF HUDSON:
ENTRY FOR PURCHASE ACCOUNTING ADJUSTMENTS:

(in thousands, except per share information)


                                                           DR.               CR.
         (a)      Cash                               $  15,583
         (b)      Goodwill                               7,319
         (c)      Other liabilities                      3,398
         (d)      Shareholders' equity                 200,723
         (e)      Other liabilities                                        5,000
         (f)      Shareholders' equity                                     3,357
         (g)      Shareholders' equity                                   218,666

DETAIL OF THE TRUSTCO/HUDSON PURCHASE ACCOUNTING ADJUSTMENTS:

         (a)      To record the net effect of the cash received upon the payoff of the ESOP loan.
                           Dr.      Cash                15,583
                           Cr.      Shareholders' Equity                  15,583

         (b)      Goodwill was calculated as follows:
          Number of Hudson common shares outstanding              15,619
                  TrustCo acquisition price                                14.00          218,666
                                                                         -------

                  TrustCo acquisition price                                14.00
                  Estimated weighted average option price                  11.42
                                                                         -------
                                                                            2.58

                  Estimated number of options outstanding                  1,301
                                                                         -------
                                                                           3,357            3,357
                  Effective tax rate                                          34%
                                                                         -------
                  Tax benefit of options                                  (1,141)          (1,141)

                  Transaction costs                                        5,000            5,000
                  Effective tax rate                                          34%
                                                                         -------
                  Tax benefit of transaction costs                        (1,700)          (1,700)
                                                                                          -------

                  Amount paid by TrustCo for Hudson                                       224,182

                  Hudson historical equity at March 31, 2000             200,723
                  Unallocated ESOP shares                                 15,583

                  Estimated Hudson RRP's                   566
                  TrustCo acquisition price              14.00
                                                       -------
                                                         7,926
                  less:  restricted RRP in equity       (6,289)
                                                       -------
                  Additional RRP value                   1,637
                  Effective tax rate                        34%
                                                       -------
                  RRP tax benefit                          557               557
                                                       =======           -------
                                                                         216,863          216,863
                                                                                          -------
                  Goodwill associated with acquisition of Hudson                            7,319
                                                                                          =======


         (c)      Tax benefit of options                                  (1,141)
                  Tax benefit of transaction costs                        (1,700)           All of these amounts
                  RRP tax benefit                                           (557)          were calculated in (B).
                                                                       ---------
                                                                          (3,398)
                                                                       ---------

                           Dr.      Tax liability                          1,141
                           Cr.      Goodwill                                                1,141
                           Dr.      Tax liability                          1,700
                           Cr.      Goodwill                                                1,700
                           Dr.      Tax liability                            557
                           Cr.      Shareholders' Equity (RRP)                                557

         (d)      To eliminate Hudson historical Shareholders' equity of $200,723 (debit to equity).

         (e)      To record estimate transaction costs of $5 million as a payable.

                           Dr.      Goodwill                               5,000
                           Cr.      Accounts Payable                                        5,000

         (f)      The "stock-out" of Hudson options was calculated as follows:

                  Hudson acquisition price                                 14.00
                  Weighted average option price                            11.42
                                                                       ---------
                  Additional option value in acquisition                    2.58
                  Number of options outstanding                            1,301
                                                                       ---------
                  Value (in thousands)                                     3,357
                                                                       ---------

                           Dr.      Goodwill                               3,357
                           Cr.      Shareholders' Equity                                    3,357

         (g)      To record the purchase of the outstanding Hudson common stock (credit to equity).

                  15,619 Hudson shares outstanding at $14.00 per share = $218,666

         (h)      Amortization of goodwill over a 20-year period.

                     DESCRIPTION OF TRUSTCO'S CAPITAL STOCK

GENERAL

         TrustCo is presently authorized to issue 100,000,000 shares of common stock, par value $1.00 per share (referred to in this Prospectus as "TrustCo Common Stock"), and 500,000 shares of preferred stock, par value $10.00 per share. At June 30, 2000, there were 53,444,265 shares of TrustCo
Common Stock issued and outstanding, and no shares of the preferred stock are issued or outstanding.

COMMON STOCK

         VOTING RIGHTS

         Holders of TrustCo Common Stock possess exclusive voting rights in TrustCo, except to the extent that shares of preferred stock issued in the future may have voting rights, if any. Each holder of shares of TrustCo Common Stock is entitled to one vote for each share held of record on all matters submitted to a vote of holders of the TrustCo Common Stock.

         DIVIDEND RIGHTS

         Holders of TrustCo Common Stock are entitled to receive dividends when, as and if declared by TrustCo's Board of Directors (the "TrustCo Board") out of funds legally available therefor, subject to any preferential dividend rights which may attach to preferred stock which may be issued by TrustCo in the future. Under the New York Business Corporation Law (the "New York Law"), TrustCo may pay dividends on TrustCo Common Stock unless TrustCo is or would thereby be made insolvent. Moreover, TrustCo may pay dividends out of surplus only such that the net assets of TrustCo remaining thereafter is at least equal to the amount of its stated capital. If any dividend is paid by TrustCo, in whole or in part, from sources other than earned surplus, the stockholders of TrustCo must be notified of that fact. The ability of Trustco Bank to pay cash dividends, which is expected to be TrustCo's principal source of income, is restricted by applicable banking laws. Such dividends have previously been TrustCo's principal source of income.

         LIQUIDATION RIGHTS

         In the event of a liquidation, dissolution or winding up of TrustCo, each holder of TrustCo Common Stock would be entitled to receive, after payment of all debts and liabilities of TrustCo, a pro rata portion of all assets of TrustCo available for distribution to holders of the TrustCo Common Stock. If any preferred stock is issued, the holders thereof may have a priority in liquidation or dissolution over the holders of the TrustCo Common Stock.

         OTHER CHARACTERISTICS

         Holders of TrustCo Common Stock do not have preemptive rights with respect to any additional shares of TrustCo which may be issued. The shares of TrustCo Common Stock presently outstanding are, and the shares of TrustCo Common Stock to be issued pursuant to the Exchange Offer will be, when issued and delivered as described herein, duly authorized, validly issued, fully paid and non-assessable. There are no redemption or sinking fund provisions applicable to the shares of TrustCo Common Stock.

         TRANSFER AGENT

         Trustco Bank is the transfer agent for shares of TrustCo Common Stock.

PREFERRED STOCK

         None of the 500,000 authorized shares of preferred stock of TrustCo are issued. The TrustCo Board is authorized to issue the preferred stock and to fix and state voting powers, designations, preferences or other special rights of such shares and the qualifications, limitations and restrictions thereof. The preferred stock may rank prior to the common stock as to dividend rights or liquidation preference, or both, and may have full or limited voting rights. The TrustCo Board has no present intention to issue any of the preferred stock.

                      DESCRIPTION OF COHOES' CAPITAL STOCK

GENERAL

         The following description of Cohoes' capital stock is based on information contained in the Annual Report on Form 10-K of Cohoes for the year ended June 30, 1999 and other public information available on Cohoes, including the Cohoes Proxy Statement.

         Cohoes is authorized to issue 25,000,000 shares of common stock, par value $.01 per share (referred to in this Prospectus as "Cohoes Common Stock"), and 5,000,000 shares of preferred stock, par value $.01 per share. At June 22, 2000, there were 7,912,255 shares of Cohoes Common Stock issued and outstanding and no shares of the preferred stock were issued and outstanding.

COMMON STOCK

         The holders of shares of Cohoes Common Stock are entitled to receive dividends from funds legally available therefor when, as and if declared by the Cohoes Board, and are entitled upon liquidation to receive pro rata the net assets of Cohoes after satisfaction in full of the prior rights of creditors of Cohoes and holders of any shares of preferred stock.

         The holders of shares of Cohoes Common Stock are generally entitled to one vote for each share of Cohoes Common Stock held on all matters as to which stockholders are entitled to vote, subject to the 10% Limit. The holders of Cohoes Common Stock do not have cumulative voting rights.

         ___________ is the transfer agent and registrar for the shares of Cohoes Common Stock.

PREFERRED STOCK

         None of the 5,000,000 authorized shares of preferred stock of Cohoes are issued. The Cohoes Board is authorized to issue the preferred stock from time to time in one or more series with such designation, powers, preferences and rights, including voting rights, and any qualifications, limitations or restrictions thereof, as may determined by the Cohoes Board. The preferred stock may rank prior to the common stock as to dividend rights or liquidation preference, or both, and may have full or limited voting rights.

                        COMPARISON OF SHAREHOLDER RIGHTS

         The rights of holders of Cohoes Common Stock who receive TrustCo Common Stock in the Exchange Offer will be governed by the New York Law, the state in which TrustCo is incorporated, and by TrustCo's Amended and Restated Certificate of Incorporation, as amended ("TrustCo's Certificate"), and Bylaws, as amended, and other corporate documents of TrustCo. The rights of holders of Cohoes Common Stock, which are governed by the DGCL and Cohoes' Certificate and Bylaws, as amended, differ in certain respects from the rights which such holders would have as stockholders of TrustCo. A summary of the material differences between the respective rights of Cohoes and TrustCo stockholders is set forth below.

STOCKHOLDER VOTE REQUIRED FOR CERTAIN TRANSACTIONS

         BUSINESS COMBINATIONS

                  TRUSTCO

         The New York Law generally requires that mergers, consolidations and sales, leases, exchanges, or other distributions of all of the assets of a corporation be approved by a vote of not less than two-thirds of all outstanding shares entitled to vote on such transactions. Moreover, generally, holders of shares of any class or series have the right to vote, and to vote as a class, on certain mergers and consolidations which contain provisions that exclude or limit their right to vote, or adversely affect certain of their rights, or authorize shares which have a preference over their shares. In such cases, in addition to the vote of the holders of two-thirds of all outstanding shares entitled to vote thereon, the merger or consolidation must be approved by the holders of a majority of all outstanding shares of such class or series.

         TrustCo's Certificate includes a so-called "fair consideration" provision, which provides that a "business combination" (including a merger, consolidation or acquisition of substantially all assets) involving TrustCo, or any subsidiary of TrustCo, with any person or entity beneficially owning directly or indirectly more than 5% of TrustCo's outstanding voting stock (a "TrustCo 5% stockholder") may not be consummated, even if the normal statutory requirements are met, unless: (i) the transaction is approved by at least two-thirds of the members of the TrustCo Board who are not affiliated with the TrustCo 5% stockholder; or (ii) the transaction meets certain minimum price requirements (in either of which cases only the normal stockholder and director approval requirements of the New York Law would govern the transaction). The primary purpose of TrustCo's "fair consideration" provision is to provide additional safeguards for the remaining stockholders in the event that an individual or entity becomes a majority stockholder of TrustCo. If TrustCo comes under the control of a single person or entity, substantial inequities could befall the minority stockholders. Accordingly, this "fair consideration" provision was included in TrustCo's Certificate to make it more likely that any acquisition of TrustCo will involve payment of a fair price to all stockholders of TrustCo.

                  COHOES

         Cohoes' Certificate provides for a greater than majority stockholder approval requirement for certain business combinations with interested stockholders. Under Cohoes' Certificate, certain business combinations with an interested stockholder require the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of stock of Cohoes entitled to vote in the election of directors. Generally, an interested stockholder is any person, other than Cohoes or any subsidiary of Cohoes, that is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding voting stock of Cohoes. The business combination provisions relating to interested stockholders also apply to affiliates of interested stockholders. Business combinations subject to the 80% stockholder approval requirement include: (i) any merger or consolidation of Cohoes or any subsidiary of Cohoes with an interested stockholder or affiliate thereof; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of Cohoes or any Cohoes subsidiary to an interested stockholder having an aggregate fair market value equaling or exceeding 25% or more of the combined assets of Cohoes and its subsidiaries; (iii) the purchase, exchange, lease or other acquisition by Cohoes or any subsidiary of all or substantially all of the assets or business of an interested stockholder or affiliate thereof; (iv) the issuance or transfer by Cohoes or any subsidiary of Cohoes to an interested stockholder or affiliate thereof of any securities of Cohoes or any subsidiary of Cohoes having an aggregate fair market value equaling or exceeding 10% of the combined fair market value of the outstanding common stock of Cohoes and its subsidiaries; (v) the adoption of any plan for the liquidation or dissolution of Cohoes proposed by or on behalf of an interested stockholder or affiliate thereof; and (vi) any reclassification of securities or recapitalization of Cohoes, or any merger or consolidation of Cohoes with any of its subsidiaries or any other transaction that has the effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Cohoes or any subsidiary of Cohoes directly or indirectly owned by an interested stockholder or affiliate thereof. A business combination with an interested stockholder may avoid the 80% stockholder approval requirement, needing only an affirmative vote of a majority of the voting power of the outstanding shares of stock of Cohoes entitled to vote in the election of directors, if: (a) the business combination does not involve cash or other consideration being received by the stockholders of Cohoes solely in their capacity as stockholders of Cohoes and the business combination has been approved by a majority of the disinterested directors of Cohoes; or (b) the business combination has been approved by a majority of the disinterested directors of Cohoes, or each of the following conditions are met: (1) the fair market value of the consideration received per share by the holders of Cohoes Common Stock equals or exceeds the higher of certain fair price determinations;
(2) there has been no reduction of dividends or failure to pay dividends after the time the interested stockholder became an interested stockholder, except as approved by a majority of disinterested directors; (3) the interested stockholder and its affiliates have not become the beneficial owners of any additional shares of voting stock of Cohoes after the interested stockholder became an interested stockholder; (4) the interested stockholder has not received the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial assistance; and (5) a proxy or information statement describing the proposed business combination and complying with the requirements of the 1934 Act has been mailed to stockholders of Cohoes at least 30 days prior to the consummation of such business combination.

         REMOVAL OF DIRECTORS

                  TRUSTCO

         The New York Law provides that any or all of the directors of TrustCo may be removed for cause by a vote of the stockholders. TrustCo's Certificate specifies that an affirmative vote of at least a majority of its outstanding stock is needed to approve any matter on which stockholders are entitled to vote.

                  COHOES

         Cohoes' Certificate provides that any director or the entire Cohoes Board may be removed from office at any time, but only for cause and only by the holders of at least 80% of the voting power of all of the outstanding shares of capital stock of Cohoes entitled to vote generally in the election of directors. Cohoes' 80% stockholder vote requirement for removal of directors precludes a majority stockholder from circumventing Cohoes' classified Cohoes Board by decreasing the size of the Cohoes Board until its nominees have a numerical majority or by removing directors not up for election, filling the resulting vacancy with its nominees, and thereby gaining control of the Cohoes Board. Stockholders of Cohoes may not remove directors without cause, making it more difficult for a majority stockholder to control the Cohoes Board. The restriction on director removal found in Cohoes' Certificate also makes it more difficult for stockholders of Cohoes to change the composition of the Cohoes Board even where the stockholders believe in good faith that such a change would be beneficial to Cohoes and to the stockholders of Cohoes.

         AMENDMENTS TO CERTIFICATE OF INCORPORATION AND BYLAWS

                  TRUSTCO

         TrustCo's Certificate requires an affirmative vote of at least two-thirds of TrustCo's voting stock to change, modify, or repeal any provision of TrustCo's Certificate or Bylaws.

                  COHOES

         The DGCL provides that the certificate of incorporation of a Delaware corporation may be amended only if first approved by the corporation's board of directors and thereafter by a majority of the outstanding stock entitled to vote thereon. The DGCL also provides that, if a greater than majority stockholder vote is required to effect an action under a certain article of a Delaware corporation's certificate of incorporation, then amending such an article likewise requires such a greater than majority stockholder vote.

         Cohoes' Certificate provides that Cohoes may amend or repeal any provision contained in Cohoes' Certificate in the manner prescribed described above pursuant to the DGCL. Cohoes' Certificate further provides that the affirmative vote of at least 80% of the voting power of all of the outstanding shares of the capital stock of Cohoes entitled to vote generally in the election of directors (after giving effect to the 10% Limit described herein under the caption "COMPARISON OF SHAREHOLDER RIGHTS -- Anti-takeover Statutes and Provisions -- COHOES") is required to amend or repeal the provisions of: (i) Article TWELFTH (relating to amending the Cohoes' Certificate); (ii) Section C of Article FOURTH (relating to voting restrictions imposed on stockholders owning in excess of 10% of the outstanding shares of Cohoes Common Stock); (iii) Sections C and D of Article FIFTH (relating to stockholder special meetings and stockholder action by written consent); (iv) Article SIXTH (relating to the number, classification, qualification, disqualification, director nominations, filling of vacancies and removal of directors of Cohoes); (v) Article SEVENTH (relating to amending the Bylaws); (vi) Article EIGHTH (relating to approval of business combinations with an interested stockholder or its affiliates); and
(vii) Article TENTH (relating to indemnification).

         Cohoes' Bylaws provide that the Cohoes Board may amend or repeal the Bylaws upon the vote of a majority of the whole board thereof. The stockholders of Cohoes, upon the affirmative vote of the holder of at least 80% of the voting power of the voting stock (after giving effect to the 10% Limit), also have the power to amend or repeal the Bylaws of Cohoes.

         VOTING RIGHTS

                  TRUSTCO

         Holders of TrustCo Common Stock are entitled to one vote per share in the election of directors and in all other matters to be voted upon by the stockholders generally. A stockholder of TrustCo may vote in person or by proxy. Directors of TrustCo are elected by a plurality of the stockholder votes cast and stockholders of TrustCo Common Stock are not entitled to cumulative voting in the election of directors. All other matters voted on by stockholders must be approved by the affirmative vote of at least a majority of the outstanding shares of TrustCo Common Stock, except those matters specifically requiring a greater than majority vote pursuant to the New York Law or TrustCo's Certificate.

                  COHOES

         In accordance with the DGCL, and as provided in the Bylaws of Cohoes, each outstanding share of Cohoes Common Stock is entitled to one vote on each matter voted on at a stockholders' meeting. A stockholder of Cohoes may vote in person or by proxy. Directors of Cohoes are elected by a plurality of the stockholder votes cast, and stockholders of Cohoes are not entitled to cumulative voting in the election of directors. All other matters voted on by stockholders are determined by a majority of the stockholder votes cast, except those matters specifically requiring a greater than majority vote pursuant to the DGCL or Cohoes' Certificate. Notwithstanding the foregoing, Article FOURTH, Section C, of Cohoes' Certificate provides that no person who beneficially owns more than 10% of the outstanding shares of Cohoes Common Stock may vote shares in excess of that limit. See "COMPARISON OF SHAREHOLDER RIGHTS -- Anti-Takeover Statutes and Provisions -- COHOES."

SPECIAL MEETING OF STOCKHOLDERS; STOCKHOLDER ACTION BY WRITTEN CONSENT

         TRUSTCO

         The New York Law provides that special meetings of the stockholders of a New York corporation may be called by the board of directors and by such person or persons as may be so authorized by the certificate of incorporation or the bylaws. TrustCo's Certificate provides that special meetings of stockholders of TrustCo may be called at the request of at least two-thirds of the shares of TrustCo Common issued and outstanding. In addition, the Bylaws provide that a special meeting of the stockholders may be called at any time by the TrustCo Board or by TrustCo's Chief Executive Officer.

         Pursuant to the New York Law, stockholders of TrustCo may take any action without a meeting by written consent, which consent must set forth the action so taken and be signed by the holders of all of the outstanding shares entitled to vote thereon. Written consent given by the holders of all outstanding shares entitled to vote has the same effect as a unanimous vote of stockholders.

         COHOES

         In accordance with the DGCL, Cohoes' Certificate provides that special meetings of stockholders of Cohoes may be called only by the Cohoes Board pursuant to a resolution adopted by a majority of the total number of directors which Cohoes would have if there were no vacancies on the Cohoes Board. Cohoes' Certificate also provides that any action required or permitted to be taken by the stockholders of Cohoes must be effected at a duly called annual or special stockholders' meeting and may not be effected by any consent in writing by such stockholders. The DGCL, in the absence of this provision, permits action by written consent of stockholders signed by the holders of the number of shares that would be required to effect the action at a meeting. Cohoes' restriction against stockholders' ability to call a special stockholders' meeting and against stockholder action by written consent is more restrictive than TrustCo's 2/3 stockholder vote required to call a special meeting and stockholders' act by written consent of all of TrustCo's stockholders. Cohoes' more restrictive provisions preclude attempts by stockholders to disrupt the business of Cohoes between annual stockholders' meetings, and make it impossible for a stockholder or stockholder group to take action where such action is opposed by a majority of the Cohoes Board and management of Cohoes. Cohoes' more restrictive provisions also preclude the removal of directors, even if cause exists or a director becomes disqualified, until the next annual stockholders' meeting, where such removal is opposed by a majority of the Cohoes Board.

DISSENTERS' RIGHTS

         TRUSTCO

         The New York Law provides that dissenting stockholders are entitled to receive payment of the "fair value" of their shares in connection with certain mergers or consolidations of which the corporation is a party and sales or exchanges of all or substantially all of the assets of a corporation. Under the New York Law, dissenting stockholders: (i) may withdraw their notice of election to dissent within certain specific time periods prior to their acceptance of a corporation's offer to purchase their shares; (ii) are entitled to an advance payment which accompanies a corporation's offer to purchase their shares, if the corporate action has been consummated; and (iii) bear their own costs and expenses as to any court proceeding for a determination of the fair value of their shares.

         COHOES

         The DGCL provides that, unless the certificate of incorporation of a Delaware corporation provides otherwise, no dissenters' appraisal rights are available to holders of shares that are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by NASD, or are held of record by more than 2,000 stockholders. As the shares of Cohoes Common Stock are a national market system security traded on Nasdaq and Cohoes' Certificate does not provide for dissenters' appraisal rights, holders of Cohoes Common Stock have no dissenters' appraisal rights in any merger, consolidation or disposition of assets. Stockholders of Cohoes may not, therefore, assert dissenters' appraisal rights in connection with the Exchange Offer or the TrustCo-Cohoes Merger.

ANTI-TAKEOVER STATUTES AND PROVISIONS

         TRUSTCO

         In general, the New York Law prohibits any business combination (e.g. mergers, consolidations, and acquisitions of substantially all of the assets) between a New York corporation and an "interested stockholder" (defined as any owner of 20% or more of the voting stock of such corporation) unless the corporation's board of directors has approved the business combination or the stock acquisition by which the related party's interest reached 20% (the "Stock Acquisition") prior to the date of the Stock Acquisition. This restriction applies for five years after the date of the Stock Acquisition. Thereafter, the corporation may enter into a business combination with the related party: (i) if the combination is approved by a majority of the corporation's voting stock beneficially owned by stockholders other than the related party; or (ii) if such disinterested stockholders receive a price for their shares equal to or greater than a price determined in accordance with a statutory formula intended to assure that stockholders receive an equitable price in the business combination. As a New York corporation, TrustCo and any potential acquiror of TrustCo would be subject to this provision.

         TrustCo's Certificate and Bylaws contain several provisions which may be deemed to be "anti-takeover" in nature. TrustCo's Certificate contains a "fair consideration" provision which is discussed under "COMPARISON OF SHAREHOLDER RIGHTS -- Stockholder Vote Required for Certain Transactions -- BUSINESS COMBINATIONS -- TRUSTCO." TrustCo's Certificate also provides for a classified board of directors, under which one-third of the directors are elected to three-year terms at each annual stockholders' meeting. In effect, the classified board may increase the time required for any one or more persons owning a majority or controlling block of stock to elect a majority of the directors. Without a classified board, a change in control can be accomplished at a single annual stockholders' meeting. In contrast, with a classified board, at least two successive annual stockholders' meetings may be required to effect a change in control. The TrustCo Board and management of TrustCo believe that a classified board may help to moderate the pace of any change in control of the TrustCo Board and, by increasing the stability of the TrustCo Board, may also increase its effectiveness. Conversely, the additional time required to obtain control of the TrustCo Board also tends to discourage a tender offer or takeover bid, many of which are made at premium prices to stockholders.

         COHOES

         The DGCL has a "freeze provision" that generally prohibits any business combination, such as a merger or consolidation, between a Delaware corporation and an interested stockholder (which is generally defined as any owner of 15% or more of the outstanding voting stock of a corporation) for three years after the date on which such stockholder becomes an interested stockholder. The Delaware statute provides that if any of the following conditions are met, Delaware's three-year freeze provision will not apply: (i) prior to such date the board of directors of the corporation approved either the business combination or the transaction by which the interested stockholder became an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by persons who are directors and also officers and by certain employee stock ownership plans); or (iii) on or subsequent to such date the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

         Under the terms of Cohoes' Certificate, a record owner of Cohoes Common Stock who beneficially owns, directly or indirectly, in excess of 10% of the outstanding shares of Cohoes Common Stock is not entitled to vote the shares held in excess of 10% of the outstanding shares of Cohoes Common Stock. The number of shares which may be voted by any record owner owning shares in excess of the 10% Limit is equal to the total number of votes which a single record owner of all Cohoes Common Stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Cohoes Common Stock beneficially owned by such person owning shares in excess of the 10% Limit.

         As with TrustCo, Cohoes' Certificate provides that the Cohoes Board is divided into three classes, as nearly equal in number as possible, which are elected for staggered three-year terms. For additional discussion of provisions which may be deemed to have an anti-takeover effect, see "COMPARISON OF SHAREHOLDER RIGHTS -- Special Meeting of Stockholders; Stockholder Action by Written Consent -- COHOES", and "-- Stockholder Vote Required for Certain Transactions -- REMOVAL OF DIRECTORS -- COHOES."

INDEMNIFICATION

         TRUSTCO

         The New York Law contains provisions permitting indemnification of officers and directors so long as such persons acted in good faith, and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal proceeding, if he or she had no reason to believe his or her conduct was unlawful. TrustCo's Bylaws generally permit indemnification, PROVIDED, HOWEVER, that no indemnification will be made to any officer or director if a judgement or final adjudication establishes that his or her acts were committed in bad faith or were the result of an act of deliberate dishonesty, and were material to the cause of action so adjudicated, or that he or she personally gained a financial profit or other advantage to which he or she was not entitled.

         COHOES

         The DGCL grants Delaware corporations broad indemnification powers, including the authority to provide forms of indemnification in addition to the types of indemnification specifically set forth within the DGCL. Cohoes' Certificate provides mandatory indemnification for each person who was or is made a party or threatened to be made a party to or is otherwise involved in any proceeding by reason of the fact that he or she is or was a director or officer of Cohoes or a subsidiary of Cohoes or is or was serving at the request of Cohoes as a director, officer, employee or agent of another corporation. Such mandatory indemnification covers the alleged action whether or not such person was acting in their official capacity. Such indemnification covers all expense, liability and loss, including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement reasonably incurred by the indemnitee in connection with the proceeding. Cohoes' Certificate provides indemnification to an indemnitee who initiates a proceeding only if the proceeding was authorized by the Cohoes Board or was initiated to enforce indemnification rights. Cohoes' Certificate provides for payment of indemnification expenses in advance of a proceeding's final disposition provided the indemnitee first delivers to Cohoes an undertaking by or on behalf of such indemnitee to repay all amounts so advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified for such expense. In addition to mandatory indemnification, Cohoes may in accordance with Cohoes' Certificate, to the extent authorized by the Cohoes Board, grant rights to indemnification and to the advancement of indemnification expenses to any employee or agent of Cohoes to the fullest extent that Cohoes is authorized to indemnify and advance expenses to the directors and officers of Cohoes. Cohoes' Certificate also authorizes Cohoes to maintain insurance to protect Cohoes and any director, officer, employee or agent of Cohoes or another corporation against any expense, liability or loss, whether or not Cohoes would have the power to indemnify such person against such expense, liability or loss under the DGCL.

LIMITATION OF LIABILITY OF DIRECTORS

         TRUSTCO

         TrustCo's Certificate provides that, to the fullest extent that the New York Law permits elimination or limitation of the liabilities of directors, no director of TrustCo will be liable to the corporation or its stockholders for any breach of duty in such capacity. The New York Law provides that a director will not be liable if he or she performed his or her duties as a director, including duties as a member of any committee thereof, in good faith and with that degree of care which an ordinarily prudent person in a like position would use under similar circumstances.

         COHOES

         Cohoes' Certificate provides that a director of Cohoes will not be personally liable to Cohoes or the stockholders of Cohoes for monetary damages for breach of fiduciary duty as a director, except for liability resulting from:
(i) any breach of the director's duty of loyalty to Cohoes or the stockholders of Cohoes; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividend or unlawful stock purchases or redemptions; or (iv) any transaction from which the director derived an improper personal benefit. Stockholders of Cohoes do not, therefore, have a cause of action against a director based upon negligent business decisions, including those relating to attempts to acquire control of Cohoes. Cohoes' Certificate does not, however, preclude all equitable remedies for breach of the duty of care, although such remedies might not be available as a practical matter. Cohoes' limitation of director liability may reduce the likelihood of derivative litigation against directors and discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have been beneficial to Cohoes and its stockholders.

CONSIDERATION OF NON-STOCKHOLDER INTERESTS

         TRUSTCO

         The New York Law specifically authorizes directors, in considering the best interests of a corporation, to consider the short-term and long-term interests of the corporation and its stockholders as well as the short-term or long-term effects of any action upon: (i) the corporation's prospects for potential growth, development, productivity and profitability; (ii) the corporation's current employees; (iii) the corporation's retired employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by the corporation; (iv) the corporation's customers and creditors; and
(v) the ability of the corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which it does business. The New York Law does not create any duties of any director to any person or entity to consider or afford any particular weight to any of the foregoing criteria, nor does it abrogate any duty of the directors, either statutory or recognized by common law or court decisions.

         COHOES

         The DGCL does not address a Delaware director's ability to consider non-stockholder interests when discharging his or her duties. Delaware case law, however, provides that in discharging his or her responsibilities, a board of directors of a Delaware corporation must limit consideration of non-stockholder interests, and that a board of directors of a Delaware corporation may consider non-stockholder interests only if those interests are rationally related to benefits accruing to the stockholders of the Delaware corporation. REVLON, INC.
V. MACANDREWS & FORBES HOLDINGS, INC., 506 A.2d 173 (Del. 1986). Delaware case law further provides that, when a board of directors of a Delaware corporation decides to sell a Delaware corporation, concern for non-stockholder interests is
inappropriate.   ID.

         Cohoes' Certificate grants the Cohoes Board broader discretion than that authorized by Delaware case law. Specifically, Cohoes' Certificate provides that the Cohoes Board may, when evaluating any tender or exchange offer, any offer to merge or consolidate Cohoes with another entity or any offer to purchase all or substantially all of the assets of Cohoes, give due consideration to all relevant factors including, without limitation, the social and economic effect of acceptance of any such offer on present and future customers and employees of Cohoes and subsidiaries of Cohoes, the communities in which Cohoes and its subsidiaries operate or are located, and the ability of Cohoes and its subsidiaries to fulfill their respective corporate or banking objectives.

                                  LEGAL OPINION

         The legality of the TrustCo Common Stock offered hereby will be passed upon by the law firm of Lewis, Rice & Fingersh, L.C., St. Louis, Missouri. Members of, and attorneys employed by, Lewis, Rice & Fingersh, L.C., owned, directly or indirectly, approximately 11,041 shares of TrustCo Common Stock.

                                     EXPERTS

         The consolidated financial statements contained in TrustCo's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by KPMG LLP and are incorporated by reference in this document in reliance on that firm's expertise in accounting and auditing.

         The Exchange Agent for the Exchange Offer is:

                        CHASEMELLON SHAREHOLDER SERVICES

By mail:                    By hand:                   By overnight:

Reorganization Department   Reorganization Department  85 Challenger Road
P.O. Box 3301               120 Broadway, 13th Floor   Mail Stop - Reorg
South Hackensack, NJ 07606  New York, NY 10271         Ridgefield Park, NJ 07660


Facsimile (for eligible institutions only):          (201) 296-4293

Confirm facsimile by telephone ONLY:                 (201) 296-4860

                                   APPENDIX A

                                    IMPORTANT

                PLEASE SIGN, DATE AND, IF NECESSARY, HAVE YOUR SIGNATURE GUARANTEED IN THE BOX ENTITLED "SIGN HERE" ON PAGE 3 OF THIS DOCUMENT WHERE INDICATED BY THE ARROWS.

                              LETTER OF TRANSMITTAL

                                TO TENDER SHARES

                                       OF

                                  COMMON STOCK

                                       OF

                              COHOES BANCORP, INC.

                                 (THE "COMPANY")

                         PURSUANT TO THE EXCHANGE OFFER

                           DATED ______________, 2000

                                       BY

                              TRUSTCO BANK CORP NY

                      To: CHASEMELLON SHAREHOLDER SERVICES

                                 (___) ___-____



              BY MAIL OR BY HAND:                  BY FACSIMILE COPY:

                       TENDER, PROXY AND POWER OF ATTORNEY

         The undersigned, the registered holder of shares of common stock (the "Shares") of the Company as described in the Exchange Offer referred to above, or the legal representative of the registered holder, hereby accepts, with respect to the Shares tendered, the offer of TrustCo Bank Corp NY ("Offeror"), receipt of which is hereby acknowledged, to acquire the Shares upon the terms and subject to the conditions of the Exchange Offer.

         Accordingly, subject to and effective upon the acquisition by Offeror (pursuant to the Exchange Offer) of the Shares tendered herewith, the undersigned hereby assigns and transfers to or upon the order of Offeror such Shares, including any and all declared but unpaid dividends and other distributions on such Shares, and hereby constitutes and appoints ChaseMellon Shareholder Services (the "Exchange Agent") the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares with full power of substitution (such power of attorney is deemed to be an irrevocable power coupled with an interest) to: (i) deliver the Shares, together with any and all evidences of transfer and authenticity which may be required by the Exchange Agent, to or upon the order of Offeror upon receipt by the Exchange Agent, as the undersigned's agent, of the shares of Offeror's common stock as set forth in the Exchange Offer; (ii) do all things necessary and appropriate for the transfer of such Shares on the Company's books; (iii) exercise all rights of legal and beneficial ownership of such Shares to which the undersigned would be entitled by virtue of the ownership of such Shares, in accordance with the terms of the Exchange Offer; and (iv) receive all dividends and other distributions due or rights issued in respect to the Shares to which the undersigned would be entitled by virtue of the ownership of such Shares, all in accordance with the terms of the Exchange Offer. Upon such acceptance for acquisition, all prior proxies and powers of attorney given by the undersigned with respect to such Shares will, without further action, be revoked and no subsequent proxies or powers of attorney may be given and, if given, will not be deemed effective.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, exchange, assign and transfer the Shares and that Offeror will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges, voting agreements and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or Offeror to be necessary or desirable to complete the exchange, assignment and transfer of the Shares.

         All authority herein conferred or agreed to be conferred survives the death or incapacity of the undersigned and any obligations of the undersigned hereunder are binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Exchange Offer, this tender is irrevocable.

         The undersigned understands that acceptance of the offer contained in the Exchange Offer constitutes an agreement between the undersigned and Offeror, in accordance with the terms and conditions precedent of the Exchange Offer, only when a duly executed and properly completed copy of this Letter of Transmittal, together with any other required documents (including, but not limited to, the Shares), are received by the Exchange Agent. The undersigned further acknowledges receipt and has read the contents of the Exchange Offer and recognizes the various conditions to the offer that are set forth in the Exchange Offer.

         Unless otherwise indicated herein under "Special Payment Instructions," please issue the shares of Offeror's common stock as set forth in the Exchange Offer in the name of the undersigned. Similarly, please mail such shares, unless otherwise indicated herein under "Special Delivery Instructions," and/or send any appropriate documents if a Share is not exchanged, to the undersigned at the address shown below the undersigned's signature. The undersigned recognizes that Offeror has no obligation to transfer any Shares from the name of the registered holder thereof if Offeror does not acquire such Shares pursuant to the Exchange Offer.

                              DESCRIPTION OF SHARES
                    [to be completed by the tendering Holder]

NAME AND ADDRESS OF REGISTERED HOLDER   CERTIFICATE NUMBER      NUMBER OF SHARES








                                  SIGN HERE
              --------------------------------------------------


              --------------------------------------------------
                          (Signature(s) of Owner(s))


                       Dated: ________________ , 2000


(Must be signed by registered holder(s) exactly as name(s) appear(s) under "Description of Shares" above. If signature is by a person acting in fiduciary capacity or as the registered owner's legal representative, please set forth full title. See Instruction 4.)

Name(s) ______________________________________________________________________

______________________________________________________________________________
                                (Please Print)

______________________________________________________________________________
                                  (Address)

______________________________________________________________________________
                              (Include Zip Code)

Phone Number: (_____) ________________________________________________________
Taxpayer Identification or
 Social Security Number: _____________________________________________________

SIGNATURE(S) GUARANTEED
______________________________________________________________________________

______________________________________________________________________________
(See Instruction 1)


------------------------------------------------------------------------------

                        SPECIAL PAYMENT INSTRUCTIONS

To be completed ONLY if shares of Offeror's common stock and/or the check for cash payable in lieu of fractional shares is to be issued in the name of someone other than the registered owner.

Name: _______________________________________________________________

Address: ____________________________________________________________
                             (Include Zip Code)

         ____________________________________________________________
                  Tax Identification or Social Security Number


------------------------------------------------------------------------------

                        SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if shares of Offeror's common stock and/or the check for cash payable in lieu of fractional shares is to be sent to someone other than the registered owner at any address other than that shown under "Description of Shares" above.

Name: _______________________________________________________________

Address: ____________________________________________________________

         ____________________________________________________________
                             (Include Zip Code)

         ____________________________________________________________
                  Tax Identification or Social Security Number

                                  INSTRUCTIONS

                               FORMING PART OF THE
                   TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. SIGNATURE GUARANTEE. No signature guarantee is required if this Letter of Transmittal is signed by the registered owner of the Shares tendered with this Letter of Transmittal and delivery is to be made directly to such registered owner. If such registered owner has completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on the previous page, all signatures on this Letter of Transmittal must be guaranteed by a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States of America.

2. EXECUTION AND DELIVERY. This Letter of Transmittal or a facsimile thereof must be properly filled in and signed by the registered owner or owners of the Shares being tendered and should be mailed or delivered with the Shares to the Exchange Agent at the appropriate address set forth herein. The method of delivery of all documents is at the election and risk of the owners of the Shares being tendered. However, it is suggested that all documents be delivered to the Exchange Agent in person or, if sent by mail, be sent by registered mail, return receipt requested, properly insured. No alternative, conditional or contingent tenders will be accepted. All tendering owners of a Share, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their tender.

3. DESCRIPTION OF SHARES. The Holder should complete the Description of Shares on the preceding page. The name of the "registered holder" should be the name on the certificate or a duly executed stock power or comparable document.

4. COMPLETION OF LETTER OF TRANSMITTAL. Signatures on all documents must correspond with the name of the registered holder of the tendered Shares as set forth on page 3 of this Letter of Transmittal (under the heading "Description of Shares") without alteration, enlargement or any change whatsoever, unless an authorized representative is signing on behalf of the registered owner. If the Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to Offeror of their authority so to act must be submitted to the Exchange Agent.

5. ADDITIONAL COPIES. Additional copies of the Exchange Offer and this Letter of Transmittal may be obtained from the Exchange Agent at its address set forth on the cover page of this Letter of Transmittal.

6. TRANSFER TAXES. Transfer taxes imposed as a result of the purchase pursuant to the Exchange Offer, if any, will be paid by Offeror, except that applicable transfer taxes will be deducted from a cash payment where such payment is to be made to other than the registered holder, thus involving an additional transfer.

7. WAIVER OF CONDITIONS. The conditions set forth in this Letter of Transmittal are for the sole benefit of Offeror and may be asserted by Offeror regardless of the circumstances giving rise to any such conditions or may be waived at any one time and from time to time in Offeror's sole discretion.

8. TAXPAYER IDENTIFICATION NUMBER, SUBSTITUTE FORM W-9. The tendering holder of a Share is required to provide the Exchange Agent with his correct Taxpayer Identification Number ("TIN") on Substitute Form W-9 on the page following the last page of these instructions. Failure to provide the information on the form may subject the tendering holder to 31% withholding on the payment of the exchange consideration. If such holder is an individual, the taxpayer identification number is his social security number. The box in Part 3 of the form may be checked if the tendering holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future. If the box in Part 3 is checked and the Exchange Agent is not provided with a TIN within 60 days, the Exchange Agent will withhold 31% on all payments of the exchange consideration thereafter until a TIN is provided to the Exchange Agent, and the holder may be subject to a $500 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such holder with respect to an exchanged Share pursuant to the Exchange Offer may be subject to backup withholding. If the backup withholding applies, the Exchange Agent is required to withhold 31% of any payments made to the holder of a Share. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

                               SUBSTITUTE FORM W-9

        Any questions or requests for assistance or additional copies of the Prospectus and the Letter of Transmittal may be directed to Georgeson Shareholder Communication Inc. at the telephone number and location listed below. You may contact your broker, dealer, commercial bank or other nominee for assistance concerning the Exchange Offer.

                THE INFORMATION AGENT FOR THE EXCHANGE OFFER IS:

                    GEORGESON SHAREHOLDER COMMUNICATIONS INC
                           17 STATE STREET, 10TH FLOOR
                            NEW YORK, NEW YORK 10004
                               TEL: 1-800-223-2064

                          ____________________________

                                   APPENDIX B

          SECTION 203 OF THE DELAWARE GENERAL BUSINESS CORPORATION LAW 203 BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS.

         (a) Notwithstanding any other provisions of this chapter, a corporation shall not engage in any business combination with any interested stockholder for a period of 3 years following the time that such stockholder became an interested stockholder, unless:

         (1) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

         (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

         (3) at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

         (b) The restrictions contained in this section shall not apply if:

         (1) the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by this section;

         (2) the corporation, by action of its board of directors, adopts an amendment to its bylaws within 90 days of the effective date of this section, expressly electing not to be governed by this section, which amendment shall not be further amended by the board of directors.

         (3) the corporation, by action of its stockholders, adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by this section, provided that, in addition to any other vote required by law, such amendment to the certificate of incorporation or bylaws must be approved by the affirmative vote of a majority of the shares entitled to vote. An amendment adopted pursuant to this paragraph shall be effective immediately in the case of a corporation that both (i) has never had a class of voting stock that falls within any of the three categories set out in subsection (b)(4) hereof, and (ii) has not elected by a provision in its original certificate of incorporation or any amendment thereto to be governed by this section. In all other cases, an amendment adopted pursuant to this paragraph shall not be effective until 12 months after the adoption of such amendment and shall not apply to any business combination between such corporation and any person who became an interested stockholder of such corporation on or prior to such adoption. A bylaw amendment adopted pursuant to this paragraph shall not be further amended by the board of directors;

         (4) the corporation does not have a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on The Nasdaq Stock Market or (iii) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder;

         (5) a stockholder becomes an interested stockholder inadvertently and
(i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder and (ii) would not, at any time within the 3 year period immediately prior to a business combination between the corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership;

         (6) the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this paragraph; (ii) is with or by a person who either was not an interested stockholder during the previous 3 years or who became an interested stockholder with the approval of the corporation's board of directors or during the period described in paragraph
(7) of this subsection (b); and (iii) is approved or not opposed by a majority of the members of the board of directors then in office (but not less than 1) who were directors prior to any person becoming an interested stockholder during the previous 3 years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the corporation (except for a merger in respect of which, pursuant to Section 251(f) of the chapter, no vote of the stockholders of the corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation (other than to any direct or indirect wholly-owned subsidiary or to the corporation) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; or (z) a proposed tender or exchange offer for 50% or more of the outstanding voting stock of the corporation. The corporation shall give not less then 20 days notice to all interested stockholders prior to the consummation of any of the transactions described in clauses (x) or (y) of the second sentence of this paragraph; or

         (7) The business combination is with an interested stockholder who became an interested stockholder at a time when the restrictions contained in this section did not apply by reason of any paragraphs (1) through (4) of this subsection (b), provided, however, that this paragraph (7) shall not apply if, at the time such interested stockholder became an interested stockholder, the corporation's certificate of incorporation contained a provision authorized by the last sentence of this subsection (b).

         Notwithstanding paragraphs (1), (2), (3) and (4) of this subsection, a corporation may elect by a provision of its original certificate of incorporation or any amendment thereto to be governed by this section; provided that any such amendment to the certificate of incorporation shall not apply to restrict a business combination between the corporation and an interested stockholder of the corporation if the interested stockholder became such prior to the effective date of the amendment.

         (c) As used in this section only, the term:

         (1) "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

         (2) "associate," when used to indicate a relationship with any person, means (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock, (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

         (3) "business combination," when used in reference to any corporation and any interested stockholder of such corporation, means:

                  (i) any merger or consolidation of the corporation or any direct or indirect majority -owned subsidiary of the corporation with (A) the interested stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation subsection (a) of this section is not applicable to the surviving entity;

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of such corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

                  (iii) any transaction which results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested stockholder, except (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such, (B) pursuant to a merger under Section 251(g) of this title; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of such corporation subsequent to the time the interested stockholder became such, (D) pursuant to an exchange offer by the corporation to purchase stock made on the same terms to all holders of said stock, or (E) any issuance or transfer of stock by the corporation, provided however, that in no case under (C)-(E) above shall there be an increase in the interested stockholder's proportionate share of the stock of any class or series of the corporation or of the voting stock of the corporation;

                  (iv) any transaction involving the corporation or any direct or indirect majority -owned subsidiary of the corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

                  (v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation) of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subparagraphs (i)-(iv) above) provided by or through the corporation or any direct or indirect majority owned subsidiary.

         (4) "control," including the term "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

         (5) "interested stockholder" means any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; provided, however, that the term "interested stockholder" shall not include (x) any person who (A) owned shares in excess of the 15% limitation set forth herein as of, or acquired such shares pursuant to a tender offer commenced prior to, December 23, 1987, or pursuant to an exchange offer announced prior to the aforesaid date and commenced within 90 days thereafter and either (I) continued to own shares in excess of such 15% limitation or would have but for action by the corporation or
(II) is an affiliate or associate of the corporation and so continued (or so would have continued but for action by the corporation) to be the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such a person is an interested stockholder or (B) acquired said shares from a person described in (A) above by gift, inheritance or in a transaction in which no consideration was exchanged; or (y) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the corporation provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of paragraph (8) of this subsection but shall not include any other unissued stock of such corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         (6) "person" means any individual, corporation, partnership, unincorporated association or other entity.

         (7) "Stock" means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

         (8) "Voting stock" means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.

         (9) "owner" including the terms "own" and "owned" when used with respect to any stock means a person that individually or with or through any of its affiliates or associates:

                  (i)  beneficially owns such stock, directly or indirectly; or

                  (ii) has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered stock is accepted for purchase or exchange; or
(B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

                  (iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of clause (ii) of this paragraph), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

         (d) No provision of a certificate of incorporation or bylaw shall require, for any vote of stockholders required by this section a greater vote of stockholders than that specified in this section.

         (e) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all matters with respect to this section. (Last amended by Ch. 79, L. `95, eff. 7-1-95.)

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 721-725 of the New York Law provide for or permit the indemnification of directors and officers of TrustCo under certain circumstances. Generally, a corporation may indemnify a director or officer of the corporation against any judgments, fines, amounts paid in settlement and reasonable expenses if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful.

         Article 11 of TrustCo's Certificate provides that, to the fullest extent elimination or limitation of director liability is permitted by the New York Law, no director of the corporation shall be liable to the corporation or its stockholders for any breach of duty in such capacity.

         Article 13, Section 13.2, of the Registrant's Bylaws expressly provides that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of an act of deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not entitled.

         Pursuant to a policy of directors' and officers' insurance with total annual limits of $5,000,000, the directors and officers of Registrant are insured, subject to the limits, exceptions and other terms and conditions of such policy, against liability for claims made against them for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty while acting in their individual or collective capacities as directors or officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The following exhibits are submitted herewith:

         5 Legal Opinion of Lewis, Rice & Fingersh, L.C. (regarding legality);

         8 Legal Opinion of Lewis, Rice & Fingersh, L.C. (regarding tax consequences);

         23(a)          Consent of KPMG LLP;

         23(b) Consent of Lewis, Rice & Fingersh, L.C. (in opinion regarding legality);

         24             Powers of Attorney;

         28(a)          Letter of Transmittal (Appendix A to Prospectus);

         28(b)          Exchange Agent Agreement; and

         99             Section 203 of the DGCL (Appendix B to this Prospectus).


         The following exhibits are incorporated by reference herein:

         3(a) Amended and Restated Certificate of Incorporation of TrustCo Bank Corp NY; and

         3(b)           Amended Bylaws of TrustCo Bank Corp NY.


ITEM 22. UNDERTAKINGS.

         (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) promulgated pursuant to the 1933 Act, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (2) The Registrant undertakes that every prospectus that (i) is filed pursuant to paragraph (1) immediately preceding, or (ii) purports to meet the requirements of Section 10(a)(3) of the 1933 Act, and is issued in connection with an offering of securities subject to Rule 415 promulgated pursuant to the 1933 Act, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the 1933 Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (see Item 20 -- Indemnification of Directors and Officers), or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

         (4) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

         (5) The undersigned Registrant hereby undertakes:

                  (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act;

                           (ii) to reflect in the Prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (b) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (6) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the 1934 Act), that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (7) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (8) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the 1933 Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schenectady, State of New York, on July 11, 2000.

                                      TRUSTCO BANK CORP NY

                                      By: /S/ ROBERT A. MCCORMICK
                                          ------------------------------------
                                          Robert A. McCormick
                                          President and Chief Executive
                                          Officer

         Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities indicated on July 11, 2000.


         NAME                                      TITLE/POSITION
         ----                                      ---------------


/S/ ROBERT A. MCCORMICK          President, Chief Executive Officer and Director
-----------------------          (principal executive officer)
Robert A. McCormick

/S/ ROBERT T. CUSHING             Vice President and Chief Financial Officer
---------------------             (principal financial officer and principal
Robert T. Cushing                 accounting officer)

/S/ BARTON A. ANDREOLI            Director
----------------------
Barton A. Andreoli

/S/ LIONEL O. BARTHOLD            Director
----------------------
Lionel O. Barthold

/S/ M. NORMAN BRICKMAN            Director
----------------------
M. Norman Brickman

/S/ JOSEPH LUCARELLI              Director
--------------------
Joseph Lucarelli

/S/ NANCY A. MCNAMARA             Director
---------------------
Nancy A. McNamara

/S/ DR. ANTHONY J. MARINELLO      Director
----------------------------
Dr. Anthony J. Marinello

/S/ JAMES H. MURPHY, D.D.S.       Director
---------------------------
James H. Murphy, D.D.S.

/S/ RICHARD J. MURRAY, JR.        Director
--------------------------
Richard J. Murray, Jr.

/S/ KENNETH C. PETERSEN           Director
-----------------------
Kenneth C. Petersen

/S/ WILLIAM D. POWERS             Director
---------------------
William D. Powers

/S/ WILLIAM J. PURDY              Director
--------------------
William J. Purdy

/S/ WILLIAM F. TERRY              Director
--------------------
William F. Terry

*By:/s/ William F. Terry
    -------------------
    William F. Terry
    Attorney-in-fact

                                  EXHIBIT INDEX


     Reg. S-K
     Item 601
    Exhibit No.                                          Exhibit
    -----------                                          -------


         3(a) Amended and Restated Certificate of Incorporation of TrustCo Bank Corp NY is incorporated by reference herein from the TrustCo Bank Corp NY Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

         3(b) Amended Bylaws of TrustCo Bank Corp NY are incorporated by reference herein from the TrustCo Bank Corp NY Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

         5                 Legal Opinion of Lewis, Rice & Fingersh, L.C.
                           regarding legality.

         8                 Legal Opinion of Lewis, Rice & Fingersh, L.C.
                           regarding tax consequences.

         23(a)             Consent of KPMG LLP.

         23(b) Consent of Lewis, Rice & Fingersh, L.C. in opinion regarding legality.

         24                Powers of Attorney.

         28(a)             Letter of Transmittal (Appendix A to Prospectus).

         28(b)             Exchange Agent Agreement.

         99 Section 203 of the Delaware General Business Corporation Act (Appendix B to this Prospectus).

                                    EXHIBIT 5

                                    EXHIBIT 8

                                  EXHIBIT 23(A)
                                  -------------

                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

The Board of Directors
TrustCo Bank Corp NY

We consent to incorporation by reference in the Registration Statement on Form S-4 of TrustCo Bank Corp NY related to the proposed acquisition of Cohoes Bancorp, Inc. of our report dated January 18, 2000, relating to the consolidated statements of condition of TrustCo Bank Corp NY and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the 1999 Annual Report on Form 10-K of TrustCo Bank Corp NY.

We also consent to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG LLP

Albany, New York
July 11, 2000

                                   EXHIBIT 24

                                POWER OF ATTORNEY

                         1933 ACT REGISTRATION STATEMENT

                                       of

                              TRUSTCO BANK CORP NY

         KNOW ALL MEN BY THESE PRESENTS, That the person whose signature appears below hereby constitutes and appoints Robert A. McCormick, William F. Terry and Robert T. Cushing, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be signed and filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-4 under the Securities Act of 1933, as amended, relating to the issuance of common stock of TrustCo Bank Corp NY in connection with the offer to exchange shares of common stock of TrustCo Bank Corp NY for the outstanding stock of Cohoes Bancorp, Inc., and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Dated:  July 11, 2000

                                                  /S/ ROBERT A. MCCORMICK
                                                  -----------------------
                                                  Robert A. McCormick

                                POWER OF ATTORNEY

                         1933 ACT REGISTRATION STATEMENT

                                       of

                              TRUSTCO BANK CORP NY

         KNOW ALL MEN BY THESE PRESENTS, That the person whose signature appears below hereby constitutes and appoints Robert A. McCormick, William F. Terry and Robert T. Cushing, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be signed and filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-4 under the Securities Act of 1933, as amended, relating to the issuance of common stock of TrustCo Bank Corp NY in connection with the offer to exchange shares of common stock of TrustCo Bank Corp NY for the outstanding stock of Cohoes Bancorp, Inc., and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Dated:  July 11, 2000

                                                  /S/ ROBERT T. CUSHING
                                                  ---------------------
                                                  Robert T. Cushing

                                POWER OF ATTORNEY

                         1933 ACT REGISTRATION STATEMENT

                                       of

                              TRUSTCO BANK CORP NY

         KNOW ALL MEN BY THESE PRESENTS, That the person whose signature appears below hereby constitutes and appoints Robert A. McCormick, William F. Terry and Robert T. Cushing, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be signed and filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-4 under the Securities Act of 1933, as amended, relating to the issuance of common stock of TrustCo Bank Corp NY in connection with the offer to exchange shares of common stock of TrustCo Bank Corp NY for the outstanding stock of Cohoes Bancorp, Inc., and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Dated:  July 11, 2000

                                                  /S/ BARTON A. ANDREOLI
                                                  ----------------------
                                                  Barton A. Andreoli

                                POWER OF ATTORNEY

                         1933 ACT REGISTRATION STATEMENT

                                       of

                              TRUSTCO BANK CORP NY

         KNOW ALL MEN BY THESE PRESENTS, That the person whose signature appears below hereby constitutes and appoints Robert A. McCormick, William F. Terry and Robert T. Cushing, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be signed and filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-4 under the Securities Act of 1933, as amended, relating to the issuance of common stock of TrustCo Bank Corp NY in connection with the offer to exchange shares of common stock of TrustCo Bank Corp NY for the outstanding stock of Cohoes Bancorp, Inc., and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Dated:  July 11, 2000

                                                  /S/ LIONEL O. BARTHOLD
                                                  ----------------------
                                                  Lionel O. Barthold

                                POWER OF ATTORNEY

                         1933 ACT REGISTRATION STATEMENT

                                       of

                              TRUSTCO BANK CORP NY

         KNOW ALL MEN BY THESE PRESENTS, That the person whose signature appears below hereby constitutes and appoints Robert A. McCormick, William F. Terry and Robert T. Cushing, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be signed and filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-4 under the Securities Act of 1933, as amended, relating to the issuance of common stock of TrustCo Bank Corp NY in connection with the offer to exchange shares of common stock of TrustCo Bank Corp NY for the outstanding stock of Cohoes Bancorp, Inc., and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Dated:  July 11, 2000

                                                  /S/ M. NORMAN BRICKMAN
                                                  ----------------------
                                                  M. Norman Brickman

                                POWER OF ATTORNEY

                         1933 ACT REGISTRATION STATEMENT

                                       of

                              TRUSTCO BANK CORP NY

         KNOW ALL MEN BY THESE PRESENTS, That the person whose signature appears below hereby constitutes and appoints Robert A. McCormick, William F. Terry and Robert T. Cushing, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be signed and filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-4 under the Securities Act of 1933, as amended, relating to the issuance of common stock of TrustCo Bank Corp NY in connection with the offer to exchange shares of common stock of TrustCo Bank Corp NY for the outstanding stock of Cohoes Bancorp, Inc., and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Dated:  July 11, 2000

                                                  /S/ JOSEPH LUCARELLI
                                                  --------------------
                                                  Joseph Lucarelli

                                POWER OF ATTORNEY

                         1933 ACT REGISTRATION STATEMENT

                                       of

                              TRUSTCO BANK CORP NY

         KNOW ALL MEN BY THESE PRESENTS, That the person whose signature appears below hereby constitutes and appoints Robert A. McCormick, William F. Terry and Robert T. Cushing, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be signed and filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-4 under the Securities Act of 1933, as amended, relating to the issuance of common stock of TrustCo Bank Corp NY in connection with the offer to exchange shares of common stock of TrustCo Bank Corp NY for the outstanding stock of Cohoes Bancorp, Inc., and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Dated:  July 11, 2000

                                                  /S/ NANCY A. MCNAMARA
                                                  ---------------------
                                                  Nancy A. McNamara

                                POWER OF ATTORNEY

                         1933 ACT REGISTRATION STATEMENT

                                       of

                              TRUSTCO BANK CORP NY

         KNOW ALL MEN BY THESE PRESENTS, That the person whose signature appears below hereby constitutes and appoints Robert A. McCormick, William F. Terry and Robert T. Cushing, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be signed and filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-4 under the Securities Act of 1933, as amended, relating to the issuance of common stock of TrustCo Bank Corp NY in connection with the offer to exchange shares of common stock of TrustCo Bank Corp NY for the outstanding stock of Cohoes Bancorp, Inc., and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Dated:  July 11, 2000

                                                  /S/ DR. ANTHONY J. MARINELLO
                                                  ----------------------------
                                                  Dr. Anthony J. Marinello

                                POWER OF ATTORNEY

                         1933 ACT REGISTRATION STATEMENT

                                       of

                              TRUSTCO BANK CORP NY

         KNOW ALL MEN BY THESE PRESENTS, That the person whose signature appears below hereby constitutes and appoints Robert A. McCormick, William F. Terry and Robert T. Cushing, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be signed and filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-4 under the Securities Act of 1933, as amended, relating to the issuance of common stock of TrustCo Bank Corp NY in connection with the offer to exchange shares of common stock of TrustCo Bank Corp NY for the outstanding stock of Cohoes Bancorp, Inc., and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Dated:  July 11, 2000

                                                  /S/ JAMES. H. MURPHY, D.D.S.
                                                  ----------------------------
                                                  James. H. Murphy, D.D.S.

                                POWER OF ATTORNEY

                         1933 ACT REGISTRATION STATEMENT

                                       of

                              TRUSTCO BANK CORP NY

         KNOW ALL MEN BY THESE PRESENTS, That the person whose signature appears below hereby constitutes and appoints Robert A. McCormick, William F. Terry and Robert T. Cushing, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be signed and filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-4 under the Securities Act of 1933, as amended, relating to the issuance of common stock of TrustCo Bank Corp NY in connection with the offer to exchange shares of common stock of TrustCo Bank Corp NY for the outstanding stock of Cohoes Bancorp, Inc., and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Dated:  July 11, 2000

                                                  /S/ RICHARD J. MURRAY, JR.
                                                  --------------------------
                                                  Richard J. Murray, Jr.

                                POWER OF ATTORNEY

                         1933 ACT REGISTRATION STATEMENT

                                       of

                              TRUSTCO BANK CORP NY

         KNOW ALL MEN BY THESE PRESENTS, That the person whose signature appears below hereby constitutes and appoints Robert A. McCormick, William F. Terry and Robert T. Cushing, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be signed and filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-4 under the Securities Act of 1933, as amended, relating to the issuance of common stock of TrustCo Bank Corp NY in connection with the offer to exchange shares of common stock of TrustCo Bank Corp NY for the outstanding stock of Cohoes Bancorp, Inc., and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Dated:  July 11, 2000

                                                  /S/ KENNETH C. PETERSEN
                                                  -----------------------
                                                  Kenneth C. Petersen

                                POWER OF ATTORNEY

                         1933 ACT REGISTRATION STATEMENT

                                       of

                              TRUSTCO BANK CORP NY

         KNOW ALL MEN BY THESE PRESENTS, That the person whose signature appears below hereby constitutes and appoints Robert A. McCormick, William F. Terry and Robert T. Cushing, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be signed and filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-4 under the Securities Act of 1933, as amended, relating to the issuance of common stock of TrustCo Bank Corp NY in connection with the offer to exchange shares of common stock of TrustCo Bank Corp NY for the outstanding stock of Cohoes Bancorp, Inc., and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Dated:  July 11, 2000

                                                  /S/ WILLIAM D. POWERS
                                                  ---------------------
                                                  William D. Powers

                                POWER OF ATTORNEY

                         1933 ACT REGISTRATION STATEMENT

                                       of

                              TRUSTCO BANK CORP NY

         KNOW ALL MEN BY THESE PRESENTS, That the person whose signature appears below hereby constitutes and appoints Robert A. McCormick, William F. Terry and Robert T. Cushing, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be signed and filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-4 under the Securities Act of 1933, as amended, relating to the issuance of common stock of TrustCo Bank Corp NY in connection with the offer to exchange shares of common stock of TrustCo Bank Corp NY for the outstanding stock of Cohoes Bancorp, Inc., and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Dated:  July 11, 2000

                                                  /S/ WILLIAM J. PURDY
                                                  --------------------
                                                  William J. Purdy

                                POWER OF ATTORNEY

                         1933 ACT REGISTRATION STATEMENT

                                       of

                              TRUSTCO BANK CORP NY

         KNOW ALL MEN BY THESE PRESENTS, That the person whose signature appears below hereby constitutes and appoints Robert A. McCormick, William F. Terry and Robert T. Cushing, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be signed and filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-4 under the Securities Act of 1933, as amended, relating to the issuance of common stock of TrustCo Bank Corp NY in connection with the offer to exchange shares of common stock of TrustCo Bank Corp NY for the outstanding stock of Cohoes Bancorp, Inc., and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Dated:  July 11, 2000

                                                  /S/ WILLIAM F. TERRY
                                                  --------------------
                                                  William F. Terry

                                  EXHIBIT 28(b)